EXHIBIT 99.2
ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
BFC FINANCIAL CORPORATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Certified Public Accounting Firm of PricewaterhouseCoopers LLP
Financial Statements:
     Consolidated Statements of Financial Condition as of December 31, 2008 and 2007
     Consolidated Statements of Operations for each of the years in the three year period ended December 31, 2008
     Consolidated Statements of Comprehensive Loss for each of the years in the three year period ended December 31, 2008
     Consolidated Statements of Changes in Equity for each of the years in the three year period ended December 31, 2008
     Consolidated Statements of Cash Flows for each of the years in the three year period ended December 31, 2008
     Notes to Consolidated Financial Statements
Bluegreen Corporation
The financial statements of Bluegreen Corporation, which is considered a significant investee, for the years ended December 31, 2006 through 2008, including the Report of Bluegreen’s Independent Registered Public Accounting Firm, Ernst & Young LLP, were included as Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009. Bluegreen Corporation subsequently recast its financial statements for the years ended December 31, 2006 through 2008 to reflect its implementation of Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51” (“SFAS No. 160”). The recast financial statements of Bluegreen Corporation for the years ended December 31, 2006 through 2008, including the Report of Bluegreen’s Independent Registered Public Accounting Firm, Ernst & Young LLP, are included as Exhibit 99.3 to this Current Report on Form 8-K.

Report of Independent Registered Certified Public Accounting Firm
To the Board of Directors and Shareholders of
   BFC Financial Corporation
In our opinion, based on our audits and the report of other auditors, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of comprehensive income (loss), of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of BFC Financial Corporation and its subsidiaries (the “Company”) at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting (not presented herein) appearing under Item 9A of the Company’s annual report on Form 10-K for the year ended December 31, 2008. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We did not audit the financial statements of Bluegreen Corporation, an approximate 31 percent-owned equity investment of the Company which reflects a net investment totaling $115.1 million and $116.0 million at December 31, 2008 (prior to an other-than-temporary impairment recorded by the Company, net of amortization of basis difference, of $85.3 million) and 2007, respectively, and equity in the net earnings (loss) of approximately $(154,000) (prior to the amortization of basis difference of $13.9 million), $10.3 million and $9.7 million for the years ended December 31, 2008, 2007 and 2006, respectively. The financial statements of Bluegreen Corporation were audited by other auditors whose report thereon has been furnished to us, and our opinion on the financial statements expressed herein, insofar as it relates to the amounts included for Bluegreen Corporation, is based solely on the report of the other auditors. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits and the report of other auditors provide a reasonable basis for our opinions.
As discussed in Notes 1 and 39 to the consolidated financial statements, the Company changed the manner in which it accounts for noncontrolling interests effective January 1, 2009.

As discussed in Notes 1, 30 and 37, on November 9, 2007 (the “Petition Date”), Levitt and Sons, LLC (“Levitt and Sons”) and substantially all of its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Florida. As a result, Levitt and Sons was deconsolidated from Woodbridge Holdings Corporation (formerly Levitt Corporation), a subsidiary of the Company, as of the Petition Date and has been prospectively reported as a cost method investment. On the Petition Date, Levitt and Sons had total assets of approximately $373 million, total liabilities of $480 million, and a net shareholder’s deficit of $107 million.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Management’s assessment and our audit of BFC Financial Corporation’s internal control over financial reporting also included controls over the preparation of financial statements in accordance with the instructions to the Consolidated Financial Statements for Savings and Loan Holding Companies (OTS Form H-(b) 11) to comply with the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA). A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 31, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for noncontrolling interests discussed in Notes 1 and 39, as to which the date is July 17, 2009.

BFC Financial Corporation
Consolidated Statements of Financial Condition
(In thousands, except share data)

	December 31,
	2008	2007
	As Adjusted	As Adjusted
ASSETS
Cash and cash equivalents	$247,760	326,524
Federal funds sold and other short-term investments	31,177	5,631
Restricted cash	21,288	2,207
Securities available for sale and other financial instruments (at fair value)	722,698	926,307
Financial instruments accounted for at fair value	—	10,661
Investment securities at cost or amortized costs (fair value: $12,475 and $65,244)	12,008	60,173
Tax certificates, net of allowance of $6,064 in 2008 and $3,289 in 2007	213,534	188,401
Federal Home Loan Bank stock, at cost which approximates fair value	54,607	74,003
Residential loans held for sale at lower of cost or fair value	3,461	4,087
Loans receivable, net of allowance for loan losses of $137,257 in 2008 and $94,020 in 2007	4,314,184	4,524,451
Accrued interest receivable	41,817	46,271
Real estate held for development and sale	268,763	270,229
Real estate owned	19,045	17,216
Investments in unconsolidated affiliates	41,386	128,321
Properties and equipment, net	315,347	360,889
Goodwill	20,782	70,490
Other intangible assets, net	24,204	5,396
Deferred tax asset, net	—	16,330
Other assets	43,521	76,846

Total assets	$6,395,582	7,114,433

LIABILITIES AND EQUITY
Liabilities:
Interest bearing	$3,184,677	3,129,194
Non-interest bearing	741,691	824,211

Total deposits	3,926,368	3,953,405
Advances from FHLB	967,491	1,397,044
Federal funds purchased and other short term borrowings	238,339	108,975
Securities sold under agreements to repurchase	41,387	50,930
Subordinated debentures, mortgage notes payable and mortgage-backed bonds	287,772	295,421
Junior subordinated debentures	376,104	379,223
Loss in excess of investment in Woodbridge’s subsidiary	52,887	55,214
Other liabilities	118,784	131,234

Total liabilities	6,009,132	6,371,446

Redeemable 5% Cumulative Preferred Stock — $.01 par value; authorized 15,000 shares; issued and outstanding 15,000 shares in 2008 and 0 in 2007, with a redemption value of $1,000 per share (See Note 34)	11,029	—

Commitments and contingencies

Equity:
Preferred stock of $.01 par value; authorized 10,000,000 shares; 5% Cumulative Convertible Preferred Stock (5% Preferred Stock) authorized 15,000 shares; issued and outstanding 0 shares in 2008 and 15,000 shares in 2007	—	—
Class A common stock of $.01 par value, authorized 70,000,000 shares; issued and outstanding 38,254,389 in 2008 and 38,232,932 in 2007	382	382
Class B common stock of $.01 par value, authorized 20,000,000 shares; issued and outstanding 6,875,104 in 2008 and 6,876,081 in 2007	69	69
Additional paid-in capital	123,562	131,189
(Accumulated deficit) retained earnings	(8,848)	50,801
Accumulated other comprehensive (loss) income	(2,298)	1,596

Total BFC Financial Corporation (“BFC”) shareholders’ equity	112,867	184,037
Noncontrolling interest	262,554	558,950

Total equity	375,421	742,987

Total liabilities and equity	$6,395,582	7,114,433

See accompanying notes to consolidated financial statements.

BFC Financial Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Years Ended December 31,
	2008	2007	2006
	As Adjusted	As Adjusted	As Adjusted
Revenues
BFC Activities:
Interest and dividend income	$1,368	2,335	2,249
Securities activities, net	898	1,295	—
Other income	2,142	2,479	1,433

	4,408	6,109	3,682

Financial Services:
Interest and dividend income	314,538	371,633	367,177
Service charges on deposits	93,905	102,639	90,472
Other service charges and fees	28,959	28,950	27,542
Securities activities, net	2,039	8,412	9,813
Other income	10,130	9,159	12,742

	449,571	520,793	507,746

Real Estate Development:
Sales of real estate	13,837	410,115	566,086
Interest and dividend income	3,192	3,936	2,474
Securities activities, net	1,178	—	—
Other income	15,284	17,614	14,592

	33,491	431,665	583,152

Total revenues	487,470	958,567	1,094,580

Costs and Expenses
BFC Activities:
Employee compensation and benefits	8,793	10,932	9,407
Other expenses	3,346	4,083	2,963

	12,139	15,015	12,370

Financial Services:
Interest expense, net of interest capitalized	140,502	192,672	166,578
Provision for (recovery of) loan losses	159,801	70,842	8,574
Employee compensation and benefits	128,897	151,178	150,804
Occupancy and equipment	64,782	65,851	57,308
Advertising and promotion	16,335	20,002	35,067
Cost associated with debt redemption	1,238	—	1,457
Provision for tax certificates	7,286	300	300
Restructuring charges and exit activities	7,395	8,351	—
Impairment of goodwill	46,564	—	—
Impairment of real estate held for sale	1,169	5,240	—
Impairment of real estate owned	1,465	7,299	9
Other expenses	59,536	57,723	54,214

	634,970	579,458	474,311

Real Estate Development:
Cost of sales of real estate	12,838	573,241	482,961
Interest expense, net of interest capitalized	10,667	3,807	—
Selling, general and administrative expenses	49,246	116,918	120,017
Other expenses	—	3,929	3,677

	72,751	697,895	606,655

Total costs and expenses	719,860	1,292,368	1,093,336

Equity in earnings from unconsolidated affiliates	15,064	12,724	10,935
Impairment of unconsolidated affiliates	(96,579)	—	—
Impairment of investments	(15,548)	—	—

(Loss) income from continuing operations before income taxes	(329,453)	(321,077)	12,179
Provision (benefit) for income taxes	15,763	(69,012)	(530)

(Loss) income from continuing operations	(345,216)	(252,065)	12,709
Discontinued operations, less income tax provision (benefit) of $0 in 2008, $(3,471) in 2007 and $(8,957) in 2006	16,605	7,160	(10,535)
Extraordinary gain, less income tax of $0 in 2008 and $1,509 in 2007	9,145	2,403	—

Net (loss) income	(319,466)	(242,502)	2,174
Less: Net (loss) income attributable to noncontrolling interest	(260,567)	(212,043)	4,395

Net loss attributable to BFC	(58,899)	(30,459)	(2,221)
Preferred stock dividends	(750)	(750)	(750)

Net loss allocable to common stock	$(59,649)	(31,209)	(2,971)

See accompanying notes to consolidated financial statements.

BFC Financial Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Years Ended December 31,
	2008	2007	2006
	As Adjusted	As Adjusted	As Adjusted
(Loss) earnings per common share attributable to BFC (See Note 33):
Basic loss per share from continuing operations	$(1.62)	(0.90)	(0.04)
Basic earnings (loss) per share from discontinued operations	0.10	0.03	(0.05)
Basic earnings per share from extraordinary gain	0.20	0.06	—

Basic loss per share	$(1.32)	(0.81)	(0.09)

Diluted loss per share from continuing operations	$(1.62)	(0.90)	(0.05)
Diluted earnings (loss) per share from discontinued operations	0.10	0.03	(0.05)
Diluted earnings per share from extraordinary gain	0.20	0.06	—

Diluted loss per share	$(1.32)	(0.81)	(0.10)

Basic weighted average number of common shares outstanding	45,097	38,778	33,249

Diluted weighted average number of common and common equivalent shares outstanding	45,097	38,778	33,249
See accompanying notes to consolidated financial statements.

BFC Financial Corporation
Consolidated Statements of Comprehensive Income (Loss)
(In thousands)

	For the Years Ended December 31,
	2008	2007	2006
	As Adjusted	As Adjusted	As Adjusted
Net (loss) income	$(319,466)	(242,502)	2,174

Other comprehensive income (loss), net of tax:
Unrealized gains (loss) on securities available for sale	(14,576)	17,754	15,763
(Benefit) provision for income taxes	(6,647)	7,599	6,225

Unrealized gains (loss) on securities available for sale, net of tax	(7,929)	10,155	9,538

Unfunded pension liability	(13,911)	702	2,989
Provision for income taxes	2,112	310	1,528

Unfunded pension liability, net of tax	(16,023)	392	1,461

Unrealized (losses) gains associated with investment in unconsolidated affiliates	(2,021)	(771)	1,263
(Benefit) provision for income taxes	(184)	(340)	537

Unrealized (losses) gains associated with investment in unconsolidated affiliates, net of tax	(1,837)	(431)	726

Reclassification adjustments:
Realized net periodic pension income (costs)	248	239	(366)
Provision (benefit) for income taxes	—	105	(187)

Realized net periodic pension income (costs), net of tax	248	134	(179)

Realized (gains) loss reclassified into net loss	10,502	(8,814)	(9,809)
Benefit for Income taxes	—	(3,710)	(3,877)

Net realized (gains) loss reclassified into net loss, net of tax	10,502	(5,104)	(5,932)

Other comprehensive (loss) income, net of tax	(15,039)	5,146	5,614

Comprehensive (loss) income	(334,505)	(237,356)	7,788
Less: Comprehensive (loss) income attributable to noncontrolling interest	(271,712)	(207,042)	9,083

Total comprehensive loss attributable to BFC	$(62,793)	(30,314)	(1,295)

See accompanying notes to consolidated financial statements.

BFC Financial Corporation
Consolidated Statements of Changes in Equity
For each of the years in the three year period ended December 31, 2008
(In thousands)

						Unearned		Accumulated
						Compen-		Other
						sation	Accumulated	Compre-	Total	Non-
	Shares of Common		Class A	Class B	Additional	Restricted	Deficit	hensive	BFC	controlling
	Stock Outstanding		Common	Common	Paid-in	Stock	Retained	(Loss)	Shareholders'	Interest in	Total
	Class A	Class B	Stock	Stock	Capital	Grants	Earnings	Income	Equity	Subsidiaries	Equity

											As Adjusted

Balance, December 31, 2005	29,950	4,285	$278	$41	$97,223	$(100)	$85,113	$525	$183,080	$696,522	$879,602
Cumulative effect adjustment upon adoption of Staff Accounting Bulletin No. 108 (“SAB No. 108”)	—	—	—	—	—		(253)	—	(253)		(253)
Net (loss) income	—	—	—	—	—		(2,221)	—	(2,221)	4,395	2,174
Other comprehensive income, net of taxes	—	—	—	—	—		—	926	926	4,688	5,614
Issuance of Common Stock, upon exercise of stock options	30	3,929	1	39	9,076		—	—	9,116		9,116
Retirement of Common Stock relating to exercise of stock options	(1,279)	(1,068)	(13)	(11)	(13,246)		—	—	(13,270)		(13,270)
Net effect of subsidiaries’ capital transactions, net of taxes	—	—	—	—	(16)		—	—	(16)		(16)
Noncontrolling interests net effect of subsidiaries’ capital transactions									—	(7,282)	(7,282)
Cash dividends on preferred stock	—	—	—	—	—		(750)	—	(750)		(750)
Share-based compensation related to stock options and restricted stock	—	—	—	—	973		—	—	973		973
Reversal of unamortized stock compensation related to restricted stock upon adoption of FAS 123 ( R)	—	—	—	—	(100)	100	—	—	—		—
Transfer of shares of Common Stock	55	(55)	—	—	—		—	—	—		—

Balance, December 31, 2006	28,756	7,091	266	69	93,910	—	81,889	1,451	177,585	698,323	875,908
Cumulative effect adjustment upon adoption of FASB Interpretation No. 48	—	—	—	—	—		121	—	121		121
Net loss	—	—	—	—	—		(30,459)	—	(30,459)	(212,043)	(242,502)
Other comprehensive income, net of taxes	—	—	—	—	—		—	145	145	5,001	5,146
Issuance of common stock, net of issuance costs	11,500	—	115	—	36,006		—	—	36,121		36,121
Issuance of common stock upon exercise of stock options and restricted stock	152	—	1	—	187		—	—	188		188
Cancelled shares of common stock upon merger. (See notes 32 and 33)	(2,163)	(227)	—	—	—		—	—	—		—
Net effect of subsidiaries’ capital transactions, net of taxes	—	—	—	—	(101)		—	—	(101)		(101)
Noncontrolling interests net effect of subsidiaries’ capital transactions									—	67,669	67,669
Cash dividends on preferred stock	—	—	—	—	—		(750)	—	(750)		(750)
Share-based compensation related to stock options and restricted stock	—	—	—	—	1,187		—	—	1,187		1,187
Transfer of shares of Common Stock	(12)	12	—	—	—		—	—	—		—

Balance, December 31, 2007	38,233	6,876	382	69	131,189	—	50,801	1,596	184,037	558,950	742,987
Net loss	—	—	—	—	—		(58,899)	—	(58,899)	(260,567)	(319,466)
Other comprehensive loss, net of taxes	—	—	—	—	—		—	(3,894)	(3,894)	(11,145)	(15,039)
Issuance of restricted Class A Common Stock	120	—	—	—	—		—	—	—		—
Transfer of shares of Common Stock	1	(1)	—	—	—			—	—		—
Purchase and retirement of of Class A Common Stock	(100)	—	—	—	(54)		—	—	(54)		(54)
Net effect of subsidiaries’ capital transactions, net of taxes	—	—	—	—	2,398		—	—	2,398	—	2,398
Noncontrolling interests net effect of subsidiaries’ capital transactions									—	(24,684)	(24,684)
Cash dividends on preferred stock	—	—	—	—	—		(750)	—	(750)	—	(750)
Re-classification of the 5% Preferred Stock to Redeemable Preferred stock (see Note 34)	—	—	—	—	(11,029)		—	—	(11,029)	—	(11,029)
Share-based compensation related to stock options and restricted stock	—	—	—	—	1,058		—	—	1,058	—	1,058

Balance, December 31, 2008	38,254	6,875	$382	$69	$123,562	$—	$(8,848)	$(2,298)	$112,867	$262,554	$375,421

See accompanying notes to consolidated financial statements.

BFC Financial Corporation
Consolidated Statements of Cash Flows
(In thousands)

	For the Years Ended December 31,
	2008	2007	2006
	As Adjusted	As Adjusted	As Adjusted
Operating activities:
Net loss	$(319,466)	(242,502)	2,174
Adjustment to reconcile net loss to net cash used in operating activities:
Extraordinary gain, net of taxes	(9,145)	(2,403)	—
Discontinued operations attributable to noncontrolling interest	(12,144)	(6,122)	9,011
Provision for loan losses	168,552	78,441	8,883
Restructuring charges, impairments and exit activities	8,564	13,591	—
Impairment of inventory and long lived assets	3,605	227,412	38,328
Cumulative effect adjustment before noncontrolling interest	—	700	(1,899)
Depreciation, amortization and accretion, net	28,389	23,693	31,845
Share-based compensation expense	3,821	9,386	9,291
Tax benefits from share-based compensation	—	(1,265)	(3,719)
Securities activities, net	(4,116)	(9,707)	(9,795)
Net losses (gains) on sales of real estate owned, loans and office properties and equipment	(2,448)	201	(5,079)
Net gain on sale of Ryan Beck Holdings, Inc.	—	(2,175)	—
Originations and repayments of loans held for sale, net	(59,323)	(90,745)	(93,887)
Proceeds from sales of loans held for sale	53,564	96,470	87,793
Equity in earnings from Bluegreen	(13,696)	(10,275)	(9,445)
Equity in earnings from unconsolidated affiliates	(323)	(115)	—
Impairment of unconsolidated affiliates	96,579	—	—
Impairment of investments	15,548	—	—
Impairment of goodwill	46,564	—	—
Deferred income tax provision (benefit)	50,260	(44,024)	(20,625)
Net losses (gains) associated with debt redemption	1,238	—	(71)
Increase in forgivable notes receivable, net	—	(673)	(6,111)
(Increase) decrease in real estate held for development and sale	(8,582)	27,006	(259,629)
(Increase) decrease in securities owned, net	—	(23,855)	67,910
Increase (decrease) securities sold but not yet purchased	—	28,419	(3,770)
Decrease (increase) in accrued interest receivable	4,454	1,405	(6,183)
Decrease (increase) in other assets	15,584	(12,204)	(6,465)
Increase (decrease) in due to clearing agent	—	9,657	(40,115)
Decrease in customer deposits	(123)	(23,974)	(8,990)
Decrease in other liabilities	(30,858)	(45,712)	(21,058)

Net cash provided by (used in) operating activities	36,498	630	(241,606)

			(continued)
See accompanying notes to consolidated financial statements.

BFC Financial Corporation
Consolidated Statements of Cash Flows
(In thousands)

	For the Years Ended December 31,
	2008	2007	2006
	As Adjusted	As Adjusted	As Adjusted
Investing activities:
Proceeds from redemption and maturity of investment securities and tax certificates	$349,397	208,345	199,482
Purchase of investment securities and tax certificates	(377,983)	(211,402)	(236,962)
Purchase of securities available for sale	(288,241)	(682,231)	(143,272)
Proceeds from sales and maturities of securities available for sale	541,381	719,898	181,444
Decrease (increase) in restricted cash	(19,081)	(1,576)	651
Purchases of FHLB stock	(47,655)	(22,725)	(49,950)
Redemption of FHLB stock	67,051	28,939	39,664
Distributions from unconsolidated subsidiaries	3,189	8,186	5,303
Investments in unconsolidated subsidiaries	(66)	(6,863)	(10,323)
Net repayments (purchases and originations) of loans	23,285	(2,173)	(106,123)
Proceeds from the sale of loans receivable	10,100	—	—
Additions to real estate owned	(19)	(2,011)	—
Proceeds from sales of real estate owned	3,810	2,252	4,382
Proceeds from sales of property and equipment	6,693	969	2,055
Purchases of office property and equipment, net	(12,648)	(103,033)	(121,680)
Net cash outflows from the sale of Central Florida stores	(4,491)	—	—
Equity securities received from Ryan Beck Holdings, Inc. earnout	(11,309)	—	—
Deconsolidation of Woodbridge’s subsidiary cash balance	—	(6,387)	—
Net proceeds from the sale of Ryan Beck Holdings, Inc.	—	2,628	—
Acquisition in Pizza Fusion Class B preferred shares	(3,000)	—	—
Acquisition of BankAtlantic Bancorp Class A shares	(3,925)	—	—
Acquisition of Woodbridge Class A shares	—	(33,205)	—

Net cash (used in) provided by investing activities	$236,488	(100,389)	(235,329)

Financing activities:
Net (decrease) increase in deposits	$(3,482)	86,369	114,360
Prepayments of FHLB advances	(694,363)	—	—
Net proceeds (repayments) of FHLB advances	262,808	(120,000)	233,656
Net decrease in securities sold under agreements to repurchase	(9,543)	(45,456)	(13,403)
Net increase (decrease) in federal funds purchased	129,364	76,949	(107,449)
Repayments of secured borrowings	—	—	(26,516)
Prepayment of notes and bonds payable	(2,751)	—	—
Repayment of notes and bonds payable	(32,055)	(162,213)	(216,891)
Proceeds from notes and bonds payable	27,522	236,839	384,732
Issuance of junior subordinated debentures	—	30,929	30,928
Payments for debt issuance costs	(518)	(1,695)	(3,043)
Capital contributions in managed fund by investors	—	—	2,905
Capital withdrawals in managed fund by investors	—	—	(4,203)
Excess tax benefits from share-based compensation	—	1,265	3,719
Proceeds from the issuance of BFC Class A Common Stock, net of issuance costs	—	36,121	—
Proceeds from the exercise of stock options	—	187	—
Preferred stock dividends paid	(750)	(750)	(750)
Purchase and retirement of Class A common stock	(54)	—	—
Purchase and retirement of Woodbridge common stock	(1,439)	—	—
Purchase and retirement of BankAtlantic Bancorp Class A common stock	—	(53,769)	—
Proceeds from the issuance of Woodbridge Class A common stock, net of issuance costs	—	152,651	—
Payment of the minimum withholding tax upon the exercise of stock options	—	—	(6,871)
Proceeds from issuance of BankAtlantic Bancorp Class A common stock	103	2,449	1,479
Purchase of subsidiary common stock	—	—	(7,833)
BankAtlantic Bancorp common stock dividends paid to non-BFC shareholders	(636)	(5,746)	(7,592)
Woodbridge common stock dividends paid to non-BFC shareholders	—	(330)	(1,322)
Distribution from venture partnership to minority holders	(410)	—	—

Net cash (used in) provided by financing activities	(326,204)	233,800	375,906

Increase (decrease) in cash and cash equivalents	(53,218)	134,041	(101,029)
Cash and cash equivalents at beginning of period	332,155	201,123	305,437
Cash and cash equivalents of discontinued assets held for sale at disposal date	—	(6,294)	—
Cash and cash equivalents of discontinued assets held for sale	—	3,285	(3,285)

Cash and cash equivalents at end of period	$278,937	332,155	201,123

			(continued)
See accompanying notes to consolidated financial statements.

BFC Financial Corporation
Consolidated Statements of Cash Flows
(In thousands)

	For the Years Ended December 31,
	2008	2007	2006
	As Adjusted	As Adjusted	As Adjusted
Supplemental cash flow information:
Interest on borrowings and deposits	$153,168	197,157	167,430
Income taxes (refunded) paid	(44,100)	5,409	39,770
Supplementary disclosure of non-cash investing and financing activities:
Loans and tax certificates transferred to REO	7,208	2,528	23,728
Securities held-to-maturity transferred to securities available for sale	—	203,004	—
Long-lived assets held-for-use transferred to assets held for sale	—	13,704	—
Securities purchased pending settlement	—	18,926	—
Decrease in additional paid in capital from the re-classification of the 5% Preferred Stock to Redeemable Preferred stock (see Note 34)	11,029	—	—
Decrease in inventory from the reclassification to to property and equipment	—	2,859	8,412
Reduction in loan participations sold accounted for as secured borrowings	—	—	111,754
Exchange branch facilities	—	—	2,350
Increase (decrease) in accumulated other comprehensive income, net of taxes	(3,894)	145	926
Net increase (decrease) in shareholders’ equity from the effect of subsidiaries’ capital transactions, net of taxes	2,398	(101)	(16)
Issuance and retirement of BFC Class A Common Stock accepted as consideration for the exercise price of stock options	—	—	4,154
Increase in deferred tax liability due to cumulative impact of change in accounting for uncertainties in income taxes (FIN 48 - see Note 25)	—	121	—
See accompanying notes to consolidated financial statements.

BFC Financial Corporation
Notes to Consolidated Financial Statements
1. Organization and Summary of Significant Accounting Policies
Organization and Business
     BFC Financial Corporation (“BFC” or the “Company”) is a diversified holding company whose major holdings include controlling interests in BankAtlantic Bancorp, Inc. and its wholly-owned subsidiaries (“BankAtlantic Bancorp”) and Woodbridge Holdings Corporation (formerly Levitt Corporation) and its wholly-owned subsidiaries (“Woodbridge”) and a noncontrolling interest in Benihana, Inc. (“Benihana”), which operates Asian-themed restaurant chains in the United States. As a result of the Company’s position as the controlling shareholder of BankAtlantic Bancorp, BFC is a “unitary savings bank holding company” regulated by the Office of Thrift Supervision (“OTS”).
     As a holding company with controlling positions in BankAtlantic Bancorp and Woodbridge, BFC is required under generally accepted accounting principles (“GAAP”) to consolidate the financial results of these companies. As a consequence, the financial information of both entities is presented on a consolidated basis in BFC’s financial statements. However, except as otherwise noted, the debts and obligations of BankAtlantic Bancorp and Woodbridge are not direct obligations of BFC and are non-recourse to BFC. Similarly, the assets of those entities are not available to BFC absent its pro rata share in a dividend or distribution.
     In September 2008, BankAtlantic Bancorp and Woodbridge each completed a one-for-five reverse split of its common stock. Where appropriate, amounts throughout this document have been adjusted to reflect the reverse stock splits effected by BankAtlantic Bancorp and Woodbridge. The reverse stock splits did not impact the Company’s proportionate equity interest or voting rights in BankAtlantic Bancorp or Woodbridge. BFC’s ownership in BankAtlantic Bancorp and Woodbridge as of December 31, 2008 was as follows:

			Percent
	Shares	Percent of	of
	Owned	Ownership	Vote
BankAtlantic Bancorp
Class A Common Stock (1)	2,389,697	23.30%	12.35%
Class B Common Stock	975,225	100.00%	47.00%
Total	3,364,922	29.96%	59.35%
Woodbridge Holdings Corporation
Class A Common Stock (2)	3,735,392	22.43%	11.89%
Class B Common Stock	243,807	100.00%	47.00%
Total	3,979,199	23.55%	58.89%

(1)	In August 2008 and December 2008, BFC purchased an aggregate of 400,000 shares and 323,848 shares, respectively, of BankAtlantic Bancorp’s Class A common stock on the open market for an aggregate purchase price of $2.8 million and $1.1 million, respectively. BFC’s August 2008 and December 2008 acquisitions of BankAtlantic Bancorp’s Class A common stock increased BFC’s ownership interest in BankAtlantic Bancorp by approximately 3.6% in August 2008 and 2.9% in December 2008 and increased BFC’s voting interest by approximately 2.1% in August 2008 and 1.6% in December 2008. The acquisitions of additional shares of BankAtlantic Bancorp have been accounted for as step acquisitions under the purchase method of accounting. See Note 2 for further information.

(2)	BFC’s percentage of vote includes 1,229,117 shares of Woodbridge’s Class A Common Stock which BFC had previously agreed not to vote (except in limited circumstances) pursuant to a letter agreement requested by Woodbridge in connection with the listing of its shares on the NYSE.
     On December 1, 2008, the Company was notified by the NYSE Arca, Inc. that its Class A Common Stock was suspended from trading on the NYSE Arca because the market value of its publicly held shares had fallen below the NYSE Arca’s continued listing requirement for a consecutive 30 trading-day period. As a result, the Company’s Class A Common Stock was suspended from trading on the NYSE Arca prior to the opening of the market on

BFC Financial Corporation
Notes to Consolidated Financial Statements
December 9, 2008. Since, December 9, 2008, BFC’s Class A Common Stock is quoted on the Pink Sheets Electronic Quotation Service (“Pink Sheets”) under the ticker symbol “BFCF.PK”.
     BankAtlantic Bancorp is a unitary savings bank holding company organized under the laws of the State of Florida. BankAtlantic Bancorp’s principal asset is its investment in BankAtlantic and its subsidiaries. BankAtlantic was founded in 1952 and is a federally-chartered, federally-insured savings bank headquartered in Fort Lauderdale, Florida. At December 31, 2008, BankAtlantic operated through a network of over 100 branches located in Florida. BankAtlantic is a community-oriented bank which provides traditional retail banking services and a wide range of commercial banking products and related financial services.
     On February 28, 2007, BankAtlantic Bancorp completed the sale to Stifel Financial Corp. (“Stifel”) of Ryan Beck Holdings, Inc. (“Ryan Beck”), a subsidiary of BankAtlantic Bancorp engaged in retail and institutional brokerage and investment banking. As a consequence, the results of operations of Ryan Beck are presented as “Discontinued Operations” in the consolidated statements of operations.
     Woodbridge historically has been engaged in real estate development activities in the Southeastern United States. While Woodbridge’s operations were primarily within the real estate industry, Woodbridge’s current business strategy includes the pursuit of investments and acquisitions within or outside of the real estate industry, as well as the continued development of master-planned communities.
     In 2008, Woodbridge engaged in business activities through the Land Division, consisting of the operations of Core Communities, LLC (“Core Communities” or “Core”), which develops master-planned communities, and through the Woodbridge Other Operations segment (“Woodbridge Other Operations”), which includes the other operations of Woodbridge, such as the consolidated operations of Pizza Fusion Holdings, Inc. (“Pizza Fusion”), the consolidated operations of Carolina Oak Homes, LLC (“Carolina Oak”), which engaged in homebuilding in South Carolina prior to the suspension of those activities during the fourth quarter of 2008, and other investment activities through Cypress Creek Capital Holdings, LLC (“Cypress Creek Capital”) and Snapper Creek Equity Management, LLC (“Snapper Creek”). An equity investment in Bluegreen Corporation (“Bluegreen”) and an investment in Office Depot, Inc. (“Office Depot”) are also included in the Woodbridge Other Operations segment.
     In October 2007, Woodbridge acquired from Levitt and Sons all of the outstanding membership interests in Carolina Oak for the following consideration: (i) the assumption of the outstanding principal balance of a loan in the amount of $34.1 million which is collateralized by a 150 acre parcel of land owned by Carolina Oak located in Tradition Hilton Head, (ii) the execution of a promissory note in the amount of $400,000 to serve as a deposit under a purchase agreement between Carolina Oak and Core Communities of South Carolina, LLC and (iii) the assumption of specified payables in the amount of approximately $5.3 million. The principal asset of Carolina Oak is a 150 acre parcel of land located in Tradition Hilton Head.
     Prior to November 9, 2007, Woodbridge also conducted homebuilding operations through Levitt and Sons, LLC (“Levitt and Sons”), which comprised Woodbridge’s Homebuilding Division. The Homebuilding Division consisted of two reportable operating segments, the Primary Homebuilding segment and the Tennessee Homebuilding segment. Acquired in December 1999, Levitt and Sons was a developer of single family homes and townhome communities for active adults and families in Florida, Georgia, Tennessee and South Carolina. On November 9, 2007 (the “Petition Date”), Levitt and Sons and substantially all of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Florida ( the” Bankruptcy Court”). In connection with the filing of the Chapter 11 Cases, Woodbridge deconsolidated Levitt and Sons as of November 9, 2007, eliminating all future operations of Levitt and Sons from Woodbridge’s financial results of operations. Since Levitt and Sons’ results are no longer consolidated and Woodbridge believes that it is not probable that it will be obligated to fund future operating losses at Levitt and Sons, any adjustments reflected in Levitt and Sons’ financial statements subsequent to November 9, 2007 are not expected to affect the results of operations of Woodbridge.

BFC Financial Corporation
Notes to Consolidated Financial Statements
Liquidity
     Except as otherwise noted, the debts and obligations of BankAtlantic Bancorp and Woodbridge are not direct obligations of BFC and are non-recourse to BFC. Similarly, the assets of those entities are not available to BFC absent its pro rata share in a dividend or distribution. During the years ended December 31, 2008, 2007 and 2006, BFC has incurred operating cash flow deficits which have been financed with available working capital. BFC expects to meet its short-term liquidity requirements generally through existing cash balances and cash dividends from Benihana. The Company anticipates that it will meet its long-term liquidity needs through long-term secured and unsecured indebtedness, future issuances of equity and/or debt securities, and, if necessary, the sale of assets. However, current economic and financial market conditions and the Company’s recent delisting from the NYSE could make it more difficult for BFC to obtain financing or raise capital.
     BankAtlantic’s liquidity depends on its ability to maintain or increase deposit levels and availability under its lines of credit, federal funds, Treasury and Federal Reserve programs. Additionally, interest rate changes or disruptions in the capital markets may make terms of the borrowings and deposits less favorable. As a result, there is a risk that BankAtlantic’s cost of fundings will increase. As of December 31, 2008, BankAtlantic had available unused borrowings of approximately $1.0 billion in connection with its FHLB line of credit, federal funds lines, and Treasury and Federal Reserve programs. However, such available borrowings are subject to periodic reviews and may be terminated or limited at any time.
     As of December 31, 2008, BankAtlantic was considered a “well capitalized” institution with actual capital amounts and ratios exceeding all “well capitalized” amounts and ratios. However, the OTS, at its discretion can at any time require an institution to maintain capital amounts and ratios above the established “well capitalized” requirements based on its view of the risk profile of the specific institution. If higher capital requirements are imposed, BankAtlantic could be required to raise additional capital. There is no assurance that BankAtlantic will continue to be deemed “well capitalized”, that additional capital will not be necessary, or that BankAtlantic would be successful in raising additional capital in subsequent periods. An inability to raise capital or to maintain “well capitalized” status could have a material adverse impact on BankAtlantic Bancorp’s and BFC’s financial condition and results.
Summary of Significant Accounting Policies
     The accounting policies applied by the Company conform to accounting principles generally accepted in the United States of America.
     Use of Estimates — In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statements of financial condition and operations for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, evaluation of goodwill, intangible and long-lived assets for impairment, valuation of securities, evaluation of securities for impairment and other-than-temporary declines in value, the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans, revenue recognition on percent complete projects, determination of the valuation of real estate assets and impairment, estimated costs to complete construction, the valuation of the fair value of assets and liabilities in the application of the purchase method of accounting, the current tax liability in accordance with FIN 48, the amount of the deferred tax asset valuation allowance, accounting for uncertain tax positions, contingencies and litigation, and accounting for share-based compensation.
     Consolidation Policy — The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, all of the accounts in which the Company has a controlling voting interest, including BankAtlantic Bancorp and Woodbridge, and Variable Interest Entities (“VIEs”) required to be consolidated in accordance with Financial Accounting Standards Board (“FASB”) revised Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN No. 46”), or has controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) and Emerging Issues Task Force No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF No. 04-5”). Levitt and Sons is no longer a consolidated entity as described below. No gains and losses are recorded on the

BFC Financial Corporation
Notes to Consolidated Financial Statements
issuance of the Company’s subsidiaries’ common stock. All significant inter-company accounts and transactions have been eliminated among consolidated entities.
     In connection with the filing of the Chapter 11 Cases, Woodbridge deconsolidated Levitt and Sons as of November 9, 2007, eliminating all future operations of Levitt and Sons from its financial results of operations, and, as described above, Woodbridge accounts for any remaining investment in Levitt and Sons as a cost method investment.
     In 2008, Woodbridge, through its wholly-owned subsidiary, Woodbridge Equity Fund II LP, made a $3 million investment in Pizza Fusion. Pizza Fusion was determined to be a VIE under the provisions of FIN No. 46(R) and Woodbridge Equity Fund II, LP was determined to be the primary beneficiary, therefore, Woodbridge consolidated Pizza Fusion into its consolidated financial statements as of September 18, 2008.
     In the ordinary course of its business, Woodbridge has entered into contracts to purchase land held for development, including option contracts. Option contracts allow Woodbridge to control significant positions with minimal capital investment and substantially reduce the risks associated with land ownership and development. The liability for nonperformance under such contracts is typically only the required non-refundable deposits, but Woodbridge does not have legal title to these assets. However, if certain conditions are met, under the requirements of FIN No. 46(R), Woodbridge’s non-refundable deposits in these land contracts may create a variable interest, with Woodbridge being identified as the primary beneficiary. If these conditions are met, FIN No. 46(R) requires Woodbridge to consolidate VIEs holding the asset to be acquired at its fair value. At December 31, 2008 and 2007, there were no non-refundable deposits under contracts, and in place to acquire land.
     Reclassifications — Certain amounts for prior years have been reclassified to conform to classifications used in 2008.
     In June 2007, Core Communities began soliciting bids from several potential buyers to purchase assets associated with two of Core’s commercial leasing projects (the “Projects”). As the criteria for assets held for sale had been met in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the assets were reclassified to assets held for sale and the liabilities related to those assets were reclassified to liabilities related to assets held for sale in prior periods. The results of operations for these assets were reclassified as discontinued operations in the third quarter of 2007 and Woodbridge ceased recording depreciation expense on these Projects. During the fourth quarter of 2008, Woodbridge determined that given the difficulty in predicting the timing or probability of a sale of the assets associated with the Projects as a result of, among other things, the economic downturn and disruptions in credit markets, the requirements of SFAS No. 144 necessary to classify these assets as held for sale and to be included in discontinued operations were no longer met and Woodbridge could not assert the Projects can be sold within a year. Therefore, the results of operations for these Projects were reclassified for the three years ending December 31, 2008 back into continuing operations in the consolidated statements of operations. In accordance with SFAS No. 144, Woodbridge recorded a depreciation recapture of $3.2 million at December 31, 2008 to account for the depreciation not recorded while the assets were classified as discontinued operations. Woodbridge compared the net carrying amount of the asset, after taking into account the adjustment for depreciation recapture, to the fair value at the date of the subsequent decision not to sell and determined that the adjusted net carrying value was less than the fair value on the date of the reclassification. Total assets and liabilities related to the Projects were $92.8 million and $76.1 million, respectively, for the year ended December 31, 2008 and $96.3million and $80.1 million, respectively, for the year ended December 31, 2007. In addition, total revenues related to the Projects for the years ended December 31, 2008, 2007 and 2006 were $8.7 million, $4.7 million and $1.8 million, respectively, while income (loss), net of noncontrolling interest, related to the Projects for the same period in 2008, 2007 and 2006 was $761,000, $201,000 and $(1,000), respectively.
     Loss in excess of investment in Levitt and Sons — Under Accounting Research Bulletin (“ARB”) No. 51 “Consolidated Financial Statements” (“ARB No. 51”), consolidation of a majority-owned subsidiary is precluded where control does not rest with the majority owners. Under these rules, legal reorganization or bankruptcy represents conditions which can preclude consolidation or equity method accounting as control rests with the bankruptcy court, rather than the majority owner. As described elsewhere in this report, Levitt and Sons, our wholly-owned subsidiary, declared bankruptcy on November 9, 2007. Therefore, in accordance with ARB No. 51, Woodbridge deconsolidated Levitt and Sons as of November 9, 2007, eliminating all future operations of Levitt and

BFC Financial Corporation
Notes to Consolidated Financial Statements
Sons from Woodbridge’s financial results of operations, and Woodbridge now follows the cost method of accounting to record its interest in Levitt and Sons. Under cost method accounting, income will only be recognized to the extent of cash received in the future or when Levitt and Sons is legally released from its bankruptcy obligations through the approval of the Bankruptcy Court, at which time, any recorded loss in excess of the investment in Levitt and Sons can be recognized into income. (See Notes 30 and 37 for further information regarding Levitt and Sons and the Chapter 11 Cases).
     Cash and Cash Equivalents — Cash equivalents consist of cash, demand deposits at financial institutions (other than BankAtlantic), federal funds sold, securities purchased under resell agreements, money market funds and other short-term investments with original maturities of 90 days or less. Federal funds sold are generally sold for one-day periods, and securities purchased under resell agreements are settled in less than 30 days. Cash and cash equivalents are held at various financial institutions and exceed federally insured amounts, however the Company has not experienced any losses on such accounts and management does not believe these concentrations to be a credit risk to the Company.
     Restricted Cash — Cash and interest bearing deposits are segregated into restricted accounts for specific uses in accordance with the terms of certain land sale contracts, home sales and other sales agreements. Restricted funds may be utilized in accordance with the terms of the applicable governing documents. The majority of restricted funds are controlled by third-party escrow fiduciaries and include the amounts reserved under the Levitt and Sons Settlement Agreement.
     Investment Securities at Cost or Amortized Costs — SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, requires the Company to designate its securities as held to maturity, available for sale, or trading, depending on the Company’s intent with regard to its investments at the time of purchase. Debt securities that management has both the intent and ability to hold to maturity are classified as securities held-to-maturity and are stated at cost, net of unamortized premiums and unaccreted discounts. Certificate of deposits investments with original maturities of greater than three months and remaining maturities of less than one year are included in Investment Securities in the Company’s consolidated statements of financial condition.
     Debt securities not held to maturity and marketable equity securities not accounted for under the equity method of accounting are classified as available for sale and are recorded at fair value. Unrealized gains and losses, after applicable taxes, resulting from changes in fair value are recorded as a component of other comprehensive income (loss). Declines in the fair value of specific held to maturity and available for sale securities that are considered other-than-temporary result in write-downs that are recorded to securities activities, net in the Company’s consolidated statements of operations. The review for other-than-temporary declines takes into account the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery.
     Securities acquired for short-term appreciation or other trading purposes are classified as trading securities and are recorded at fair value. Realized and unrealized gains and losses resulting from such fair value adjustments and from recording the results of sales are recorded in securities activities, net.
     Equity securities that do not have readily determinable fair values are carried at historical cost. These securities are evaluated for other-than-temporary declines in value, and, if impaired, the historical cost of the securities is reduced to its estimated fair value and the impairment is recognized.
     Interest on securities, including the amortization of premiums and the accretion of discounts, is reported in interest income using the interest method over the lives of the securities, adjusted for actual prepayments. Gains and losses on the sale of securities are recorded on the trade date and recognized using the specific identification method and reported in securities activities, net.
     Financial instruments and derivatives — All derivatives are recognized on the consolidated statement of financial condition at their fair value with realized and unrealized gains and losses resulting from fair value adjustments recorded in securities activities, net in the consolidated statement of operations. If the Company elects hedge accounting, the hedging instrument must be highly effective in achieving offsetting changes in the hedge instrument and hedged item attributable to the risk being hedged. Any ineffectiveness which arises during the

BFC Financial Corporation
Notes to Consolidated Financial Statements
hedging relationship is recognized in earnings in the Company’s consolidated statements of operations. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively. Financial instruments represent warrants to acquire Stifel Common Stock and are accounted for as derivatives. There were no derivatives outstanding as of December 31, 2008.
     Tax Certificates — Tax certificates represent a priority lien against real property for which assessed real estate taxes are delinquent. Tax certificates are carried at cost less allowance for tax certificates losses.
     Allowance for Tax Certificate Losses — The allowance represents management’s estimate of incurred losses in the portfolio that are probable and subject to reasonable estimation. In establishing its allowance for tax certificate losses, management considers past loss experience, present indicators, such as the length of time the certificate has been outstanding, economic conditions and collateral values. Tax certificates and resulting deeds are classified as non-accrual when a tax certificate is 24 to 60 months delinquent, depending on the municipality, from the acquisition date. At that time, interest ceases to be accrued. The provision to record the allowance is included in other expenses.
     Loans — Loans that management has the intent and ability to hold for the foreseeable future, or until maturity or payoff, are reported at their outstanding principal balances net of any unearned income, unamortized deferred fees or costs, premiums or discounts and an allowance for loan losses. Loan origination fees and direct loan origination costs are deferred and recognized in interest income over the estimated life of the loans using the interest method, adjusted for actual prepayments.
     Loans Held for Sale — Loans held for sale are reported at the lower of aggregate cost or estimated fair value based on current market prices for similar loans. Loan origination fees and related direct loan origination costs on originated loans held for sale and premiums and discounts on purchased loans held for sale are deferred until the related loan is sold and included in gains and losses upon sale.
     Transfer of Loan Participations — BankAtlantic transfers participation rights in certain commercial real estate loans with servicing retained. These participation rights transfers are accounted for as loan sales when the transferred asset has been isolated from BankAtlantic and beyond the reach of BankAtlantic’s creditors, the transferee’s right to pledge or exchange the loan is not constrained and BankAtlantic does not have control over the loan. If the above criteria are not met, BankAtlantic accounts for the loan participation rights transfers as a secured borrowing.
     Impaired Loans — Loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. For a loan that has been restructured, the contractual terms of the loan agreement refer to the contractual terms specified by the original loan agreement, not the contractual terms specified by the restructuring agreement.
     Allowance for Loan Losses — The allowance for loan losses reflects management’s estimate of probable incurred credit losses in the loan portfolios. The allowance is the amount considered adequate to absorb losses inherent in the loan portfolio based on management’s evaluation of credit risk as of period end. Loans are charged off against the allowance when management believes the loan is not collectible. Recoveries are credited to the allowance.
     The allowance consists of two components. The first component of the allowance is for “non-homogenous” loans that are individually evaluated for impairment. The process for identifying loans to be evaluated individually for impairment is based on management’s identification of classified loans. Once an individual loan is found to be impaired, an evaluation is performed to determine if a specific reserve needs to be assigned to the loan based on one of the following three methods: (1) present value of expected future cash flows, (2) fair value of collateral less costs to sell if the loan is collateral dependent, or (3) observable market price.
     The second component of the allowance is for “homogenous loans” in which groups of loans with common characteristics are evaluated to estimate the inherent losses in the portfolio. Management of BankAtlantic segregates homogenous loans into groups with certain common characteristics so as to form a basis for estimating losses as it relates to the group. The allowance for homogenous loans has a quantitative amount and a qualitative

BFC Financial Corporation
Notes to Consolidated Financial Statements
amount. The methodology for the quantitative component is based on charge-off history by loan type adjusted by an expected recovery rate. A reasonable time frame is selected for charge-off history in order to track a loan’s performance from the event of loss through the recovery period. The methodology for the qualitative component is determined by considering the following factors: (1) delinquency and charge-off levels and trends; (2) problem loans and non-accrual levels and trends; (3) lending policy and underwriting procedures; (4) lending management and staff; (5) nature and volume of portfolio; (6) economic and business conditions; (7) concentration of credit; (8) quality of loan review system; and (9) external factors. Based on an analysis of the above factors, a qualitative amount is assigned to each loan product.
     Non-performing Loans — A loan is generally placed on non-accrual status at the earlier of (i) the loan becoming past due 90 days as to either principal or interest or (ii) when the borrower has entered bankruptcy proceedings and the loan is delinquent. Exceptions to placing 90-day past due loans on non-accrual may be made if there exists well secured collateral and the loan is in the process of collection. Loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. A loan may be placed on non-accrual status due to material deterioration of conditions surrounding the repayment sources, which could include insufficient borrower capacity to service the debt, delayed property sales or development schedules, declining loan-to-value of the loan’s collateral or other factors causing the full payment of the loan’s principal and interest to be in doubt. Accordingly, the Company may place a loan on non-accrual status even where payments of principal or interest are not currently in default. When a loan is placed on non-accrual status, interest accrued but not received is reversed against interest income. A non-accrual loan may be restored to accrual status when delinquent loan payments are collected and the loan is expected to perform in the future according to its contractual terms. Interest income on performing impaired loans is recognized on an accrual basis and the cost-recovery method is used for cash receipts on non-accrual loans without specific reserves. Interest income on non-accrual loans with specific reserves is recognized on a cash basis.
     Consumer non-mortgage loans that are 120 days past due are charged off. Real estate secured consumer and residential loans that are 120 days past due are charged down to the collateral’s fair value less estimated selling costs.
     Real Estate Owned (“REO”) — REO is recorded at the lower of cost or estimated fair value, less estimated selling costs when acquired. Write-downs required at the time of acquisition are charged to the allowance for loan losses or allowance for tax certificates. Expenditures for capital improvements are generally capitalized. Real estate acquired in settlement of loans or tax certificates is anticipated to be sold and valuation allowance adjustments are made to reflect any subsequent declines in fair values. The costs of holding REO are charged to operations as incurred. Provisions and reversals in the REO valuation allowance are reflected in operations.
     Impairment of Long Lived Assets — Long-lived assets consist of real estate inventory, property and equipment and other amortizable intangible assets. In accordance with SFAS No. 144, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized in an amount by which the carrying amount of the asset exceeds the fair value of the asset.
     For projects representing land investments where homebuilding activity had not yet begun, valuation models are used as the best evidence of fair value and as the basis for the measurement. If the calculated project fair value is lower than the carrying value of the real estate inventory, an impairment charge is recognized to reduce the carrying value of the project to fair value.
     The assumptions developed and used by management to evaluate impairment are subjective and involve significant estimates, and are subject to increased volatility due to the uncertainty of the current market environment. As a result, actual results could differ materially from management’s assumptions and estimates and may result in material inventory impairment charges in the future.
     Long-lived assets to be abandoned are considered held and used until disposed. The carrying value of a long-lived asset to be abandoned is depreciated over its shortened depreciable life when the Company commits to a plan to abandon the asset before the end of its previously estimated useful life. An impairment loss is recognized at

BFC Financial Corporation
Notes to Consolidated Financial Statements
the date a long-lived asset is exchanged for a similar productive asset if the carrying amount of the asset exceeds its fair value. Long-lived assets classified as held for sale are reported at the lower of its carrying amount or fair value less estimated selling costs and depreciation (amortization) ceases.
     Equity Method — The Company follows the equity method of accounting to record its interests in entities in which it does not own the majority of the voting stock and to record its investment in VIEs in which it is not the primary beneficiary. These entities consist of Bluegreen Corporation, joint ventures and statutory business trusts. The statutory business trusts are VIEs in which the Company is not the primary beneficiary. Under the equity method, the initial investment in a joint venture is recorded at cost and is subsequently adjusted to recognize the Company’s share of the joint venture’s earnings or losses. Distributions received and other-than temporary impairments reduce the carrying amount of the investment.
     The Company reviews its equity and cost method investments quarterly for indicators of other-than-temporary impairment in accordance with accordance with FSP FAS 115-1/FAS 124-1, “The Meaning of Other-than-Temporary Impairment and Its Application to Certain Investments” (“FSP FAS 115-1/FAS 124-1”), and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 59 (“SAB No. 59”). This determination requires significant judgment in which the Company evaluates, among other factors, the fair market value of the investments, general market conditions, the duration and extent to which the fair value of the investment is less than cost, and the Company’s intent and ability to hold the investment until it recovers. The Company also considers specific adverse conditions related to the financial health of and business outlook for the investee, including industry and sector performance, rating agency actions, changes in operational and financing cash flow factors. If a decline in the fair value of the investment is determined to be other-than-temporary, an impairment charge is recorded to reduce the investment to its fair value and a new cost basis in the investment is established.
     Capitalized Interest — Interest incurred relating to land under development and construction is capitalized to real estate inventory or property and equipment during the active development period. For inventory, interest is capitalized at the effective rates paid on borrowings during the pre-construction and planning stages and the periods that projects are under development. Capitalization of interest is discontinued if development ceases at a project. Capitalized interest is expensed as a component of cost of sales as related homes, land and units are sold. For property and equipment under construction, interest associated with these assets is capitalized as incurred to property and equipment and is expensed through depreciation once the asset is put into use.
     Properties and Equipment — Properties and equipment consists primarily of office properties, leasehold improvements, furniture and fixtures, equipment and computer software and water treatment and irrigation facilities, and are carried at cost less accumulated depreciation. Land is carried at cost. Depreciation is primarily computed on the straight-line method over the estimated useful lives of the assets, which generally range up to 50 years for water and irrigation facilities, 40 years for buildings and 3 to 10 years for equipment. The cost of leasehold improvements is amortized using the straight-line method over the shorter of the terms of the related leases or the useful lives of the assets. Interest expense associated with the construction of certain fixed assets is capitalized as incurred and relieved to expense through depreciation once the asset is put into use. Direct costs associated with development of internal-use software are capitalized and amortized over 3 to 5 years. In cases where the Company determines that land and the related development costs are to be used as fixed assets, these costs are transferred from inventory of real estate to property and equipment. For fixed assets that are under construction, interest associated with these assets is capitalized as incurred and will be relieved to expense through depreciation once the asset is put into use.
     Expenditures for new properties, leasehold improvements and equipment and major renewals and betterments are capitalized. Expenditures for maintenance and repairs are expensed as incurred, and gains or losses on disposal of assets are reflected in current operations.
     Goodwill and Other Intangible Assets — Goodwill acquired in a purchase business combination and determined to have an indefinite useful life is not amortized, but instead tested for impairment at least annually or at interim periods if events occur subsequent to the annual test date that would result in a decline in the fair value of the reporting units.
     Goodwill testing is a two-step process. The first step of the goodwill impairment test is used to identify potential impairment. This step compares the fair value of the reporting unit with its carrying value. If the fair value of the reporting unit exceeds its carrying value, goodwill is considered not impaired and the second step of the

BFC Financial Corporation
Notes to Consolidated Financial Statements
impairment test is not necessary. If the fair value of the reporting unit is less than the carrying value, then the second step of the test is used to measure the amount of goodwill impairment, if any, in the reporting unit. This step compares the current implied goodwill in the reporting unit to its carrying amount. If the carrying amount of the goodwill exceeds the implied goodwill, impairment is recorded for the excess. The implied goodwill is determined in the same manner as the amount of goodwill recognized in a business combination is determined.
     Other intangible assets consist of core deposit intangible assets which were initially recorded at fair value and then amortized on an accelerated basis over a useful life of seven to ten years. In 2008, core deposit intangible increased approximately $14.5 million as a result of BFC’s acquisition of additional shares in assets of BankAtlantic Bancorp which was accounted as a step acquisition under the purchase method. See Note 2 for further information. The accumulated amortization on core deposit intangible assets was $11.7 million and $9.7 million at December 31, 2008 and 2007, respectively.
     Other intangible assets also include Woodbridge’s intangible assets related to its investment in Pizza Fusion. Intangible assets consisted of franchise contracts which were valued using a discounted cash flows methodology and are amortized over the average life of the franchise contracts. The estimates of useful lives and expected cash flows require Woodbridge to make significant judgments regarding future periods that are subject to outside factors. In accordance with SFAS No. 144, Woodbridge evaluates when events and circumstances indicate that assets may be impaired and when the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts. The carrying value of these assets is dependent upon estimates of future earnings that Woodbridge expects to generate. If cash flows decrease significantly, intangible assets may be impaired and would be written down to their fair value.
     Revenue Recognition- Real Estate Development — Revenue and all related costs and expenses from house and land sales are recognized at the time that closing has occurred, when title and possession of the property and the risks and rewards of ownership transfer to the buyer, and when there is no substantial continuing involvement in accordance with SFAS No. 66, “Accounting for Sales of Real Estate” (“SFAS No. 66”). In order to properly match revenues with expenses, Woodbridge estimates construction and land development costs incurred and to be incurred, but not paid at the time of closing. Estimated costs to complete are determined for each closed home and land sale based upon historical data with respect to similar product types and geographical areas and allocated to closings along with actual costs incurred based on a relative sales value approach. To the extent the estimated costs to complete have significantly changed, Woodbridge will adjust cost of sales in the current period for the impact on cost of sales of previously sold homes and land to ensure a consistent margin of sales is maintained
     Revenue is recognized for certain land sales on the percentage-of-completion method when the land sale takes place prior to all contracted work being completed. Pursuant to the requirements of SFAS No. 66, if the seller has some continuing involvement with the property and does not transfer substantially all of the risks and rewards of ownership, profit shall be recognized by a method determined by the nature and extent of the seller’s continuing involvement. In the case of land sales, this involvement typically consists of final development activities. Woodbridge recognizes revenue and related costs as work progresses using the percentage of completion method, which relies on estimates of total expected costs to complete required work. Revenue is recognized in proportion to the percentage of total costs incurred in relation to estimated total costs at the time of sale. Actual revenues and costs to complete construction in the future could differ from current estimates. If the estimates of development costs remaining to be completed and relative sales values are significantly different from actual amounts, then the revenues, related cumulative profits and costs of sales may be revised in the period that estimates change.
     Other revenues consist primarily of rental property income, marketing revenues, irrigation service fees, and title and mortgage revenue. Irrigation service connection fees are deferred and recognized systematically over the life of the irrigation plant. Irrigation usage fees are recognized when billed as the service is performed. Rental property income consists of rent revenue from long-term leases of commercial property. The Company reviews all new leases in accordance with SFAS No. 13 “Accounting for Leases”. If the lease contains fixed escalations for rent, free-rent periods or upfront incentives, rental revenue is recognized on a straight-line basis over the life of the lease.
     Effective January 1, 2006, Bluegreen adopted AICPA Statement of Position 04-02, “Accounting for Real Estate Time-Sharing Transactions” (“SOP 04-02”). This Statement amends FASB Statement No. 67 “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS No. 67”) to state that the guidance for

BFC Financial Corporation
Notes to Consolidated Financial Statements
incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-02. Bluegreen’s adoption of SOP 04-02 resulted in a one-time, non-cash, cumulative effect of change in accounting principle charge of $4.5 million to Bluegreen for the year ended December 31, 2006, and accordingly reduced the earnings in Bluegreen recorded by Woodbridge by approximately $1.4 million for the same period.
     Purchase Accounting — Step Acquisition — In accordance with SFAS No. 141 “Business Combinations” (“SFAS No. 141”), the acquisition of additional shares by the Company in BankAtlantic Bancorp and Woodbridge, are being accounted for as a step acquisition under the purchase method of accounting. A step acquisition is the acquisition of two or more blocks of an entity’s shares at different dates. In a step acquisition, the acquiring entity identifies the cost of the investment, the fair value of the portion of the underlying net assets acquired, and the goodwill if any for each step acquisition. The discounts and premiums arising as a result of such revaluations are generally being accreted or amortized, net of tax. The excess of the fair value over the purchase price (negative goodwill) was allocated as a pro rata reduction of the amounts that would otherwise have been assigned ratably to all of the non-current and non-financial acquired assets, except assets to be disposed of by sale, deferred tax assets and any other current assets. If any excess remains after reducing to zero the amounts that otherwise would have been assigned to those assets, that remaining excess shall be recognized as an extraordinary gain (see Note 2).
     Accounting for Costs Associated with Exit or Disposal Activities — Cost to terminate a lease contract before the end of its term are recognized and measured when the Company gives notice to the counterparty in accordance with the contract’s contractual terms or has negotiated a termination of the contract with the counterparty. Contracts that have not been terminated and have no economic benefit to the Company are measured at fair value.
     Advertising — Advertising expenditures are expensed as incurred.
     Income Taxes — BFC and its wholly-owned subsidiaries file a consolidated U.S. federal income tax return. Subsidiaries, in which the Company owns less than 80% of the outstanding common stock, including BankAtlantic Bancorp and Woodbridge, are not included in the Company’s consolidated U.S. federal income tax return. The Company and its subsidiaries file separate state income tax returns for each jurisdiction.
     The provision for income taxes is based on income before taxes reported for financial statement purposes after adjustment for transactions that do not have tax consequences. Deferred tax assets and liabilities are realized according to the estimated future tax consequences attributable to differences between the carrying value of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates as of the date of the statement of financial condition. The effect of a change in tax rates on deferred tax assets and liabilities is reflected in the period that includes the statutory enactment date. A deferred tax asset valuation allowance is recorded when it has been determined that it is more likely than not that deferred tax assets will not be realized. If a valuation allowance is needed a subsequent change in circumstances in future periods that causes a change in judgment about the realization of the related deferred tax amount could result in the reversal of the deferred tax valuation allowance.
     Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes an interpretation of FASB No 109” (“FIN 48”). An uncertain tax position is defined by FIN 48 as a position taken or expected to be taken in a tax return that is not based on clear and unambiguous tax law and which is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company recognizes interest and penalties related to unrecognized tax benefits in its provision for income taxes.
     Noncontrolling Interest — Noncontrolling interest reflects third parties’ ownership interests in entities that are consolidated and less than 100% owned.
     Accounting for Contingencies — Reserves for contingencies are recorded when it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Brokered Deposits — Brokered deposits are accounted for at historical cost and discounts or premiums, if any, are amortized or accreted using the effective interest method over the term of the deposit
     Loss Per Share — Basic (loss) earnings per share excludes dilution and is computed by dividing net income (loss) allocable to common stock (after deducting preferred stock dividends) by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if options to acquire common shares of the Company were exercised. Common stock options, if dilutive, are considered in the weighted average number of dilutive common shares outstanding. The options or restricted stock are included in the weighted average number of dilutive common shares outstanding based on the treasury stock method, if dilutive. Diluted (loss) earnings per share is computed in the same manner as basic (loss) earnings per share, but it also takes into consideration the potential dilution from securities issued by subsidiaries that enable their holders to obtain the subsidiary’s common stock. The resulting net (loss) income amount is divided by the weighted average number of dilutive common shares outstanding, when dilutive.
     Stock-Based Compensation Plans — Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), using the modified prospective transition method. Under this transition method, share-based compensation expense for each of the three year period ended December 31, 2008, includes compensation expense for all share-based compensation awards granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Share-based compensation expense for all stock-based compensation awards granted after January 1, 2006 is based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of five years, except for options granted to directors which vest immediately. SFAS No. 123R requires public entities to initially measure compensation cost associated with awards of liability instruments based on their current fair value. The fair value of that award is to be remeasured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period.
New Accounting Pronouncements:
     In December 2007, FASB Statement No. 141 (Revised 2007), “Business Combinations” (“SFAS No. 141(R)”) was issued. This statement significantly changed the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No.141(R) changed the accounting treatment for certain specific items, including the following: acquisition costs are generally expensed as incurred; noncontrolling interests (formerly known as “minority interests”) is valued at fair value at the acquisition date; acquired contingent liabilities are recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. Also included in SFAS No.141(R) are a substantial number of new disclosure requirements. SFAS No.141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption was prohibited. Effective January 1, 2009, the Company adopted SFAS No. 141(R) and its guidance will be applied prospectively to business combinations. SFAS No. 141 (R) could have a material effect on the Company’s consolidated financial statements to the extent the Company consummates business combinations due to the requirement that all transaction costs are expensed as incurred.
     In December 2007, FASB issued FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 established new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. SFAS No. 160 also established accounting and reporting standards for the amount of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.

BFC Financial Corporation
Notes to Consolidated Financial Statements
Such gain or loss is measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company adopted SFAS No. 160 on January 1, 2009, and accordingly the Company has retrospectively changed the presentation of noncontrolling interest in the consolidated financial statements for all periods presented.
     In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”). SFAS No. 161 is intended to improve financial reporting by requiring transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under SFAS No 133; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for the first quarter of 2009. SFAS No. 161 expands derivative disclosure on the annual and interim reporting period. The Company believes that the adoption of SFAS No. 161 will not have a material impact on the Company’s financial statements.
     In April 2008, the FASB issued Staff Position (“FSP”) FAS No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS No. 142-3”). FSP FAS No. 142-3 amends paragraph 11(d) of FASB Statement No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”) which sets forth the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142. FSP FAS No. 142-3 intends to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141R. FSP FAS No. 142-3 is effective for the Company’s fiscal year beginning January 1, 2009 and must be applied prospectively to intangible assets acquired after the effective date. The Company believes that the adoption of FSP FAS No. 142-3 will not have a material impact on the Company’s financial statements.
     In June, 2008, the FASB issued FSP Emerging Issue Task Force (“EITF”) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities,” (“FSP EITF 03-6-1”). The Staff Position provides that unvested share-based payment awards that contain no forfeitable rights to dividends or dividend equivalents are participating securities and must be included in the earnings per share computation. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period earnings per share data presented must be adjusted retrospectively. Early application is not permitted. The adoption of EITF 03-06-1 will not have an impact on the Company’s financial statements.
     In September 2008, the FASB ratified EITF Issue No. 08-5, “Issuer’s Accounting for Liabilities Measured at Fair Value With a Third-Party Credit Enhancement” (“EITF 08-5”). EITF 08-5 provides guidance for measuring liabilities issued with an attached third-party credit enhancement (such as a guarantee). It clarifies that the issuer of a liability with a third-party credit enhancement (such as a guarantee) should not include the effect of the credit enhancement in the fair value measurement of the liability. EITF 08-5 is effective for the first reporting period beginning after December 15, 2008. The Company is evaluating the impact that the adoption of EITF 08-5 will have on the Company’s consolidated financial statements.
     In September 2008, FASB issued FSP FAS No. 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161”, in order to enhance the disclosure requirements for derivative instruments and certain guarantees to reflect the potential adverse effects of changes in credit risk on financial statements of sellers of credit derivatives and certain guarantees. The FSP requires the seller of credit derivatives to disclose: the nature of the credit derivative, the maximum potential amount of future payments, the fair value of the derivative and the nature of any recourse provisions that would enable recovery from third parties. The FSP amends FIN 45 to require disclosure of the current status of the payment/performance risk of the guarantee. FSP No. 133-1 and FIN 45-4 is effective for reporting periods ending after November 15, 2008. The Company does not believe that this FSP will have a material effect on the Company’s financial statements
     In October 2008, FASB issued FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS No. 157-3”), in response to the deterioration of the credit markets.

BFC Financial Corporation
Notes to Consolidated Financial Statements
This FSP provides guidance clarifying how SFAS No. 157 “Fair Value Measurements” (“SFAS No. 157”), should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of SFAS No. 157, utilizing management’s internal cash flow and discount rate assumptions when relevant observable data do not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. FSP FAS No. 157-3 is effective upon issuance including prior periods for which financial statements have not been issued. The implementation of FSP FAS No. 157-3 had no material effect on the methodologies used to fair value the Company’s assets under the original SFAS No. 157.
     In November 2008, the FASB issued EITF 08-6, “Equity Method Accounting Considerations” (“EITF 08-6”). EITF 08-6 clarifies the application of equity method accounting under Accounting Principles Board 18, “The Equity Method of Accounting for Investments in Common Stock”. Specifically, it requires companies to initially record equity method investments based on the cost accumulation model, precludes separate other-than-temporary impairment tests on an equity method investee’s indefinite-lived assets from the investee’s test, requires companies to account for an investee’s issuance of shares as if the equity method investor had sold a proportionate share of its investment, and requires that an equity method investor continues to apply the guidance in paragraph 19(l) of APB 18 upon a change in the investor’s accounting from the equity method to the cost method. EITF 08-6 is effective prospectively for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of EITF 08-6.
     In December 2008, the FASB issued FSP FAS No. 132(R)-1, “Employers’ Disclosure about Postretirement Benefit Plan Assets”, which amends FASB Statement No. 132(R) to require more detailed disclosures about employers’ pension plan assets. FAS No. 132 (R)-1 requires detailed disclosures about employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets and valuation techniques used to measure the fair value of plan assets. FAS No. 132 (R)-1 is effective for fiscal years ending after December 15, 2009.
     In December 2008, the FASB issued FSP FAS No, 140-4 and FIN 46R-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” which requires enhanced disclosure related to variable interest entities in accordance with SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” and FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”. These disclosures include significant judgments and assumptions, restrictions on asset, risk and the affects on financial position, financial performance and cash flows. The enhanced disclosures are effective for the first reporting period that ends after December 15, 2008. The implementation of this standard will not have a material impact on the Company’s consolidated financial statements.
     In January 2009, the FASB issued FSP EITF 99-20-1, Amendment to impairment guidance of EITF 99-20. This EITF applies to beneficial interests in securitized financial assets. The amendment requires impairment on beneficial interests to be measured only if it is probable that there has been an adverse change in estimated cash flows. EITF 99-20 required impairment to be measured when there was an adverse change in cash flows as viewed by a market participant. The FSP is effective for annual periods ending after December 15, 2008.
2. Business Combination and Step Acquisitions
Pizza Fusion
     Pizza Fusion is a restaurant franchise operating in a niche market within the quick service and organic food industries. Founded in 2006, Pizza Fusion was operating 16 locations in Florida and California through December 31, 2008 and has entered into franchise agreements to open an additional 14 stores during 2009.
     On September 18, 2008, Woodbridge, through its wholly-owned subsidiary, Woodbridge Equity Fund II LP, purchased for an aggregate of $3 million, 2,608,696 shares of Series B Convertible Preferred Stock of Pizza Fusion, together with warrants to purchase up to 1,500,000 additional shares of Series B Convertible Preferred Stock of Pizza Fusion at an exercise price of $1.44 per share. Woodbridge also has options, exercisable on or prior to September 18, 2009, to purchase up to 521,740 additional shares of Series B Convertible Preferred Stock of Pizza Fusion at a price of $1.15 per share and, upon exercise of such options, will receive warrants to purchase up to

BFC Financial Corporation
Notes to Consolidated Financial Statements
300,000 additional shares of Series B Convertible Preferred Stock of Pizza Fusion at an exercise price of $1.44 per share. The warrants have a term of 10 years, subject to earlier expiration in certain circumstances.
     Woodbridge evaluated its investment in Pizza Fusion under FIN No. 46(R) and determined that Pizza Fusion is a VIE. Furthermore, Woodbridge has concluded that it is the primary beneficiary and as such, has applied purchase accounting and has consolidated the assets and liabilities of Pizza Fusion in accordance with SFAS No. 141.
Acquisition of Shares in BankAtlantic Bancorp and Woodbridge
     The acquisition of additional shares of BankAtlantic Bancorp in August 2008 and December 2008, as well as the acquisition of additional shares of Woodbridge in October 2007 were accounted for as step acquisitions under the purchase method of accounting. A step acquisition is the acquisition of two or more blocks of an entity’s shares at different dates. In a step acquisition, the acquiring entity identifies the cost of the investment, the fair value of the portion of the underlying net assets acquired, and the goodwill if any for each step acquisition. Accordingly, the net assets of BankAtlantic Bancorp and Woodbridge have been recognized at estimated fair value to the extent of BFC’s increase in its ownership percentage at its respective acquisition dates.
     As required by SFAS No. 141, the Company determined the fair value of the portion of the net assets acquired as of the date of the acquisitions. In making that determination, the Company used information that it believes was representative of the fair value at that time. However, this is not necessarily indicative of future values which can be influenced by a variety of factors, such as prevailing market conditions, costs associated with maintaining the value of the assets and any other expenses that may be incurred in order to actually realize that value.
     Shares of BankAtlantic Bancorp Class A Common Stock
     From August 18, 2008 through August 28, 2008, BFC purchased an aggregate of 400,000 shares of BankAtlantic Bancorp’s Class A common stock on the open market for an aggregate purchase price of $2.8 million. BFC’s acquisition of the 400,000 shares of BankAtlantic Bancorp’s Class A common stock increased BFC’s ownership interest in BankAtlantic Bancorp by approximately 3.6%. The excess of the fair value over the purchase price (negative goodwill) of $16.7 million was allocated as a pro rata reduction of the amounts that would otherwise have been assigned ratably to all of the non-current and non-financial acquired assets, except assets to be disposed of by sale and deferred tax assets, until the basis of such acquired assets was zero. The remaining unallocated negative goodwill of approximately $9.1 million was recognized as an extraordinary gain for the year ended December 31, 2008.
     From December 2, 2008 through December 11, 2008, BFC purchased an aggregate of 323,848 shares of BankAtlantic Bancorp’s Class A common stock in or on the open market for an aggregate purchase price of $1.1 million. BFC’s acquisition of the 323,848 shares of BankAtlantic Bancorp’s Class A common stock increased BFC’s ownership interest in BankAtlantic Bancorp by approximately 2.9%. The excess of the fair value over the purchase price (negative goodwill) of $2.9 million was allocated ratably to all of the non-current and non-financial acquired assets, except assets to be disposed of by sale and deferred tax assets.
     Shares of Woodbridge Class A Common Stock
     Effective August 29, 2007, Woodbridge distributed to each holder of record of Woodbridge’s Class A common stock and Class B common stock on August 27, 2007, 5.0414 subscription rights for each share of such stock owned on that date (the “Rights Offering”). Each whole subscription right entitled the holder thereof to purchase one share of Woodbridge’s Class A common stock at a purchase price of $2.00 per share ($10 per share after adjusting for the reverse stock split). The Rights Offering was completed on October 1, 2007. Woodbridge received $152.8 million in the Rights Offering and issued an aggregate of 76,424,066 shares (15,284,814 shares after adjusting for the reverse stock split) of its Class A common stock on October 1, 2007 in connection with the exercise of rights by its shareholders. BFC purchased an aggregate of 3,320,543 shares of Woodbridge’s Class A common stock in the Rights Offering for an aggregate purchase price of $33.2 million.
     BFC’s acquisition of the 3,320,543 shares of Woodbridge’s Class A common stock upon its exercise of its

BFC Financial Corporation
Notes to Consolidated Financial Statements
subscription rights increased BFC’s economic ownership interest in Woodbridge by approximately 4.1%. The acquisition of the additional interest in Woodbridge resulted in negative goodwill (excess of fair value of acquired net assets over purchase price of shares) of approximately $11 million. After ratably allocating this negative goodwill to non-current and non-financial assets, the Company recognized an extraordinary gain, net of tax, of $2.4 million for the year ended December 31, 2007.
3. Discontinued Operations
     On February 28, 2007, BankAtlantic Bancorp sold Ryan Beck to Stifel. Under the terms of the sales agreement, BankAtlantic Bancorp and employees of Ryan Beck who held options to acquire Ryan Beck common stock exchanged their entire interest in Ryan Beck common stock and options to acquire Ryan Beck common stock for an aggregate of 3,701,400 shares of Stifel common stock, cash of $2.7 million and five-year warrants to purchase an aggregate of 750,000 shares of Stifel common stock at an exercise price of $24.00 per share. Of the total Ryan Beck sales proceeds, BankAtlantic Bancorp’s portion was 3,566,031 shares of Stifel common stock, cash of $2.6 million and warrants to acquire an aggregate of 722,586 shares of Stifel common stock. BankAtlantic Bancorp sold its entire investment in 3,566,031 shares of Stifel common stock and warrants to acquire 722,586 shares of Stifel common stock during the year ended December 31, 2008 and recognized a gain of $2.8 million.
     As of December 31, 2007, BankAtlantic Bancorp owned approximately 17% of the issued and outstanding shares of Stifel common stock and did not have the ability to exercise significant influence over Stifel’s operations. As such, BankAtlantic Bancorp’s investment in Stifel common stock was accounted for under the cost method of accounting. Stifel common stock that could be sold within one year was accounted for as securities available for sale and Stifel common stock which was subject to restrictions on sale for more than one year was accounted for as investment securities at cost. The warrants were accounted for as derivatives with unrealized gains and losses resulting from changes in the fair value of the warrants recorded in securities activities, net. Included in the Company’s Consolidated Statement of Financial Condition as of December 31, 2007 under “securities available for sale” and “investment securities at cost” were $72.6 million and $31.4 million, respectively, of Stifel common stock, and included in financial instruments at fair value was $10.6 million of warrants.
     The Stifel sales agreement provided for contingent earn-out payments, payable in cash or shares of Stifel common stock, at Stifel’s election, based on (a) defined Ryan Beck private client revenues during the two-year period immediately following the Ryan Beck sale up to a maximum of $40 million and (b) defined Ryan Beck investment banking revenues equal to 25% of the amount that such revenues exceed $25.0 million during each of the two twelve-month periods immediately following the Ryan Beck sale.
     During the year ended December 31, 2008, BankAtlantic Bancorp’s discontinued operations included $16.6 million of earn-out consideration. Associated with this amount, BFC’s discontinued operations, net of noncontrolling interest, was approximately $4.5 million. Ryan Beck’s investment banking revenues exceeded $25 million during the first twelve months subsequent to the sale and BankAtlantic Bancorp received additional consideration of 55,016 shares of Stifel common stock valued at $1.7 million. BankAtlantic Bancorp recognized additional earn-out consideration of $14.9 million as private client revenues exceeded the defined amounts as of December 31, 2008. The additional consideration associated with the private client revenues was pursuant to the parties’ agreement to be payable by April 15, 2009 in cash or Stifel stock. However, during 2008, BankAtlantic Bancorp and Stifel entered into an amendment to the merger agreement whereby Stifel agreed to prepay $10 million of the Ryan Beck private client group earn-out payment for a discounted payment of $9.6 million. BankAtlantic Bancorp received 233,500 shares of Stifel common stock in consideration for the $9.6 million advance earn-out payment. The remaining potential contingent earn-out payments, if any, will be accounted for when earned as additional proceeds from the sale of Ryan Beck and included in the Company’s Consolidated Statements of Operations as discontinued operations.
     BankAtlantic Bancorp sold the 288,516 shares of Stifel common stock received in connection with the investment banking earn-out agreement and the private client earn-out advance payment during the year ended December 31, 2008. Included in other assets in the Company’s statement of financial condition as of December 31, 2008 was a $5.1 million receivable from Stifel associated with the private client revenue earn-out agreement.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The gain on the sale of Ryan Beck included in the consolidated statement of operations in “Discontinued Operations” for the year December 31, 2007 was as follows (in thousands):

Consideration received:
Stifel common stock and Warrants	$107,445
Cash	2,628

Total consideration received	110,073

Net assets disposed:
Discontinued operations assets held for sale at disposal date	206,763
Discontinued operations liabilities held for sale at disposal date	(117,364)

Net assets available for sale at disposal date	89,399
Transaction cost	2,709

Gain on disposal of Ryan Beck before income taxes	17,965
Provision for income taxes	2,959

Net gain on sale of Ryan Beck	$15,006

     The (loss) income from operations of Ryan Beck included in the consolidated statements of operations in “Discontinued operations” was as follows (in thousands):

	For the Years Ended December 31,
	2007	2006
Financial Services:
Investment banking revenue	$37,836	218,461

Expenses:
Employee compensation and benefits	27,532	170,605
Occupancy and equipment	2,984	16,588
Advertising and promotion	740	5,788
Transaction related costs (1)	14,263	—
Other expenses:
Professional fees	1,106	8,790
Communications	2,255	15,187
Floor broker and clearing fees	1,162	8,612
Interest expense	985	5,995
Other	1,086	6,389

Total expenses	52,113	237,954

Loss from Ryan Beck discontinued operations before income taxes	(14,277)	(19,493)
Income tax benefit	(6,431)	(8,958)

Loss from Ryan Beck discontinued operations, net of income taxes	$(7,846)	(10,535)

(1)	Ryan Beck sale related costs include $9.3 million of change in control payments, $3.5 million of one-time employee termination benefits and $1.5 million of share-based compensation.
4. Segment Reporting
     Operating segments are defined as components of an enterprise about which separate financial information is available that is regularly reviewed by the chief operating decision maker in assessing performance and deciding how to allocate resources. Reportable segments consist of one or more operating segments with similar economic characteristics, products and services, production processes, type of customer, distribution system or regulatory environment.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The information provided for segment reporting is based on internal reports utilized by management of the Company and its respective subsidiaries. The presentation and allocation of assets and results of operations may not reflect the actual economic costs of the segments as stand alone businesses. If a different basis of allocation were utilized, the relative contributions of the segments might differ but the relative trends in segments’ operating results would, in management’s view, likely not be impacted.
     The Company currently operates through five reportable segments, which are: BFC Activities, BankAtlantic, BankAtlantic Bancorp Other Operations, Land Division and Woodbridge Other Operations. In 2007, the Company operated through two additional reportable segments, Primary Homebuilding and Tennessee Homebuilding, both of which were eliminated as a result of Levitt and Sons’ deconsolidation as of November 9, 2007. The Company’s financial services activities include BankAtlantic Bancorp results of operations and consist of two reportable segments, which are: BankAtlantic and BankAtlantic Bancorp Other Operations. The Company’s real estate development activities include Woodbridge’s results of operations and consist of two reportable segments, which are: Land Division and Woodbridge Other Operations. Prior to 2008, the BankAtlantic and BankAtlantic Other Operations segments were combined and reported under the single segment “Financial Services”, but as of January 1, 2008, the Company implemented a new internal reporting methodology for evaluating its financial services activities and as a result the Company’s former Financial Services segment is now comprised of two reportable segments instead of one as previously reported.
     The Company evaluates segment performance based on income (loss) from continuing operations net of tax and noncontrolling interest.
     The following summarizes the aggregation of the Company’s operating segments into reportable segments:
BFC Activities
     This segment includes all of the operations and all of the assets owned by BFC other than BankAtlantic Bancorp and its subsidiaries and Woodbridge Holdings Corporation and its subsidiaries. BFC Activities segment includes dividends from BFC’s investment in Benihana’s convertible preferred stock and income and expenses associated with shared service operations in the areas of human resources, risk management, investor relations and executive office administration and other services that BFC provides to BankAtlantic Bancorp and Woodbridge pursuant to shared services agreement. Additionally, BFC provides certain risk management and administrative services to Bluegreen. This segment also includes BFC’s overhead and expenses, the financial results of venture partnerships that BFC controls and BFC’s benefit for income taxes.
BankAtlantic
     The Company’s BankAtlantic segment consists of the banking operations of BankAtlantic.
BankAtlantic Bancorp Other Operations
     BankAtlantic Bancorp Other Operations segment consists of the operations of BankAtlantic Bancorp other operations, including cost of acquisitions, asset and capital management and financing activities.
Primary Homebuilding
     The Company’s Primary Homebuilding segment consisted of the operations of Levitt and Sons’ homebuilding operations in Florida, Georgia and South Carolina while they were included in the consolidated financial statements.
Tennessee Homebuilding
     The Company’s Tennessee Homebuilding segment consisted of Levitt and Sons’ homebuilding operations in Tennessee while they were included in the consolidated financial statements.
Land Division
     The Company’s Land Division segment consists of Core Communities’ operations.
Woodbridge Other Operations
     The Woodbridge Other Operations segment consists of Woodbridge Holdings Corporation’s operations, the operations of Carolina Oak and Pizza Fusion, other investment activities through Cypress Creek Capital and

BFC Financial Corporation
Notes to Consolidated Financial Statements
Snapper Creek, an equity investment in Bluegreen and an investment in Office Depot. In 2007, the Woodbridge Other Operations segment also consisted of Levitt Commercial, LLC, which specialized in the development of industrial properties. Levitt Commercial ceased development activities in 2007. The results of operations and financial condition of Carolina Oak as of and for the years ended December 31, 2007 and 2006 were included in the Primary Homebuilding segment, whereas the results of operations and financial condition of Carolina Oak as of and for the year ended December 31, 2008 are included in Woodbridge Other Operations.

BFC Financial Corporation
Notes to Consolidated Financial Statements
The following tables present segment information for the years ended December 31, 2008, 2007 and 2006 (in thousands):

			BankAtlantic
			Bancorp		Woodbridge	Adjustments
	BFC		Other	Land	Other	and	Total
2008	Activities	BankAtlantic	Operations	Division	Operations	Eliminations	As Adjusted
Revenues:
Sales of real estate	$—	—	—	11,268	2,484	85	13,837
Interest and dividend income	1,376	313,307	1,445	1,931	2,418	(1,379)	319,098
Other income	5,853	135,799	671	14,341	2,692	(4,821)	154,535

Total revenues	7,229	449,106	2,116	27,540	7,594	(6,115)	487,470

Costs and Expenses:
Cost of sale of real estate	—	—	—	6,742	16,151	(10,055)	12,838
Interest expense, net	—	119,534	21,262	3,637	8,115	(1,379)	151,169
Provision for loan losses	—	135,383	24,418	—	—	—	159,801
Other expenses	12,393	328,534	8,741	24,608	26,597	(4,821)	396,052

Total costs and expenses	12,393	583,451	54,421	34,987	50,863	(16,255)	719,860

Equity in (loss) earnings from unconsolidated affiliates	(152)	920	600	—	13,696	—	15,064
Impairment of unconsolidated affiliates	—	—	—	—	(96,579)	—	(96,579)
Impairment of investment	(3,574)	—	—	—	(11,974)		(15,548)

Loss from continuing operations before income taxes	(8,890)	(133,425)	(51,705)	(7,447)	(138,126)	10,140	(329,453)
(Benefit) provision for income taxes	(14,887)	31,121	1,395	(1,866)	—	—	15,763

Loss (income) from continuing operations	5,997	(164,546)	(53,100)	(5,581)	(138,126)	10,140	(345,216)
Discontinued operations, less income taxes	4,461	—	16,605	—	—	(4,461)	16,605
Extraordinary gain, less income taxes	9,145	—	—	—	—	—	9,145

Net (loss) income	19,603	(164,546)	(36,495)	(5,581)	(138,126)	5,679	(319,466)
Net (loss) income attributable to noncontrolling interest	12	(122,175)	(27,097)	(4,651)	(115,105)	8,449	(260,567)

Net (loss) income attributable to BFC	$19,591	(42,371)	(9,398)	(930)	(23,021)	2,770	(58,899)

At December 31, 2008
Total assets	$26,468	5,713,690	542,478	339,941	220,587	(447,582)	6,395,582

BFC Financial Corporation
Notes to Consolidated Financial Statements

			BankAtlantic
			Bancorp				Woodbridge	Adjustments
	BFC		Other	Primary	Tennessee	Land	Other	and	Total
2007	Activities	BankAtlantic	Operations	Homebuilding	Homebuilding	Division	Operations	Eliminations	As Adjusted
Revenues:
Sales of real estate	$—	—	—	345,666	42,042	16,567	6,574	(734)	410,115
Interest and dividend income	2,374	369,570	2,320	613	39	3,880	7,158	(8,050)	377,904
Other income	6,272	143,193	6,969	8,523	44	8,194	1,174	(3,821)	170,548

Total revenues	8,646	512,763	9,289	354,802	42,125	28,641	14,906	(12,605)	958,567

Costs and Expenses:
Cost of sales of real estate	—	—	—	501,206	51,360	7,447	16,793	(3,565)	573,241
Interest expense, net	—	170,060	23,054	7,258	151	2,629	1,073	(7,746)	196,479
Provision for loan losses	—	70,842	—	—	—	—	—	—	70,842
Other expenses	15,272	313,898	4,282	63,107	5,010	19,077	34,898	(3,738)	451,806

Total costs and expenses	15,272	554,800	27,336	571,571	56,521	29,153	52,764	(15,049)	1,292,368

Equity in (loss) earnings from unconsolidated affiliates	(78)	1,219	1,281	40	—	—	10,262	—	12,724

Loss from continuing operations before income taxes	(6,704)	(40,818)	(16,766)	(216,729)	(14,396)	(512)	(27,596)	2,444	(321,077)
(Benefit) provision for income taxes	(19,271)	(21,378)	(6,194)	(1,396)	1,700	5,910	(34,297)	5,914	(69,012)

(Loss) income from continuing operations	12,567	(19,440)	(10,572)	(215,333)	(16,096)	(6,422)	6,701	(3,470)	(252,065)
Discontinued operations, less income taxes	1,038	—	7,812	—	—	—	—	(1,690)	7,160
Extraordinary gain, less income taxes	2,403	—	—	—	—	—	—	—	2,403

Net (loss) income	16,008	(19,440)	(2,760)	(215,333)	(16,096)	(6,422)	6,701	(5,160)	(242,502)
Net (loss) income attributable to noncontrolling interest	(34)	(14,610)	(2,074)	(179,268)	(13,400)	(5,346)	5,579	(2,889)	(212,043)

Net (loss) income attributable to BFC	$16,042	(4,830)	(686)	(36,065)	(2,696)	(1,076)	1,122	(2,271)	(30,459)

At December 31, 2007
Total assets	$30,166	6,161,962	758,372	38,497	—	380,961	298,700	(554,225)	7,114,433

BFC Financial Corporation
Notes to Consolidated Financial Statements

			BankAtlantic
			Bancorp				Woodbridge	Adjustments
	BFC		Other	Primary	Tennessee	Land	Other	and	Total
2006	Activities	BankAtlantic	Operations	Homebuilding	Homebuilding	Division	Operations	Eliminations	As Adjusted
Revenues:
Sales of real estate	$—	—	—	424,420	76,299	69,778	11,041	(15,452)	566,086
Interest and dividend income	2,292	364,949	2,448	434	110	961	3,377	(2,671)	371,900
Other income	3,680	131,811	9,138	6,897	17	5,505	2,254	(2,708)	156,594

Total revenues	5,972	496,760	11,586	431,751	76,426	76,244	16,672	(20,831)	1,094,580

Costs and Expenses:
Cost of sale of real estate	—	—	—	367,252	72,807	42,662	11,649	(11,409)	482,961
Interest expense, net	—	145,344	21,933	—	—	—	—	(699)	166,578
Provision for loan losses	—	8,574	—	—	—	—	—	—	8,574
Other expenses	12,835	293,448	6,738	67,414	14,113	15,119	28,182	(2,626)	435,223

Total costs and expenses	12,835	447,366	28,671	434,666	86,920	57,781	39,831	(14,734)	1,093,336

Equity in (loss) earnings from unconsolidated affiliates	—	33	1,634	(279)	—	—	9,547	—	10,935

(Loss) income from continuing operations before income taxes	(6,863)	49,427	(15,451)	(3,194)	(10,494)	18,463	(13,612)	(6,097)	12,179
Provision (benefit) for income taxes		13,105	(6,008)	(1,508)	(3,241)	6,936	(5,639)	(2,318)	(530)

(Loss) income from continuing operations	(5,006)	36,322	(9,443)	(1,686)	(7,253)	11,527	(7,973)	(3,779)	12,709
Discontinued operations, less income taxes	(1,524)	—	(11,492)	—	—	—	—	2,481	(10,535)

Net (loss) income	(6,530)	36,322	(20,935)	(1,686)	(7,253)	11,527	(7,973)	(1,298)	2,174
Net (loss) income attributable to noncontrolling interest	(25)	28,468	(16,408)	(1,406)	(6,048)	9,613	(6,649)	(3,150)	4,395

Net (loss) income attributable to BFC	$(6,505)	7,854	(4,527)	(280)	(1,205)	1,914	(1,324)	1,852	(2,221)

At December 31, 2006
Total assets	$45,756	6,187,122	796,629	644,447	62,065	271,169	146,116	(547,538)	7,605,766

BFC Financial Corporation
Notes to Consolidated Financial Statements
5. Cumulative-Effect Adjustment for Quantifying Financial Statement Misstatements
     In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB No. 108”) which established an approach to quantify errors in financial statements.
     SAB No. 108 permitted companies to initially apply its provisions by either restating prior period financial statements or recording the cumulative effect of adjusting assets and liabilities as of January 1, 2006 as an offsetting adjustment to the opening balance of retained earnings. The Company applied the provisions of SAB No. 108 using the cumulative effect transition method in connection with the preparation of its financial statements for the year ended December 31, 2006. The impact of quantifying the effects of prior period financial statement misstatements using the dual-approach compared to the roll-over method on opening statement of financial condition balances was attributable to BankAtlantic’s adjustments and such impact to the Company’s financial condition balances is summarized as follows: (in thousands)

Cumulative Effect
Adjustment
As of January 1, 2006
Other liabilities:
Recurring operating expenses(1)	$1,618
Deferred data processing expenses(2)	1,474
Current taxes payable	(696)

Increase in other liabilities	2,396
Decrease in deferred tax liability	(657)
Decrease in noncontrolling interest	(1,486)

Decrease in retained earnings	$253

(1)	BankAtlantic has historically expensed certain recurring invoices when paid. The effect of this accounting policy was not material to the Company’s financial statements in any given year as the “rollover” impact of expenses in the following year approximated the expenses that rolled over from the prior year.

(2)	BankAtlantic pays a fixed fee for certain data processing transaction services, and at the end of each contract year, the actual number of transactions is determined and the fees related to any greater or lesser transactions are invoiced or repaid to BankAtlantic over a twelve month period. BankAtlantic accounted for these charges when paid. The effect of this accounting policy was not material to the Company’s financial statements in any given year and the amount of the error had accumulated over a four year period as follows (in thousands):

For the Years	Occupancy and
Ended December 31,	Equipment Expense
2002	$221
2003	276
2004	533
2005	444

$1,474

     The Company had previously quantified these errors and concluded that they were immaterial under the roll-over method that was used prior to the issuance of SAB No. 108.

\

BFC Financial Corporation
Notes to Consolidated Financial Statements
6. Restructuring Charges, Impairments and Exit Activities
BankAtlantic Bancorp
     The following provides BankAtlantic Bancorp’s changes in restructuring and exit activities liabilities at December 31, 2007 and 2008 (in thousands):

	Employee
	Termination
	Benefits	Contract	Total
	Liability	Liability	Liability

Balance at January 1, 2007	$—	—	—
Restructuring charges	2,527	1,016	3,543
Amounts paid or amortized	(2,425)	(26)	(2,451)

Balance at December 31, 2007	$102	990	1,092

	Employee
	Termination
	Benefits	Contract	Total
	Liability	Liability	Liability

Balance at January 1, 2008	$102	990	1,092
Expense incurred	2,171	2,385	4,556
Amounts paid or amortized	(2,102)	(1,913)	(4,015)

Balance at December 31, 2008	$171	1,462	1,633

     Included in Financial Services in the Company’s Consolidated Statement of Operations for the years ended December 31, 2008 and 2007 were the following restructuring charges, impairments and exit activities relating to BankAtlantic Bancorp (in thousands):

	For the Years Ended December 31,
	2008	2007
Asset impairment	$4,758	4,808
Employee termination costs	2,171	2,527
Lease termination, net	2,385	1,016
Reversal of deferred rent upon lease termination	(2,186)	—
Loss on central Florida branch sale	267	—

Total	$7,395	8,351

     In December 2007, BankAtlantic decided to sell certain properties that it had acquired for its future store expansion program and terminate or sublease certain back-office operating leases. As a consequence, BankAtlantic recorded a $1.5 million impairment charge for back-office facilities and for land acquired for store expansion, incurred a $3.3 million impairment charge for engineering and architectural fees associated with obtaining permits for store sites and recorded lease termination liabilities of $1.0 million associated with executed lease contracts. Sales prices or annual rental rates for similar properties were used to determine fair value.
     In March 2007, BankAtlantic Bancorp reduced its workforce by approximately 225 associates, or 8%. Included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2007 were $2.6 million of costs associated with one-time termination benefits. These benefits include $0.3 million of share-based compensation.
     During the year ended December 31, 2008, BankAtlantic incurred an additional $3.2 million of impairment charges in connection with the decision to dispose of land acquired for store expansion. BankAtlantic also incurred $1.5 million of asset impairment charges associated with the consolidation of back-office facilities.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     During the year ended December 31, 2008, BankAtlantic Bancorp further reduced its workforce by approximately 6% primarily in the community banking and commercial lending business units and incurred $2.2 million of employee termination costs.
     In order to consolidate its back-office facilities and terminate or sublease certain operating leases executed for store expansion during the year ended December 31, 2008, BankAtlantic incurred $2.4 million of exit activity charges associated with writing down lease contracts to fair values or incurring costs to terminate lease contracts. By terminating certain operating leases BankAtlantic realized a $2.2 million benefit from the reversal of rent expense recognized in prior periods upon taking possession of the properties before the commencement of rent payments.
     In June 2008, BankAtlantic sold five stores in Central Florida to an unrelated financial institution. The following table summarizes the assets sold, liabilities transferred and cash outflows associated with the stores sold (in thousands):

Amount
Assets sold:
Loans	$6,470
Property and equipment	13,373

Total assets sold	19,843

Liabilities transferred:
Deposits	(24,477)
Other liabilities	(346)

Total liabilities transferred	(24,823)

Net liability transferred	(4,980)
Deposit premium	654
Purchase transaction costs	(165)

Net cash outflows from sales of stores	$(4,491)

Woodbridge
     The following table summarizes Woodbridge’s restructuring related accrual activity recorded for the year ended December 31, 2008 (in thousands):

			Independent	Surety
	Severance Related		Contractor	Bond
	and Benefits	Facilities	Agreements	Accrual	Total

Balance at December 31, 2006	$—	—	—	—	—
Restructuring charges	4,864	1,010	1,497	1,826	9,197
Cash payments	(2,910)	—	(76)	—	(2,986)

Balance at December 31, 2007	$1,954	1,010	1,421	1,826	6,211

Restructuring charges	2,238	140	—	(150)	2,228
Cash payments	(4,063)	(446)	(824)	(532)	(5,865)

Balance at December 31, 2008	$129	704	597	1,144	2,574

     In the third and fourth quarters of 2007, substantially all of Levitt and Sons’ employees were terminated and 22 employees were terminated at Woodbridge primarily as a result of the Chapter 11 Cases. On November 9, 2007, Woodbridge implemented an employee fund and indicated that it would pay up to $5 million of severance benefits to terminated Levitt and Sons employees to supplement the limited termination benefits which Levitt and Sons was permitted to pay to those employees. Levitt and Sons is restricted in the amount of termination benefits it can pay to its former employees by virtue of the Chapter 11 Cases.
     The severance related and benefits accrual includes severance and severance related payments made to Levitt and Sons employees, payroll taxes and other benefits related to the terminations that occurred in 2007 as part of the Chapter 11 Cases. For the years ended December 31, 2008 and 2007, Woodbridge paid approximately $4.1 million and $600,000, respectively, in severance and termination charges related to the employee fund as well as severance for employees other than Levitt and Sons employees which is reflected in the Other Operations segment and paid $2.3 million in severance to the employees of the Homebuilding Division prior to deconsolidation in 2007.

BFC Financial Corporation
Notes to Consolidated Financial Statements
Employees entitled to participate in the fund either received payments over time, which in certain cases extended over two years, or a lump sum payment, dependent on a variety of factors. For any amounts paid related to the fund from the Woodbridge Other Operations segment, these payments were in exchange for an assignment to Woodbridge by those employees of their unsecured claims against Levitt and Sons. At December 31, 2008 and 2007 there was $129,000 and $2 million, respectively, accrued to be paid related to this fund as well as severance for employees other than Levitt and Sons employees. As of December 31, 2008, Woodbridge did not expect to incur additional severance related expenses with respect to the Levitt and Sons employees.
     The facilities accrual represents expense associated with property and equipment leases that Woodbridge had entered into that are no longer providing a benefit to Woodbridge, as well as termination fees related to contractual obligations Woodbridge cancelled. Included in this amount are future minimum lease payments, fees and expenses, net of estimated sublease income for which the provisions of SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities”, as applicable, were satisfied. This restructuring expense is included in selling general and administrative expenses for the Woodbridge Other Operations segment for the year ended December 31, 2007.
     The independent contractor related expense relates to two agreements entered into with former Levitt and Sons employees. The agreements are for past and future consulting services. The total commitment related to these agreements is $681,000 as of December 31, 2008 and will be paid monthly through 2009. The expense associated with these arrangements is included in selling general and administrative expenses for the Woodbridge Other Operations segment for the years ended December 31, 2008 and 2007.
     Levitt and Sons had $33.3 million in surety bonds related to its ongoing projects at the time of the filing of the Chapter 11 Cases. In the event that these obligations are drawn and paid by the surety, Woodbridge could be responsible for up to $11.7 million plus costs and expenses in accordance with the surety indemnity agreements. As of December 31, 2008, Woodbridge had a $1.1 million surety bonds accrual at Woodbridge related to certain bonds for which its management considers it to be probable that Woodbridge will be required to reimburse the surety under applicable indemnity agreements. During the year ended December 31, 2008, Woodbridge reimbursed the surety $532,000 in accordance with the indemnity agreement for bond claims paid during the period. It is unclear whether and to what extent the remaining outstanding surety bonds of Levitt and Sons will be drawn and the extent to which Woodbridge may be responsible for additional amounts beyond this accrual. Woodbridge will not have the ability to receive any repayment, assets or other consideration as recovery from Levitt and Sons of any amounts it is required to pay. The expense associated with this accrual is included in other expense in the Woodbridge Other Operations segment for the year ended December 31, 2007, due to its non-recurring and unusual nature.
7. Goodwill
     The Company tests goodwill for potential impairment annually or during interim periods if impairment indicators exist. Based on the results of BankAtlantic Bancorp’s impairment evaluation, an impairment charge was recorded of approximately $46.6 million, net of purchase accounting adjustment. The entire amounts of $31 million and $17.3 million, respectively, relating to BankAtlantic’s commercial lending and community banking reporting units were determined to be impaired. Goodwill associated with BankAtlantic Bancorp’s capital services, tax certificates and investment reporting units of $13.1 million, $4.7 million and $4.4 million, respectively, was determined to not be impaired.
     The goodwill impairment recognized during 2008 generally reflects the ongoing crisis in the financial services industry, the decline of BankAtlantic Bancorp’s market capitalization significantly below its tangible book value and the effect that the continued deterioration in the general economy as well as the Florida real estate markets has had on the credit quality of BankAtlantic Bancorp’s and BankAtlantic’s loan portfolios. The above trends primarily resulted in a decline in the fair value of BankAtlantic Bancorp’s reporting units resulting in the aforementioned goodwill impairment.
     The process of evaluating goodwill for impairment involves the determination of the fair value of BankAtlantic Bancorp’s reporting units. Inherent in such fair value determinations are certain judgments and estimates relating to future cash flows, including BankAtlantic Bancorp’s interpretation of current economic indicators and market valuations, and assumptions about BankAtlantic Bancorp’s strategic plans with regard to its operations. Due to the uncertainties associated with such estimates, actual results could differ from such estimates.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     In performing its impairment analysis, BankAtlantic Bancorp used a combination of the discounted cash flow methodology and a market multiple methodology to determine the fair value of each reporting unit. The aggregate fair value of all reporting units was compared to BankAtlantic Bancorp’s market capitalization adjusted for a control premium in order to determine the reasonableness of the financial model output. A control premium represents the value an investor would pay above minority interest transaction prices in order to obtain a controlling interest in the respective company.
     The discounted cash flow methodology establishes fair value by estimating the present value of the projected future cash flows to be generated from the reporting unit. The discount rate applied to the projected future cash flows to arrive at the present value is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows. BankAtlantic Bancorp generally uses a five year period in computing discounted cash flow values. The most significant assumptions used in the discounted cash flow methodology are the discount rate, the terminal value and the forecast of future cash flows.
     The market multiple methodology establishes fair value by comparing BankAtlantic Bancorp’s reporting units to other similar publicly traded companies. The market multiples that BankAtlantic Bancorp used in the determination of the fair value of the reporting units were its market capitalization to its tangible stockholders’ equity and its market capitalization to its stockholders’ equity.
     In the year ended December 31, 2006, Woodbridge conducted an impairment review of the goodwill related to the Tennessee Homebuilding segment in the Homebuilding Division acquired in connection with its acquisition of Bowden Building Corporation in 2004. Woodbridge used a discounted cash flow methodology to determine the amount of impairment resulting in completely writing off goodwill of approximately $1.3 million in the year ended December 31, 2006. The write-off is included in Real Estate Development other expenses in the consolidated statements of operations.
8. Federal Funds Sold and Other Short Term Investments
     The following table provides information on BankAtlantic’s Federal Funds Sold (in thousands):

		For the Years Ended December 31,
		2008	2007	2006
Ending Balance		$20,825	484	691
Maximum outstanding at any month end within period		$362,360	21,555	16,276
Average amount invested during period		$44,031	3,638	1,824
Average yield during period	%	1.92	4.77	3.00
     As of December 31, 2008 and 2007, BankAtlantic had $10.4 million and $5.1 million, respectively, invested in money market accounts with unrelated brokers.
9. Securities Available for Sale
The following tables summarize securities available-for-sale (in thousands):

	December 31, 2008
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
Government agency securities:
Mortgage-backed securities	$521,895	11,017	39	532,873
Real estate mortgage investment conduits (1)	165,449	1,846	944	166,351

Total mortgage-backed securities	687,344	12,863	983	699,224

Investment Securities:
Tax-exempt securities	—	—	—	—
Other bonds	250	—	—	250
Benihana Convertible Preferred Stock (see Note 12)	16,426	—	—	16,426
Equity securities	6,686	112	—	6,798

Total investment securities	23,362	112	—	23,474

Total	$710,706	12,975	983	722,698

BFC Financial Corporation
Notes to Consolidated Financial Statements

	December 31, 2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value

Government agency securities:
Mortgage-backed securities	$585,796	4,378	555	589,619
Real estate mortgage investment conduits (1)	199,886	1,359	2,403	198,842
Total mortgage-backed securities	785,682	5,737	2,958	788,461

Investment Securities:
Tax-exempt securities	—	—	—	—
Other bonds	685	—	4	681
Equity securities	123,876	13,289	—	137,165

Total investment securities	124,561	13,289	4	137,846

Total	$910,243	19,026	2,962	926,307

(1)	Real estate mortgage investment conduits are pass-through entities that hold residential loans, and investors are issued ownership interests in the entities in the form of a bond. The securities were issued by government agencies.
     The following table shows the gross unrealized losses and fair value of the Company’s securities available for sale with unrealized losses that are deemed temporary, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2008 and 2007 (in thousands):

	As of December 31, 2008
	Less Than 12 Months		12 Months or Greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Mortgage-backed securities	$4,736	(39)	—	—	4,736	(39)
Real estate mortgage investment conduits	—	—	27,426	(944)	27,426	(944)

Total available for sale securities:	$4,736	(39)	27,426	(944)	32,162	(983)

	As of December 31, 2007
	Less Than 12 Months		12 Months or Greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Mortgage-backed securities	$68,821	(396)	14,792	(159)	83,613	(555)
Real estate mortgage investment conduits	3,475	(5)	35,398	(2,398)	38,873	(2,403)
Other bonds	200	—	246	(4)	446	(4)

Total available for sale securities:	$72,496	(401)	50,436	(2,561)	122,932	(2,962)

     Unrealized losses on securities outstanding greater than twelve months at December 31, 2008 primarily reflect interest rate increases. The cash flows of these securities are guaranteed by government sponsored enterprises. BankAtlantic management has the intent and ability to hold the securities until the price recovers and expects that the securities would be settled at a price not less than the carrying amount. Accordingly, the Company does not consider these investments other-than-temporarily impaired at December 31, 2008.
     Unrealized losses on securities outstanding less than twelve months at December 31, 2008 also reflect interest rate increases. These securities are guaranteed by government agencies and are of high credit quality. Since these securities are of high credit quality and the decline in value has existed for a short period of time, management believes that these securities may recover their losses in the foreseeable future and BankAtlantic management has the intent and ability to hold securities until the price recovers. Accordingly, the Company does not consider these investments other-than-temporarily impaired at December 31, 2008.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     At December 31, 2008, the scheduled maturities of debt securities available for sale were (in thousands):

	Debt Securities
	Available for Sale
		Estimated
	Amortized	Fair
December 31, 2008 (1) (2)	Cost	Value
Due within one year	$—	—
Due after one year, but within five years	279	281
Due after five years, but within ten years	868	867
Due after ten years	686,447	698,326

Total	$687,594	699,474

(1)	Scheduled maturities in the above table may vary significantly from actual maturities due to prepayments.

(2)	Scheduled maturities are based upon contractual maturities.
     Included in securities activities, net were (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Gross gains on securities sales	$8,378	17,026	10,137

Gross losses on securities sales	$(5,103)	(4,341)	(168)

Proceeds from sales of securities	$395,770	625,095	70,300

Other-than-temporary impairments	$(3,413)	—	—

     Management reviews its investment securities portfolio for other-than-temporary declines in value quarterly. As a consequence of BankAtlantic Bancorp’s review during the year ended December 31, 2008, included in other-than temporary impairments is $3.4 million associated with as other-than-temporary decline in value related to an equity investment in an unrelated financial institution.
Woodbridge — Office Depot Investment
     During March 2008, Woodbridge purchased 3,000,200 shares of Office Depot common stock, which represented approximately one percent of Office Depot’s outstanding common stock, at an average price of $11.33 per share for an aggregate purchase price of approximately $34 million.
     During June 2008, Woodbridge sold 1,565,200 shares of Office Depot common stock at an average price of $12.08 per share for an aggregate sales price of approximately $18.9 million. Woodbridge realized a gain of approximately $1.2 million as a result of the sale which is included in Real Estate Development securities activities.
     During December 2008, Woodbridge performed an impairment analysis of its remaining investment in Office Depot common stock. Woodbridge concluded that there was an other-than-temporary impairment associated with its investment in Office Depot based on the severity of the decline of the fair value of its investment, the length of time the stock price had been below the carrying value of Woodbridge’s investment, the continued decline in the overall economy and credit markets, and the unpredictability of the recovery of the Office Depot stock price. Accordingly, Woodbridge recorded an other-than-temporary impairment charge of approximately $12 million representing the difference of the average cost of $11.33 per share and the fair value of $2.98 per share as of December 31, 2008 multiplied by the number of shares of Office Depot common stock owned by Woodbridge at that date. As a result of the impairment charge, Woodbridge’s investment in Office Depot was $4.3 million at December 31, 2008. On March 13, 2009, the closing price of Office Depot’s common stock on the New York Stock Exchange was $1.10 per share.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Data with respect to this investment is shown in the table below (in thousands):

December 31,
2008
Total cost	$33,978
Sale of portion of Office Depot common stock	(17,726)
Other-than-temporary impairment	(11,974)

Total fair value	$4,278

     Woodbridge valued Office Depot’s common stock using a market approach valuation technique and Level 1 valuation inputs under SFAS No. 157. Woodbridge uses quoted market prices to value equity securities. The fair value of the Office Depot common stock at December 31, 2008 was calculated based upon the $2.98 closing price of Office Depot’s common stock on the New York Stock Exchange on December 31, 2008. On March 13, 2009, the closing price of Office Depot common stock was $1.10 per share. Woodbridge will continue to monitor this investment in accordance with FSP FAS 115-1/124-1 to determine whether any further other-than-temporary impairment associated with this investment may be required in future periods.
10. Investment Securities
The following tables summarize investment securities (in thousands):

December 31, 2008
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Private investment securities (3)	$12,008	467	—	12,475

	December 31, 2007
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Stifel restricted common stock (1)	$31,433	3,061	—	$34,494
Private investment securities	8,740	1,407	—	10,147
Benihana Convertible Preferred Stock (2)	20,000	—	—	20,000
Equity securities (4)	—	603	—	603

	$60,173	5,071	—	$65,244

(1)	Stifel common stock that was subject to restrictions for more than one year was accounted for as investment securities at cost.

(2)	Historically, the Company’s investment in Benihana’s Convertible Preferred Stock has been classified as investment securities and has been carried at historical cost (see Note 12).

(3)	Private investment securities consist of equity instruments purchased through private placements and are accounted for at historical cost adjusted for other-than-temporary declines in value.

(4)	Equity securities consisted of 3,587 shares of MasterCard Class B common stock acquired through MasterCard’s 2006 initial public offering.
     During the year ended December 31, 2008, BankAtlantic Bancorp redeemed private investment securities for net proceeds of $6.3 million and recognized a $1.3 million gain included in the Company’s Consolidated Statement of Operations in securities activities, net.
     Management reviews its investment securities portfolio for other-than-temporary declines in value quarterly. As a consequence of BankAtlantic Bancorp’s reviews a $1.1 million and $3.4 million, other-than-temporary decline in value related to BankAtlantic Bancorp private investment securities was recognized during the years ended December 31, 2008 and 2007, respectively. As of December 31, 2008, there were no impaired investment securities.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     During the year ended December 31, 2006, MasterCard International (“MasterCard”) completed an initial public offering (“IPO”) of its common stock. Pursuant to the IPO, member financial institutions received cash and Class B common stock for their interest in MasterCard. BankAtlantic received $0.5 million in cash and 25,587 shares of MasterCard’s Class B common stock. The $0.5 million cash proceeds were reflected in the Company’s Consolidated Statement of Operations in Financial Services — Securities activities, net. The Class B common stock received was accounted for as a nonmonetary transaction and recorded at historical cost. During the years ended December 31, 2008 and 2007, BankAtlantic sold 3,313 shares and 22,000 shares of MasterCard common stock for gains of $1.0 million and $3.4 million, respectively.
     In October 2007, BankAtlantic’s Investment Committee approved a plan to restructure its investment portfolio with a view towards improving the net interest margin and shortening the duration of the portfolio. The tax-exempt municipal securities in the investment securities portfolio had long durations, and the tax-free returns on these securities were not beneficial to BankAtlantic in light of losses which were incurred during the nine months ended September 30, 2007. As a consequence, BankAtlantic’s management decided to sell the held-to-maturity municipal securities and transferred its entire held-to-maturity municipal securities portfolio of $203 million to securities available for sale in October 2007. BankAtlantic’s management does not plan to designate securities as held-to-maturity for the foreseeable future and believes that maintaining its securities in the available for sale category provides greater flexibility in the management of the overall investment portfolio.
11. Tax Certificates
     The following table summarizes tax certificates (in thousands):

	As of December 31, 2008		As of December 31, 2007
		Estimated		Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Tax certificates (1) — Net of allowance of $6,064 and $3,289, respectively	$213,534	224,434	188,401	188,401

(1)	The estimated fair value was calculated at December 31, 2008 from an expected cash flow model discounted at an interest rate that takes into account the risk of the cash flows of tax certificates relative to alternative investments. At December 31, 2007, management considered the estimated fair value equivalent to book value for tax certificates since these securities have no stated maturity and generally redeem in two years or less.
     Activity in the allowance for tax certificate losses was (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Balance, beginning of period	$3,289	3,699	3,271

Charge-offs	(4,668)	(867)	(295)
Recoveries	157	157	423

Net (charge-offs) recoveries	(4,511)	(710)	128
Provision charged to non-interest expense	7,286	300	300

Balance, end of period	$6,064	3,289	3,699

12. Benihana Convertible Preferred Stock Investment
     The Company owns 800,000 shares of Benihana Series B Convertible Preferred Stock (“Convertible Preferred Stock”). The Convertible Preferred Stock is convertible into an aggregate of 1,578,943 shares of Benihana’s Common Stock at a conversion price of $12.67, subject to adjustment from time to time upon certain defined events. Based on the number of currently outstanding shares of Benihana’s capital stock, the Convertible Preferred Stock, if converted, would represent an approximately 19% voting interest and an approximately 9.4% economic interest in Benihana. Historically, the Company’s investment in Benihana’s Convertible Preferred Stock has been classified as investment securities and has been carried at historical cost.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The Convertible Preferred Stock was acquired pursuant to an agreement with Benihana on June 8, 2004 to purchase an aggregate of 800,000 shares of Convertible Preferred Stock for $25.00 per share. The shares of the Convertible Preferred Stock have voting rights on an “as if converted” basis together with Benihana’s Common Stock on all matters put to a vote of the holders of Benihana’s Common Stock. The approval of a majority of the holders of the Convertible Preferred Stock then outstanding, voting as a single class, are required for certain events outside the ordinary course of business. Holders of the Convertible Preferred Stock are entitled to receive cumulative quarterly dividends at an annual rate equal to $1.25 per share, payable on the last day of each calendar quarter. The Convertible Preferred Stock is subject to mandatory redemption at the original issue price plus accumulated dividends on July 2, 2014 unless BFC elects to extend the mandatory redemption date to a later date not to extend beyond July 2, 2024. In addition, the Convertible Preferred Stock may be redeemed at the original issue price of $20.0 million plus accumulated dividends by Benihana for a limited period beginning three years from the date of issue if the price of Benihana’s Common Stock is at least $25.33 for sixty consecutive trading days. At December 31, 2008, the closing price of Benihana’s Common Stock was $2.10 per share. The market value of the Convertible Preferred Stock if converted at December 31, 2008 would have been approximately $3.3 million. During the quarter ended December 31, 2008, the Company performed an impairment review of its investment in Benihana Convertible Preferred Stock to determine if an impairment adjustment was needed. Based on the evaluation and the review of various qualitative and quantitative factors, including the decline in the underlying trading value of Benihana’s common stock and the redemption provisions of the Company’s Convertible Preferred Stock, the Company determined that there was an other-than-temporary decline of approximately $3.6 million, and accordingly, the investment was written down to its fair value of approximately $16.4 million. Concurrent with management’s evaluation of the impairment of this investment at December 31, 2008, it made the determination to reclassify this investment from investment securities which are carried at cost to investment securities available for sale in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”
     See Note 34 for additional information concerning the Benihana Convertible Preferred Stock.
13. Loans Receivable and Loans Held for Sale
The loan portfolio consisted of the following components (in thousands):

	December 31,	December 31,
	2008	2007
Real estate loans:
Residential	$1,916,562	2,155,752
Builder land loans	84,453	149,564
Land acquisition and development	182,585	202,177
Land acquisition, development and construction	104,629	151,321
Construction and development	229,856	265,163
Commercial	713,571	534,916
Consumer — home equity	718,950	676,262
Small business	218,694	211,797
Other loans:
Commercial business	144,554	131,044
Small business — non-mortgage	108,230	105,867
Consumer loans	16,406	15,667
Deposit overdrafts	9,730	15,005

Total gross loans	4,448,220	4,614,535

Adjustments:
Premiums, discounts and net deferred fees	3,221	3,936
Allowance for loan losses	(137,257)	(94,020)

Loans receivable — net	$4,314,184	4,524,451

Loans held for sale	$3,461	4,087

     Loans held for sale at December 31, 2008 and 2007 consisted of $0 and $0.1 million, respectively, of residential loans originated by BankAtlantic (primarily loans that qualify under the Community Reinvestment Act) designated as held for sale and $3.5 million and $4.0 million, respectively, of loans originated through the assistance of an independent mortgage company. The mortgage company provides processing and closing assistance to BankAtlantic. Pursuant to an agreement, this mortgage company purchases the loans from BankAtlantic 14 days after the date of funding. BankAtlantic owns the loans during the 14 day period and accordingly earns the interest

BFC Financial Corporation
Notes to Consolidated Financial Statements
income during the period. The sales price is negotiated quarterly for all loans sold during the quarter based on originated loan balance. Gains from the sale of loans held for sale were $265,000, $494,000 and $680,000, respectively, for the years ended December 31, 2008, 2007 and 2006.
     Undisbursed loans in process consisted of the following components (in thousands):

	As of December 31,
	2008	2007
Residential	$—	2,982
Construction and development	124,332	214,159
Commercial	38,930	105,336

Total undisbursed loans in process	$163,262	322,477

     BankAtlantic’s loan portfolio had the following geographic concentration based on outstanding loan balances at December 31, 2008:

Florida	60%
Eastern U.S.A.	21%
Western U.S.A.	15%
Central U.S.A	4%

100%

Allowance for Loan Losses (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Balance, beginning of period	$94,020	44,173	41,830

Loans charged-off	(117,874)	(23,213)	(8,905)
Recoveries of loans previously charged-off	1,310	2,218	2,674

Net (charge-offs) recoveries	(116,564)	(20,995)	(6,231)
Provision for loan losses	159,801	70,842	8,574

Balance, end of period	$137,257	94,020	44,173

     The following summarizes impaired loans (in thousands):

	As of December 31, 2008		As of December 31, 2007
	Gross		Gross
	Recorded	Specific	Recorded	Specific
	Investment	Allowances	Investment	Allowances

Impaired loans with specific valuation allowances	$174,710	41,192	113,955	17,809
Impaired loans without specific valuation allowances	138,548	—	67,124	—

Total	$313,258	41,192	181,079	17,809

     The average gross recorded investment in impaired loans was $192.8 million, $76.7 million and $13.6 million during the years ended December 31, 2008, 2007 and 2006, respectively. BankAtlantic generally measures non-homogenous loans for impairment using the fair value of collateral less cost to sell method.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Interest income which would have been recorded under the contractual terms of impaired loans and the interest income actually recognized were (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Contracted interest income	$14,276	15,042	2,715
Interest income recognized	(3,368)	(10,071)	(2,203)

Foregone interest income	$10,908	4,971	512

     Non-performing assets consist of non-accrual loans, non-accrual tax certificates, and real estate owned. Non-accrual loans are loans on which interest recognition has been suspended because of doubts as to the borrower’s ability to repay principal or interest. Non-accrual tax certificates are tax deeds or certificates in which interest recognition has been suspended due to the aging of the certificate or deed.
Non-performing assets (in thousands):

	As of December 31,
	2008	2007	2006
Non-accrual — tax certificates	$1,441	2,094	632

Non-accrual — loans
Residential	34,734	8,678	2,629
Commercial real estate and business	241,274	165,818	—
Small business	4,644	877	244
Consumer	6,763	3,218	1,563

Total non-accrual loans	287,415	178,591	4,436

Real estate owned	19,045	17,216	21,747

Total non-performing assets	$307,901	197,901	26,815

     Included in non-accrual loans at December 31, 2008 were $4.8 million of troubled debt restructured loans. There were no troubled debt restructured loans included in non-accrual loans at December 31, 2007 and 2006.
Other potential problem loans (in thousands):

	As of December 31,
	2008	2007	2006
Performing impaired loans, net of specific allowances	$—	—	162
Loan 90 days past due and still accruing	15,721	—	—
Troubled debt restructured	28,173	2,488	—

Total potential problem loans	$43,894	2,488	162

     Performing impaired loans are impaired loans which are still accruing interest. Loans 90 days past due and still accruing are primarily loans that matured and the borrower continues to make payments under the matured loan agreement. Troubled debt restructured loans are loans in which the original terms were modified granting the borrower loan concessions due to financial difficulties. BankAtlantic had commitments to lend $15.6 million of additional funds on non-performing and potential problem loans as of December 31, 2008.

BFC Financial Corporation
Notes to Consolidated Financial Statements
Foreclosed asset activity in non-interest expense includes the following (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Real estate acquired in settlement of loans and tax certificates:
Operating expenses, net	$(1,243)	(243)	(224)
Impairment of REO	(1,465)	(7,299)	9
Net (loss) gain on sales	(124)	427	1,443

Net (loss) gain on real estate owned activity	$(2,832)	(7,115)	1,228

14. Properties and Equipment
     Properties and equipment was comprised of (in thousands):

	December 31,
	2008	2007
Land, buildings and improvements	$292,328	315,430
Furniture and equipment	104,363	115,504
Water irrigation facilities	12,346	11,515

Total	409,037	442,449
Less accumulated depreciation	93,690	81,560

Properties and equipment — net	$315,347	360,889

     BankAtlantic Bancorp’s depreciation expense was $20.7 million, $19.8 million and $16.0 million for the years ended December 31, 2008, 2007 and 2006, respectively, and is included in Financial Services occupancy and equipment expenses. Also included in depreciation expense for the years ended December 31, 2008, 2007 and 2006 was $3.1 million, $3.0 million and $2.6 million, respectively, of software cost amortization. BankAtlantic Bancorp’s unamortized software costs were $4.8 million and $6.4 million at December 31, 2008 and 2007. Woodbridge’s depreciation expense was $5.7 million, $3.1 million and $2.6 million for the years ended December 31, 2008, 2007 and 2006, respectively, and is included in Real Estate Development selling, general and administrative expenses in the Consolidated Statements of Operations.
     During the years ended December 31, 2007 and 2006, BankAtlantic exchanged branch facilities properties with unrelated third parties. The transactions were real estate for real estate exchanges with no cash payments received. The transactions were accounted for at the fair value of the branch facilities transferred and BankAtlantic recognized a $0.5 million and $1.8 million gain in connection with the exchanges for the years ended December 31, 2007 and 2006, respectively.
     Woodbridge received proceeds from the sale of property and equipment for the years ended December 31, 2008 and 2006 of approximately $5.6 million and $1.9 million, respectively. As a result of these sales, Woodbridge realized a gain on sale of property and equipment for the years ended December 31, 2008 and 2006 of approximately $2.5 million and $1.9 million, respectively. Sales of property and equipment for the year ended December 31, 2007 were not material.
     In 2007, Woodbridge performed a review of its fixed assets and determined that certain leasehold improvements were no longer appropriately valued upon vacating the leased space associated with those improvements. Therefore, the leasehold improvements in the amount of $564,000 related to this vacated space were written off in the year ended December 31, 2007.

BFC Financial Corporation
Notes to Consolidated Financial Statements
15. Real Estate Held for Development and Sale
     Real estate held for development and sale consisted of the following (in thousands):

	December 31,
	2008	2007
Land and land development costs	$221,684	216,090
Construction costs	463	5,426
Capitalized interest and other costs	38,539	35,009
Land held for sale	8,077	13,704

Total	$268,763	270,229

     Real estate held for development and sale consisted of the combined real estate assets of Woodbridge and its subsidiaries as well as BankAtlantic’s residential construction development acquired in 2002. Also included in other real estate held for development and sale is BFC’s unsold land at the commercial development known as Center Port in Pompano Beach, Florida.
BankAtlantic Bancorp
     During the years ended December 31, 2008 and 2007, BankAtlantic Bancorp recorded real estate inventory impairments of $1.2 million and a $5.2 million, respectively, associated with declining fair values of residential real estate. Land held for sale is land BankAtlantic acquired for its store expansion program. In December 2007, BankAtlantic decided to sell this land and transferred the properties from properties held for use to land and facilities held for sale. BankAtlantic evaluates these properties based on updated indicators of value periodically and recognized $2.8 million and $1.1 million of impairments during the years ended December 31, 2008 and 2007, respectively.
Woodbridge
     As of December 31, 2008, inventory of real estate included inventory related to the operations of Woodbridge’s Land Division and Carolina Oak.
     As a result of the various impairment analyses conducted throughout 2008, 2007 and 2006, Woodbridge recorded impairment charges of approximately $3.5 million, $226.9 million and $36.8 million, respectively, in cost of sales of real estate in the years ended December 31, 2008, 2007 and 2006. During the fourth quarter of 2008, Woodbridge made the decision to suspend the development activities of Carolina Oak and is re-evaluating its alternatives with respect to this entity due to the continued deterioration of the real estate markets. As a result, Woodbridge re-evaluated its impairment analyses in accordance with SFAS No. 144 and determined that an impairment charge of $3.5 million was required to write the inventory down to its fair value at December 31, 2008. This impairment charge was recorded in Woodbridge’s Other Operations segment. The impairment charges recorded in 2007 and 2006 related to Levitt and Sons’ inventory of real estate and were recorded in the Primary and Tennessee Homebuilding segments. In addition, included in total impairment charges was approximately $2.4 million in 2008, and $9.3 million in 2007 of impairment charges relating to capitalized interest in Woodbridge’s Other Operations segment in connection with Carolina Oak in 2008 and the projects that Levitt and Sons ceased developing in 2007, respectively.
16. Capitalized Interest
     The following table is a summary of the Company’s consolidated interest expense and the amounts capitalized (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Interest expense	$162,669	243,439	209,509
Interest capitalized	(11,500)	(46,960)	(42,931)

Interest expense, net	$151,169	196,479	166,578

BFC Financial Corporation
Notes to Consolidated Financial Statements
17. Investments in Unconsolidated Affiliates
     The consolidated statements of financial condition include the following amounts for investments in unconsolidated affiliates (in thousands):

	December 31,
	2008	2007
Investment in Bluegreen Corporation	$29,789	111,321
Investments in joint ventures	2,973	5,615
BankAtlantic Bancorp investment in statutory business trusts	8,218	8,820
Woodbridge investment in statutory business trusts	406	2,565

	$41,386	128,321

     The consolidated statements of operations include the following amounts for equity (loss) earnings from unconsolidated affiliates (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Earnings from Bluegreen	$13,696	10,275	9,684
Loss from joint ventures	(152)	(51)	(416)
Earnings from statutory trusts	1,520	2,500	1,667

	$15,064	12,724	10,935

     In January 2008, February 2007 and January 2006, BankAtlantic Bancorp recorded a gain of approximately $1.0 million, $1.3 million and $0.6 million, respectively, associated with the sale of the underlying properties in joint ventures. During 2008, BankAtlantic Bancorp liquidated all of its investments in rental real estate joint ventures.
     During the fourth quarter of 2008, Woodbridge determined that the fair value of its investment in unconsolidated trusts, which consists of its common interests in subordinated trust debt securities of approximately $406,000, was less than the carrying value of this investment of $2.6 million primarily due to the deterioration of the market for these instruments and overall economic conditions. The fair value was assessed using Level 3 inputs as defined by FAS No. 157, whereby Woodbridge’s valuation technique was to measure the fair value based upon the current rates and spreads that were used to value the underlying subordinated trust debt securities which is primarily based upon similarly rated corporate bonds. Woodbridge evaluated its investment for other-than-temporary impairment due to the significance of the carrying value in excess of fair value, and the lack of evidence to support the recoverability of the carrying value in the near future. Therefore, based upon the criteria for other-than-temporary impairment as defined in FSP FAS 115-1/FAS 124-1, Woodbridge determined that an impairment charge of approximately $2.1 million was required at December 31, 2008.
     Investment in Bluegreen
     At December 31, 2008, Woodbridge owned approximately 9.5 million shares of common stock of Bluegreen, representing approximately 31% of Bluegreen’s outstanding common stock. Woodbridge accounts for its investment in Bluegreen under the equity method of accounting. The cost of the Bluegreen investment is adjusted to recognize Woodbridge’s interest in Bluegreen’s earnings or losses. The difference between a) Woodbridge’s ownership percentage in Bluegreen multiplied by its earnings and b) the amount of Woodbridge’s equity in earnings of Bluegreen as reflected in Woodbridge’s financial statements relates to the amortization or accretion of purchase accounting adjustments made at the time of the acquisition of Bluegreen’s common stock, to adjustments made to Woodbridge’s investment balance related to equity transactions recorded by Bluegreen that effect Woodbridge’s ownership and to the cumulative adjustment discussed below.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Effective January 1, 2006, Bluegreen adopted SOP 04-02. This Statement amends FAS No. 67 to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-02. Bluegreen’s adoption of SOP 04-02 resulted in a one-time, non-cash, cumulative effect of change in accounting principle charge of $4.5 million to Bluegreen for the year ended December 31, 2006, and accordingly reduced the earnings in Bluegreen recorded by Woodbridge by approximately $1.4 million for the same period.
     During 2008, Woodbridge began evaluating its investment in Bluegreen for other-than-temporary impairment in accordance with FSP FAS 115-1/FAS 124-1, APB No. 18 and SAB No. 59 as the fair value of the Bluegreen stock had fallen below the carrying value of Woodbridge’s investment in Bluegreen of approximately $12 per share. Woodbridge analyzed various quantitative and qualitative factors including Woodbridge’s intent and ability to hold the investment, the severity and duration of the impairment and the prospects for the improvement of fair value. On July 21, 2008, Bluegreen’s Board of Directors entered into a non-binding letter of intent for the sale of Bluegreen’s outstanding common stock for $15 per share to a third party, with a due diligence and exclusivity period through September 15, 2008. This due diligence and exclusivity period was subsequently extended through November 15, 2008. In October 2008, Bluegreen disclosed that the third party buyer had been unable to obtain the financing necessary to execute a sale transaction, therefore, no assurances could be provided that a sale would be completed. As of December 31, 2008, the exclusivity period had expired and Bluegreen was not able to consummate a sale.
     At September 30, 2008, Woodbridge’s investment in Bluegreen was $114.6 million (net of BFC’s purchase accounting of $4.7 million) compared to the $65.8 million trading value (calculated based upon the $6.91 closing price of Bluegreen’s common stock on the New York Stock Exchange on September 30, 2008). Woodbridge determined that its investment in Bluegreen was other-than-temporarily impaired due to the severity of the decline in the fair value of the investment, the probability that a sale could not be executed by Bluegreen, and due to the deterioration of the debt and equity markets in the third quarter of 2008. Therefore, Woodbridge recorded an impairment charge of $53.6 million adjusting the carrying value of its investment in Bluegreen to $65.8 million at September 30, 2008. Additionally, after further evaluation of Woodbridge’s investment in Bluegreen as of December 31, 2008, based on, among other things, the continued decline of Bluegreen’s common stock price and the continued deterioration of the equity markets, Woodbridge determined that an additional impairment of the investment in Bluegreen was appropriate. Accordingly, Woodbridge recorded a $40.8 million impairment charge (calculated based upon the $3.13 closing price of Bluegreen’s common stock on the New York Stock Exchange on December 31, 2008) and adjusted the carrying value of its investment in Bluegreen to $29.8 million. On March 13, 2009, the closing price of Bluegreen’s common stock was $1.12 per share.
     As a result of the step acquisition of Woodbridge shares by BFC in 2007 and the impairment charges taken by Woodbridge in 2008, a basis difference was created between the Company’s investment in Bluegreen and the underlying assets and liabilities carried on the books of Bluegreen of $13.9 million.. Therefore, earnings from Bluegreen will be adjusted each period to reflect the amortization of this basis difference. As such, an allocation methodology was established by which the basis difference was allocated to the relative fair value of Bluegreen’s underlying assets based upon the position that the basis difference was a reflection of the perceived value of these underlying assets. The appropriate amortization will be calculated based on the useful lives of the underlying assets and other relevant data associated with each asset category. As such, amortization of $13.9 million was recorded into the Company’s pro rata share of Bluegreen’s net loss for the period ended December 31, 2008.
     The following table shows the reconciliation of earnings in Bluegreen Corporation (in thousands):

December 31,
2008

Prorata share of Bluegreen’s net loss	$(154)
Amortization of basis difference	13,850

Total earnings from Bluegreen Corporation	$13,696

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The following table shows the reconciliation of the Company’s prorata share of its net investment in Bluegreen and its investment in Bluegreen after impairment charges (in thousands):

December 31,
2008

Prorata share of investment in Bluegreen Corporation	$115,072
Purchase accounting adjustment (from the step acquisition)	(4,700)
Amortization of basis difference	13,850
Less: Impairment of investment in Bluegreen Corporation	(94,433)

Investment in Bluegreen Corporation	$29,789

     Bluegreen’s condensed consolidated financial statements are presented below:
Condensed Consolidated Balance Sheet
(In thousands)

	December 31,
	2008	2007
	As Adjusted	As Adjusted
Total assets	$1,193,507	1,039,578

Total liabilities	781,522	632,047
Total shareholders’ equity	382,467	385,108
Noncontrolling interest	29,518	22,423

Total liabilities and shareholders’ equity	$1,193,507	1,039,578

Condensed Consolidated Statements of Income
(In thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
	As Adjusted	As Adjusted	As Adjusted

Revenues and other income	$602,043	691,494	671,509
Cost and other expenses	594,698	632,280	609,018

Income before income taxes	7,345	59,214	62,491
Provision for income taxes	(766)	(19,567)	(20,861)

Income before cumulative effect of change in accounting principle	6,579	39,647	41,630
Cumulative effect of change in accounting principle, net of tax	—	—	(5,678)

Net income	6,579	39,647	35,952
Less: Net income attributable to noncontrolling interest	7,095	7,721	7,319
Noncontrolling interest in cumulative effect of change in accounting principle	—	—	1,184

Net (loss) income attributable to Bluegreen Corporation	$(516)	31,926	29,817

     During the fourth quarter of 2008, Bluegreen recorded $15.6 million in restructuring charges as part of its strategic initiative to conserve cash by reducing overhead and capital spending, among other things. In addition, Bluegreen recorded an $8.5 million impairment charge related to its goodwill.

BFC Financial Corporation
Notes to Consolidated Financial Statements
BankAtlantic Bancorp Investment in Statutory Business Trusts
     BankAtlantic Bancorp has investments in thirteen statutory business trusts which were solely formed in connection with BankAtlantic Bancorp’s issuance of its trust preferred securities. The statutory business trusts’ condensed combined statements of financial condition as of December 31, 2008 and 2007 and condensed combined statements of operation for the years ended December 31, 2008, 2007 and 2006 are as follows (in thousands):

	As of December 31,
Statement of Financial Condition	2008	2007
Junior subordinated debentures	$294,195	294,195
Other assets	1,035	1,072

Total Assets	$295,230	295,267

Trust preferred securities	$285,375	285,375
Other liabilities	1,035	1,072

Total Liabilities	286,410	286,447

Common securities	8,820	8,820

Total Liabilities and Equity	$295,230	295,267

	For the Years Ended December 31,
Statement of Operations	2008	2007	2006
Interest income from subordinated debentures	$20,197	22,274	20,913
Interest expense	(19,596)	(21,612)	(20,286)

Net income	$601	662	627

     For the years ended December 31, 2008, 2007 and 2006, BankAtlantic Bancorp received dividends from unconsolidated affiliates of $0.6 million, $1.2 million and $1.0 million, respectively.
18. Deposits
     The weighted average nominal interest rate payable on deposit accounts at December 31, 2008 and 2007 was 1.41% and 3.22%, respectively. The stated rates and balances on deposits were (dollars in thousands):

	As of December 31,
	2008		2007
	Amount	Percent	Amount	Percent
Interest free checking	$741,691	18.89%	824,211	20.85%
Insured money fund savings
0.70% at December 31, 2008	427,762	10.89
2.45% at December 31, 2007,			624,390	15.79
NOW accounts
0.50% at December 31, 2008	992,762	25.28
1.50% at December 31, 2007,			900,233	22.77
Savings accounts
0.50% at December 31, 2008	419,494	10.68
1.50% at December 31, 2007,			580,497	14.68

Total non-certificate accounts	2,581,709	65.74	2,929,331	74.09

Certificate accounts:
Less than 2.00%	189,528	4.83	16,261	0.41
2.01% to 3.00%	145,188	3.70	52,435	1.33
3.01% to 4.00%	598,461	15.24	164,744	4.17
4.01% to 5.00%	337,885	8.61	445,498	11.27
5.01% to 6.00%	67,108	1.71	339,625	8.59
6.01% to 7.00%	6	—	32	—

Total certificate accounts	1,338,176	34.09	1,018,595	25.77

Total deposit accounts	3,919,885	99.83	3,947,926	99.86

Premium on brokered deposits	(89)	—	—	—
Interest earned not credited to deposit accounts	6,572	0.17	5,479	0.14

Total	$3,926,368	100.00%	3,953,405	100.00%

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Interest expense by deposit category was (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Money fund savings and NOW accounts	$17,783	26,031	20,413
Savings accounts	4,994	12,559	2,936
Certificate accounts — below $100,000	21,195	25,512	23,136
Certificate accounts, $100,000 and above	20,856	21,002	13,048
Less early withdrawal penalty	(565)	(628)	(574)

Total	$64,263	84,476	58,959

     At December 31, 2008, the amounts of scheduled maturities of certificate accounts were (in thousands):

	For the Years Ended December 31,
Interest Rates	2009	2010	2011	2012	2013	Thereafter
0.00% to 2.00%	$188,928	434	128	—	26	11
2.01% to 3.00%	136,775	6,505	1,342	159	407	—
3.01% to 4.00%	581,465	7,435	3,408	2,718	3,431	4
4.01% to 5.00%	283,391	13,687	6,798	26,576	7,433	—
5.01% to 6.00%	38,579	25,204	699	870	1,757	—
6.01% and greater	6	—	—	—	—	—

Total	$1,229,144	53,265	12,375	30,323	13,054	15

     Time deposits of $100,000 and over had the following maturities (in thousands):

December 31,
2008
3 months or less	$259,704
4 to 6 months	159,763
7 to 12 months	170,000
More than 12 months	74,232

Total	$663,699

     Included in deposits at December 31, was (in thousands):

	2008	2007
Brokered deposits	$239,888	14,665
Public deposits	243,745	323,879

Total institutional deposits	$483,633	338,544

     As of December 31, 2008, BankAtlantic pledged $109.3 million of securities available for sale against public deposits.

BFC Financial Corporation
Notes to Consolidated Financial Statements
19. Advances from Federal Home Loan Bank
     At December 31, 2008, the amount of fixed rate FHLB outstanding were (dollars in thousands):

	Weighted	Weighted
	Average	Average
	Maturity	Interest	Outstanding
Advances Maturing During the Year Ended:	Date	Rate	Balance
December 31, 2009	7/10/2009	3.69%	$565,271
December 31, 2010	4/13/2010	2.84%	402,220

Total advances from the FHLB			$967,491

     The average interest rate of FHLB advances outstanding during the year ended December 31, 2008 was 3.59% and the average interest rate on FHLB advances at December 31, 2008 was 3.34%.
     BankAtlantic’s line of credit with the FHLB is limited to 40% of assets, subject to available collateral, with a maximum term of 10 years. At December 31, 2008, $1.6 billion of 1-4 family residential loans, $137.3 million of commercial real estate loans and $688 million of consumer loans were pledged against FHLB advances. In addition, FHLB stock is pledged as collateral for outstanding FHLB advances. BankAtlantic’s available borrowings under the FHLB line of credit were $672 million as of December 31, 2008.
     During the year ended December 31, 2008, BankAtlantic incurred prepayment penalties of $1.6 million upon the repayment of $692 million of FHLB advances. During the year ended December 31, 2006, BankAtlantic incurred prepayment penalties of $1.5 million upon the repayment of $384 million of FHLB advances and recorded a gain of $1.5 million upon the repayment of $100 million of advances.
20. Federal Funds Purchased and Treasury Borrowings
     BankAtlantic established $35 million of lines of credit with other banking institutions for the purchase of federal funds. During 2008, BankAtlantic also participated in a treasury tax and loan program (“TTL”) with the Department of Treasury (the “Treasury”) and a term auction facilities program (“TAF”) with the Federal Reserve Board. Under this Treasury program, the Treasury, at its option, can invest up to $50 million with BankAtlantic at a federal funds rate less 25 basis points. BankAtlantic is also eligible to borrow under the Federal Reserve discount window and had no borrowings under this program at December 31, 2008 and 2007.
     At December 31, 2008, BankAtlantic has pledged as collateral for the TAF program $225.4 million of agency securities available for sale, $111.8 million of commercial mortgage loans, and $11.6 million of consumer loans. BankAtlantic pledged $51.4 million of agency securities available for sale as collateral under TTL program. At December 31, 2008 and 2007, the outstanding balance under this TAF program was $236 million and $0, respectively. At December 31, 2008 and 2007 the outstanding balance under this TTL program was $2.3 million and $50 million, respectively.
     BankAtlantic’s available borrowings from lines of credit with other banking institutions and access to Treasury borrowings were $82.7 million as of December 31, 2008.
     The following table provides information on federal funds purchased, TAF and TTL borrowings (dollars in thousands):

		As of December 31,
		2008	2007	2006
Ending balance		$238,339	108,975	32,026
Maximum outstanding at any month end within period		$238,339	175,000	266,237
Average amount outstanding during period		$78,125	115,334	176,237
Average interest cost during period	%	2.23	5.17	5.17

BFC Financial Corporation
Notes to Consolidated Financial Statements
21. Securities Sold Under Agreements to Repurchase
     Securities sold under agreements to repurchase represent transactions where BankAtlantic sells a portion of its current investment portfolio (usually MBS’s and REMIC’s) at a negotiated rate and agrees to repurchase the same assets on a specified future date. BankAtlantic issues repurchase agreements to institutions and to its customers. These transactions are collateralized by securities available for sale and investment securities. Customer repurchase agreements are not insured by the FDIC. At December 31, 2008 and 2007, the outstanding balances of customer repurchase agreements were $46.1 million and $58.3 million, respectively. There were no institutional repurchase agreements outstanding at December 31, 2008 and 2007. BankAtlantic had $231 million of un-pledged securities that could be sold or pledged for additional repurchase agreement borrowings.
     The following table provides information on the agreements to repurchase (dollars in thousands):

		For the Years Ended December 31,
		2008	2007	2006
Maximum borrowing at any month-end within the period		$55,179	109,430	202,607
Average borrowing during the period		$63,529	73,848	123,944
Average interest cost during the period	%	2.23	4.88	4.83
Average interest cost at end of the period	%	0.12	3.46	5.17
     The following table lists the amortized cost and estimated fair value of securities sold under repurchase agreements, and the repurchase liability associated with such transactions (dollars in thousands):

				Weighted
		Estimated		Average
	Amortized	Fair	Repurchase	Interest
	Cost	Value	Balance	Rate
December 31, 2008 (1)
Mortgage-backed securities	$46,689	47,896	41,387	0.12%
REMIC	0	0	0	0.00

Total	$46,689	47,896	41,387	0.00%

December 31, 2007 (1)
Mortgage-backed securities	$30,028	30,251	23,468	3.46%
REMIC	37,796	35,398	27,462	3.46

Total	$67,824	65,649	50,930	3.46%

(1)	At December 31, 2008 and 2007, all securities were classified as available for sale and were recorded at fair value in the consolidated statements of financial condition.
     All repurchase agreements existing at December 31, 2008 matured and were repaid in January 2009. These securities were held by unrelated broker dealers.

BFC Financial Corporation
Notes to Consolidated Financial Statements
22. Subordinated Debentures, Notes and Bonds Payable, Secured Borrowings, Junior Subordinated Debentures and Other Liabilities
     The following subordinated debentures, notes and bonds payable were outstanding at December 31, 2008 and 2007 (dollars in thousands):

	December 31,		Interest	Maturity
	2008	2007	Rate	Date
BFC borrowings
Revolving Line of Credit		$—	LIBOR +2.80	December 15, 2007
Mortgage payables	8	29	6.00%	June 2009

Total BFC borrowings	8	29

BankAtlantic borrowings
Subordinated debentures (1)	22,000	22,000	LIBOR + 3.45%	November 7, 2012
Mortgage-Backed Bond	864	4,654	(2)	September 30, 2013

Total BankAtlantic borrowings	22,864	26,654

Woodbridge Borrowings
Land acquisition and development mortgage notes payable (a) (e)	140,034	136,266	From LIBOR +2.5% to Fixed 6.88%	Range from June 2011 to October 2019
Commercial development mortgage notes payable (b) (e)	71,905	76,278	From LIBOR + 1.70% to Prime	Range from June 2009 to July 2010
Borrowing base facility (c)	37,458	39,674	Prime	March 2011
Other mortgage notes payable (d)	11,831	12,027	Fixed 5.47%	April 2015
Development Bonds	3,291	3,350	Fixed from 6% to 6.13%	2035
Other borrowings	381	1,143	Fixed from 2.44% to 9.15%	Range from July 2009 to June 2013

Total Woodbridge borrowings	264,900	268,738

Total	$287,772	295,421

(1)	LIBOR interest rates are indexed to 3-month LIBOR and adjust quarterly.

(2)	The bonds adjust semi-annually to the ten year treasury constant maturity rate minus 23 basis points.

(a)	Core Communities’ land acquisition and development mortgage notes payable are collateralized by inventory of real estate and property and equipment with approximate net carrying values aggregating $174.5 million and $159.2 million as of December 31, 2008 and 2007, respectively. Core has a credit agreement with a financial institution which provides for borrowings of up to $88.9 million. This facility matures in June 2011 and has a loan to value limitation of 55%. As of December 31, 2008, $86.9 million was outstanding with no current availability for further borrowing based on available collateral. Core has a credit agreement with a financial institution which provides for borrowings of up to $33.0 million. This facility matures in October 2019. As of December 31, 2008, $23.2 million was outstanding with no current availability for further borrowing based on available collateral. Core has a credit agreement with a financial institution which provides for borrowing of up to $5.0 million. This facility matures in October 2019. As of December 31, 2008, $4.9 million was outstanding, with no current availability for borrowing based on available collateral. These notes accrue interest, payable monthly, at fixed and varying rates and are tied to various indices as noted above. For certain notes, principal payments are required monthly or quarterly as the note dictates. Core had a $50.0 million revolving credit facility with a loan to value limitation of 75% for construction financing for the development of the Tradition Hilton Head master-planned community which was subsequently modified in 2008 to $25.0 million. This agreement had a provision that required additional principal payments, known as curtailment payments, in the event that actual sales were below the contractual requirements. A curtailment payment of $14.9 million was paid in January 2008. On June 27, 2008, Core modified this loan agreement, terminating the revolving feature of the loan and reducing an approximately $19 million curtailment payment due in June 2008 to $17.0 million, $5.0 million of which was paid in June 2008. The loan was further modified in December 2008, reducing the loan to

BFC Financial Corporation
Notes to Consolidated Financial Statements
$25 million, eliminating the curtailment requirements, extending the loan to February 2012 and increasing the rate to Prime Rate plus 1%, with a floor of 5.00%, and the establishment of an interest reserve classified as restricted cash. As of December 31, 2008, $25.0 million was outstanding, with no current availability for borrowing based on available collateral. The facility is due and payable on February 28, 2012.
(b)	Core Communities has three credit agreements with a financial institution which provide for borrowings of up to $80.3 million. As of December 31, 2008, $71.9 million was outstanding, with no current availability for further borrowing based on available collateral. These credit agreements required debt service coverage ratios of up to 1.15. Core also has a credit agreement with a financial institution which provides for borrowing of up to $64.3 million. This facility matures in June 2009 and, as of December 31, 2008 $58.3 million was outstanding with no current availability for borrowing based on available collateral. In July 2008, one of these credit agreements was refinanced by a $9.1 million construction loan. The new loan has an interest rate of 30-day LIBOR plus 210 basis points or Prime Rate, a maturity date of July 2010 with a one year extension subject to certain conditions and has an outstanding balance of $8.9 million at December 31, 2008. In 2008, Core extended the maturity of another $6.9 million credit agreement from June 2008 to June 2010, which had an outstanding balance of $4.7 million at December 31, 2008. These notes accrue interest at varying rates tied to various indices as noted above and interest is payable monthly. For certain notes, principal payments are required monthly. Core Communities’ commercial development mortgage notes payable are collateralized by commercial property with approximate net carrying values aggregating $96.1 million and $103.2 million as of December 31, 2008 and 2007, respectively.

(c)	Levitt and Sons had a $100.0 million revolving working capital, land acquisition, development and residential construction borrowing base facility agreement with 75% loan to value limitation and borrowed $30.2 million under the facility (the “Carolina Oak Loan”). The proceeds were used to finance the inter-company purchase of a 150 acre parcel in Tradition Hilton Head from Core Communities and to refinance a $15.0 million line of credit. In October 2007, in connection with Woodbridge’s acquisition from Levitt and Sons of the membership interests in Carolina Oak, Woodbridge became the obligor for the entire Carolina Oak Loan $34.1 million outstanding balance at the time of acquisition. The Carolina Oak Loan was modified in connection with the acquisition and had an outstanding balance of $37.5 million at December 31, 2008. The Carolina Oak Loan is collateralized by a first mortgage on the 150 acre parcel in Tradition, Hilton Head which had approximate net carrying values aggregating $27.6 million and $38.5 million as of December 31, 2008 and 2007, respectively. The Carolina Oak Loan is due and payable on March 21, 2011 and may be extended at the lender’s sole discretion on the anniversary date of the facility. Interest accrues at the Prime Rate and is payable monthly. At December 31, 2008, there was no availability to draw on this facility based on available collateral.

(d)	Woodbridge entered into a mortgage note payable agreement with a financial institution in March 2005 to repay the bridge loan used to temporarily fund Woodbridge’s purchase of an office building in Fort Lauderdale. This note payable is collateralized by the office building which had approximate net carrying values aggregating $13.7 million and $14.2 million as of December 31, 2008 and 2007, respectively. The note payable contains a balloon payment requirements of approximately $10.4 million at the maturity date in April 2015. Principal and interest are payable monthly.

(e)	Core Communities’ credit facilities generally require it to maintain minimum net worth and minimum working capital levels, the most restrictive of which is a minimum net worth of $75 million and minimum liquidity of $7.5 million.
     Some of Woodbridge’s subsidiaries have borrowings which contain covenants that, among other things, require the subsidiary to maintain financial ratios and a minimum net worth. These requirements may limit the amount of debt that the subsidiaries can incur in the future and restrict the payment of dividends from its subsidiaries to Woodbridge Holdings Corporation. The loan agreements generally require repayment of specified amounts upon a sale of a portion of the property collateralizing the debt. The land acquisition and development mortgage notes payable, commercial development mortgage notes payable and the borrowing base facility all have loan to value limitations. The commercial development mortgage notes payable also have debt service coverage ratio limitations. At December 31, 2008, Woodbridge was in compliance with all loan agreement financial requirements and covenants. See Note 26 for further information relating on Core’s debt covenants.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     BankAtlantic Bancorp and Woodbridge had the following junior subordinated debentures outstanding at December 31, 2008 and 2007(in thousands):

		December 31,				Beginning
		2008	2007			Optional
	Issue	Outstanding	Outstanding	Interest	Maturity	Redemption
Junior Subordinated Debentures	Date	Amount	Amount	Rate	Date	Date
BBX Capital Trust I(A)	06/26/2007	$25,774	25,774	LIBOR + 1.45%	09/15/2037	09/15/2012
BBX Capital Trust II(A)	09/20/2007	5,155	5,155	LIBOR + 1.50%	12/15/2037	12/15/2012
BBX Capital Trust II	03/05/2002	57,088	57,088	8.50%	03/31/2032	03/31/2007
BBX Capital Trust III	06/26/2002	25,774	25,774	LIBOR + 3.45%	06/26/2032	06/26/2007
BBX Capital Trust IV	09/26/2002	25,774	25,774	LIBOR + 3.40%	09/26/2032	09/26/2007
BBX Capital Trust V	09/27/2002	10,310	10,310	LIBOR + 3.40%	09/30/2032	09/27/2007
BBX Capital Trust VI	12/10/2002	15,450	15,450	LIBOR + 3.35%	12/10/2032	12/10/2007
BBX Capital Trust VII	12/19/2002	25,774	25,774	LIBOR + 3.25%	12/19/2032	12/19/2007
BBX Capital Trust VIII	12/19/2002	15,464	15,464	LIBOR + 3.35%	01/07/2033	12/19/2007
BBX Capital Trust IX	12/19/2002	10,310	10,310	LIBOR + 3.35%	01/07/2033	12/19/2007
BBX Capital Trust X	03/26/2003	51,548	51,548	LIBOR + 3.15%	03/26/2033	03/26/2008
BBX Capital Trust XI	04/10/2003	10,310	10,310	LIBOR + 3.25%	04/24/2033	04/24/2008
BBX Capital Trust XII	03/27/2003	15,464	15,464	LIBOR + 3.25%	04/07/2033	04/07/2008

Total BankAtlantic Bancorp		294,195	294,195

Unsecured junior subordinated debentures — Levitt Capital Trust I (“LCT I”)	03/15/2005	23,196	23,196	From fixed 8.11% to LIBOR + 3.85%	03/01/2035	3/15/2010

Unsecured junior subordinated debentures — Levitt Capital Trust II (“LCT II”)	05/04/2005	30,928	30,928	From fixed 8.09% to LIBOR + 3.80%	06/30/2035	05/04/2010

Unsecured junior subordinated debentures — Levitt Capital Trust III (“LCT III”)	06/01/2006	15,464	15,464	From fixed 9.25% to LIBOR + 3.80%	06/30/2036	06/30/2011

Unsecured junior subordinated debentures — Levitt Capital Trust IV (“LCTIV”)	07/18/2006	15,464	15,464	From fixed 9.35% to LIBOR + 3.80%	09/30/2036	09/30/2011

Total Woodbridge		85,052	85,052

Purchase Accounting		(3,143)	(24)
Total Junior Subordinated Debentures		$376,104	379,223

     Annual maturities of junior subordinated debentures and other debt outstanding at December 31, 2008 are as follows (in thousands):

Consolidated
December 31, 2008
Year ended December 31,
2009	$3,575
2010	8,713
2011	188,520
2012	48,309
2013	2,129
Thereafter	412,630

$663,876

BankAtlantic Bancorp Junior Subordinated Debentures
     BankAtlantic Bancorp has formed thirteen statutory business trusts (“Trusts”) which were formed for the

BFC Financial Corporation
Notes to Consolidated Financial Statements
purpose of issuing Trust Preferred Securities (“trust preferred securities”) and investing the proceeds thereof in junior subordinated debentures of BankAtlantic Bancorp. The trust preferred securities are fully and unconditionally guaranteed by BankAtlantic Bancorp. The Trusts used the proceeds from issuing trust preferred securities and the issuance of its common securities to BankAtlantic Bancorp to purchase junior subordinated debentures from BankAtlantic Bancorp. Interest on the junior subordinated debentures and distributions on the trust preferred securities are payable quarterly in arrears. Distributions on the trust preferred securities are cumulative and are based upon the liquidation value of the trust preferred security. BankAtlantic Bancorp has the right, at any time, as long as there are no continuing events of default, to defer payments of interest on the junior subordinated debentures for a period not exceeding 20 consecutive quarters; but not beyond the stated maturity of the junior subordinated debentures. As of December 31, 2008 no interest had been deferred. In February and March 2009, BankAtlantic Bancorp notified the trustees of the junior subordinated debentures that it has elected to defer interest payments for the next regularly scheduled quarterly interest payment dates. The deferral election will begin with respect to regularly scheduled quarterly interest payments aggregating $3.9 million that would otherwise have been made in March and April of 2009. Interest will continue to accrue on the junior subordinated debentures and on the deferred interest and BankAtlantic Bancorp will continue to recognize interest expense in its statement of operations. During the deferral period, distributions will likewise be deferred on the trust preferred securities. The trust preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at maturity or their earlier redemption. BankAtlantic Bancorp has the right to redeem the junior subordinated debentures after five years from issuance and in some instances sooner. The redemption of the subordinated debentures is subject to BankAtlantic Bancorp having received regulatory approval, if required under applicable capital guidelines or regulatory policies.
BankAtlantic
     In October 2002, BankAtlantic issued $22 million of floating rate subordinated debentures due 2012. The subordinated debentures pay interest quarterly and are currently redeemable at a price based upon then-prevailing market interest rates. The subordinated debentures were issued by BankAtlantic in a private transaction as part of a larger pooled securities offering. The subordinated debentures qualify for inclusion in BankAtlantic’s total risk based capital.
     During the year ended December 31, 2008, the holder of a mortgage-backed bond issued by a financial institution acquired by BankAtlantic agreed to accept a $2.8 million payment for the retirement of $3.1 million in mortgage-backed bonds. Included in the Company’s Consolidated Statement of Operations in Financial Services — cost associated with debt redemption is a $0.3 million gain from the early extinguishment of the mortgage-backed bond. BankAtlantic pledged $3.7 million of residential loans as collateral for the outstanding balance of the mortgage-back bond as of December 31, 2008.
BankAtlantic Bancorp Indentures
     The indentures relating to the debentures (including those related to the junior subordinated debentures) contain certain customary covenants found in indentures under the Trust Indenture Act, including covenants with respect to the payment of principal and interest, maintenance of an office or agency for administering the debentures, holding of funds for payments on the debentures in trust, payment by BankAtlantic Bancorp of taxes and other claims, maintenance by BankAtlantic Bancorp of its properties and its corporate existence and delivery of annual certifications to the trustee.
Woodbridge Junior Subordinated Debentures
     Woodbridge formed four statutory business trusts which issued trust preferred securities to third parties and trust common securities to Woodbridge and used the proceeds to purchase an identical amount of junior subordinated debentures from Woodbridge. Interest on the junior subordinated debentures and distributions on these trust preferred securities are payable quarterly in arrears at the fixed rate as described in the above table until the optional redemption date and thereafter at the floating rate as specified in the above table until the corresponding scheduled maturity date. The trust preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at maturity or their earlier redemption. The junior subordinated debentures are redeemable in whole or in part at Woodbridge’s option at any time after five years from the issue date or sooner following certain specified events.

BFC Financial Corporation
Notes to Consolidated Financial Statements
Woodbridge Development Bonds Payable
     In connection with the development of certain of Core’s projects, community development, special assessment or improvement districts have been established and may utilize tax-exempt bond financing to fund construction or acquisition of certain on-site and off-site infrastructure improvements near or at these communities. The obligation to pay principal and interest on the bonds issued by the districts is assigned to each parcel within the district, and a priority assessment lien may be placed on benefited parcels to provide security for the debt service. The bonds, including interest and redemption premiums, if any, and the associated priority lien on the property are typically payable, secured and satisfied by revenues, fees, or assessments levied on the property benefited. Core is required to pay the revenues, fees, and assessments levied by the districts on the properties it still owns that are benefited by the improvements. Core may also be required to pay down a specified portion of the bonds at the time each unit or parcel is sold. The costs of these obligations are capitalized to inventory during the development period and recognized as cost of sales when the properties are sold.
     Core’s bond financing at December 31, 2008 and 2007 consisted of district bonds totaling $218.7 million with outstanding amounts of approximately $130.5 million and $82.9 million, respectively. Further, at December 31, 2008 and 2007, there was approximately $82.4 million and $129.5 million, respectively, available under these bonds to fund future development expenditures. Bond obligations at December 31, 2008 mature in 2035 and 2040. As of December 31, 2008, Core owned approximately 16% of the property subject to assessments within the community development district and approximately 91% of the property subject to assessments within the special assessment district. During the years ended December 31, 2008, 2007 and 2006, Core recorded approximately $584,000, $1.3 million and $1.7 million, respectively, in assessments on property owned by it in the districts. Core is responsible for any assessed amounts until the underlying property is sold and will continue to be responsible for the annual assessments if the property is never sold. In addition, Core has guaranteed payments for assessments under the district bonds in Tradition, Florida which would require funding if future assessments to be allocated to property owners are insufficient to repay the bonds. Management of Core has evaluated this exposure based upon the criteria in SFAS No. 5, “Accounting for Contingencies", and has determined that there have been no substantive changes to the projected density or land use in the development subject to the bond which would make it probable that Core would have to fund future shortfalls in assessments.
     In accordance with EITF Issue No. 91-10, “Accounting for Special Assessments and Tax Increment Financing”, Woodbridge records a liability for the estimated developer obligations that are fixed and determinable and user fees that are required to be paid or transferred at the time the parcel or unit is sold to an end user. At December 31, 2008 and 2007, the liability related to developer obligations was $3.3 million at each period end associated with Core’s ownership of the property and is recorded in the Consolidated Statements of Financial Condition.
BFC Borrowings
Other Liabilities
     Approximately $4.8 million is included in other liabilities at December 31, 2008 and 2007 representing amounts due in connection with the settlement of a class action litigation that arose in connection with exchange transactions that the Company entered into in 1989 and 1991. The Company is required to repay this obligation as settlement holders submit their claims to the Company. During the years ended December 31, 2008, 2007 and 2006, the Company paid claims of approximately $10,300, $17,900 and $9,900, respectively, related to this obligation.

BFC Financial Corporation
Notes to Consolidated Financial Statements
23. Stock Based Compensation
BFC’s Stock Option Plans and Restricted Stock
     BFC (without consideration or reference to BankAtlantic Bancorp and Woodbridge) has a stock based compensation plan (the “2005 Stock Incentive Plan”) under which restricted unvested stock, incentive stock options and non-qualifying stock options are awarded. Under the 2005 Stock Incentive Plan, up to 3,000,000 shares of Class A Common Stock may be issued through restricted stock awards and upon the exercise of options granted under the Plan. BFC may grant incentive stock options only to its employees (as defined in the 2005 Stock Incentive Plan). BFC may grant non-qualified stock options and restricted stock awards to directors, independent contractors and agents as well as employees.
     BFC also had a stock based compensation plan (“1993 Plan”) which expired in 2004. No future grants can be made under the 1993 Plan; however, any previously issued options granted under that plan remain effective until either they expire, are forfeited or are exercised. BFC’s 1993 Plan provided for the grant of stock options to purchase shares of BFC’s Class B Common Stock. The 1993 Plan provided for the grant of both incentive stock options and non-qualifying options and the maximum term of the options was ten years.
     Share-based compensation costs are recognized based on the grant date fair value. The grant date fair value for stock options is calculated using the Black-Scholes option pricing model net of an estimated forfeitures rate and recognizes the compensation costs for those options expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of five years. BFC based its estimated forfeiture rate of its unvested options on its historical experience.
     Assumptions used in estimating the fair value of employee options granted subsequent to January 1, 2006 were formulated in accordance with guidance under SFAS 123R and the guidance provided by the Securities and Exchange Commission (“SEC”) in Staff Accounting Bulletin No. 107 (“SAB 107”). As part of this assessment, management determined that volatility should be based on the Company’s Class A Common Stock and derived from historical price volatility using prices for the period after the Class A Common Stock began trading on the NASDAQ National Market (the Class A Common Stock currently trades on Pink Sheets Electronic OTC Markets) through the grant date. The expected term of an option is an estimate as to how long the option will remain outstanding based upon management’s expectation of employee exercise and post-vesting forfeiture behavior. Because there were no recognizable patterns, the simplified guidance in SAB 107 was used to determine the estimated term of options issued subsequent to the adoption of SFAS 123R. Based on this guidance, the term was estimated to be the midpoint of the vesting term and the contractual term. The estimate of a risk-free interest rate is based on the U.S. Treasury implied yield curve in effect at the time of grant with a remaining term equal to the expected term. BFC has never paid cash dividends and does not currently intend to pay cash dividends, and therefore a 0% dividend yield was assumed.
     The option model used to calculate the fair value of the options granted was the Black-Scholes model. The table below presents the weighted average assumptions used to value options granted to employees and non-employee directors. No options were granted to employees for the year ended December 31, 2008.

	Weighted Average
	For the Twelve Months Ended
	December 31,
Employees	2007	2006
Expected volatility	43.05%	44.22%
Expected dividends	0%	0%
Expected term (in years)	7.5	7.5
Average risk-free interest rate	4.94%	5.01%
Option value	$2.34	$3.54

BFC Financial Corporation
Notes to Consolidated Financial Statements

	Weighted Average
	For the Twelve Months Ended
	December 31,
Non-Employees - Directors	2008	2007
Volatility	50.81%	43.05%
Expected dividends	0.00%	0.00%
Expected term (in years)	5.00	5.00
Risk-free rate	3.35%	4.89%
Option value	$0.40	$1.99
     The following table sets forth information on outstanding options:

		Weighted	Weighted
		Average	Average	Aggregate
	Outstanding	Exercise	Remaining	Intrinsic
	Options	Price	Contractual Term	Value ($000)
Outstanding at December 31, 2005	5,299,569	$2.92	3.12
Exercised	(3,928,982)	2.32
Forfeited	—	0.00
Expired	—	0.00
Granted	236,500	6.36

Outstanding at December 31, 2006	1,607,087	$4.88	6.25	$—
Exercised	(129,769)	1.45
Forfeited	(18,397)	4.99
Expired	—	0.00
Granted	264,296	4.44

Outstanding at December 31, 2007	1,723,217	$5.07	6.31	$—
Exercised	—	0.00
Forfeited	(30,000)	6.04
Expired	(147,407)	3.68
Granted	252,150	0.83

Outstanding at December 31, 2008	1,797,960	$4.57	6.35	$—

Exercisable at December 31, 2008	881,158	$1.89	5.83	$—

Available for grant at December 31, 2008	2,015,804

     The weighted average grant date fair value of options granted during 2008, 2007 and 2006 was $0.40, $2.34, and $3.54, respectively. The total intrinsic value of options exercised during the years ended December 31, 2008, 2007, and 2006 was $0, $328,000 and $13.6 million, respectively.
     Total unearned compensation cost related to BFC’s unvested stock options was $1.2 million at December 31, 2008. The cost is expected to be recognized over a weighted average period of 1.77 years.
     In 2007, BFC received net proceeds of approximately $188,000 upon the exercise of stock options. In 2006, 1,278,985 shares of BFC Class A Common Stock with a fair value of $7.4 million and 1,068,572 shares of BFC Class B Common Stock with a fair value of $5.9 million, were accepted by BFC as consideration for the exercise price of stock options and optionees’ minimum statutory withholding taxes related to option exercises. No options were exercised for the year ended December 31, 2008.
     In accordance with SFAS 123R, excess tax benefits are recognized in the financial statements upon actual realization of the related tax benefit. At December 31, 2008, BFC’s excess tax benefit of approximately $4.7 million was not recognized and will not be recognized until such deductions are utilized to reduce taxes payable.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The following is a summary of BFC’s restricted stock activity:

		Weighted
	Unvested	Average
	Restricted	Grant Date
	Stock	Fair Value
Outstanding at December 31, 2005	11,262	$5.52
Granted	30,028	6.66
Vested	(26,276)	6.29
Forfeited	—	—

Outstanding at December 31, 2006	15,014	$6.65
Granted	22,522	4.44
Vested	(28,152)	3.71
Forfeited	—	—

Outstanding at December 31, 2007	9,384	$5.62
Granted	120,480	0.83
Vested	(79,664)	0.60
Forfeited	—	—

Outstanding at December 31, 2008	50,200	$1.26

     BFC recognized vested restricted stock compensation cost of approximately $100,000, $158,000 and $200,000 for the years ended December 31, 2008, 2007 and 2006 respectively.
     In June 2008, the Board of Directors granted to non-employee directors 120,480 shares of restricted stock under the 2005 Stock Incentive Plan. Restricted stock was granted in Class A Common Stock and vests monthly over the twelve-month service period. The fair value of the 120,480 shares of restricted stock granted on June 2, 2008 was approximately $100,000, and the cost is expected to be recognized over the 12 month service period from June 2008 through May 2009.
BankAtlantic Bancorp Restricted Stock and Stock Option Plan:

	Stock Option Plans
	Maximum	Shares	Class of	Vesting	Type of
	Term	Authorized (3)	Stock	Requirements	Options (2)
1996 Stock Option Plan	10 years	449,219	Class A	5 Years (1)	ISO, NQ
1999 Non-qualifying Stock Option Plan	10 years	172,500	Class A	(1)	NQ
1999 Stock Option Plan	10 years	172,500	Class A	(1)	ISO, NQ
2000 Non-qualifying Stock Option Plan	10 years	340,830	Class A	immediately	NQ
2001 Amended and Restated Stock Option Plan	10 years	783,778	Class A	5 Years (1)	ISO, NQ
2005 Restricted Stock and Option Plan (4)	10 years	1,200,000	Class A	5 Years (1)	ISO, NQ

(1)	Vesting is established by the BankAtlantic Bancorp Compensation Committee in connection with each grant of options or restricted stock. All directors’ stock options vest immediately.

(2)	ISO — Incentive Stock Option

NQ — Non-qualifying Stock Option

(3)	During 2001 all shares remaining available for grant under all stock options plans except the 2001 stock option plan were canceled. During 2005 all shares remaining available for grant under the 2001 stock option plan were canceled.

(4)	The 2005 Restricted Stock and Option Plan provides that up to 1,200,000 shares of BankAtlantic Bancorp Class A common stock may be issued for restricted stock awards and upon the exercise of options granted under the Plan.

BFC Financial Corporation
Notes to Consolidated Financial Statements
The following is a summary of BankAtlantic Bancorp’s Class A restricted stock activity:

	Class A	Weighted
	Non-vested	Average
	Restricted	Grant date
	Stock	Fair Value
Outstanding at December 31, 2005	26,527	$40.00
Vested	(6,965)	55.60
Forfeited	—	—
Granted	6,278	73.68

Outstanding at December 31, 2006	25,840	43.95
Vested	(7,583)	48.93
Forfeited	—	—
Granted	12,432	42.18

Outstanding at December 31, 2007	30,689	42.01

Vested	(10,295)	33.77
Forfeited	—	—
Granted	5,455	9.70

Outstanding at December 31, 2008	25,849	$38.47

     As of December 31, 2008, approximately $0.7 million of total unrecognized compensation cost was related to non-vested restricted stock compensation. The cost is expected to be recognized over a weighted-average period of approximately 2 years. The fair value of shares vested during the years ended December 31, 2008, 2007 and 2006 was $0.1 million, $0.4 million and $0.6 million, respectively.
     BankAtlantic Bancorp formulated its assumptions used in estimating the fair value of its employee options granted subsequent to January 1, 2006 in accordance with guidance under SFAS 123R and the guidance provided by the SEC in Staff Accounting Bulletin No. 110 (“SAB 110”). As part of this assessment, management determined that the historical volatility of BankAtlantic Bancorp’s stock should be adjusted to reflect the spin-off of Levitt Corporation (“Levitt”) on December 31, 2003 because BankAtlantic Bancorp’s historical volatility prior to the Levitt spin-off was not a good indicator of future volatility. Management reviewed BankAtlantic Bancorp’s stock volatility subsequent to the Levitt spin-off along with the stock volatility of other companies in its peer group. Based on this information, management determined that BankAtlantic Bancorp’s stock volatility was similar to its peer group subsequent to the Levitt spin-off. As a consequence, management estimates BankAtlantic Bancorp’s stock volatility over the estimated life of the stock options granted using peer group experiences instead of BankAtlantic Bancorp’s historical data for the years ended December 31, 2007 and 2006. During the year ended December 31, 2008, BankAtlantic Bancorp’s stock price exhibited higher volatility than its peer group. As a consequence, BankAtlantic Bancorp began using its historical volatility as an indicator of future volatility. As part of its adoption of SFAS 123R, BankAtlantic Bancorp examined its historical pattern of option exercises in an effort to determine if there were any patterns based on certain employee populations. From this analysis, BankAtlantic Bancorp could not identify any employee population patterns in the exercise of its options. As such, BankAtlantic Bancorp used the guidance of SAB 107 to determine the estimated term of options issued subsequent to the adoption of SFAS 123R. Based on this guidance, the estimated term was deemed to be the midpoint of the vesting term and the contractual term ((vesting term + original contractual term)/2).
     The table below presents the weighted average assumptions used to value options granted to BankAtlantic Bancorp employees and directors.

	Weighted Average
	2008	2007	2006

Volatility	46.09%	29.44%	31.44%
Expected dividends	1.03%	1.75%	1.03%
Expected term (in years)	5.00	7.23	7.45
Risk-free rate	3.29%	4.92%	5.19%

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The following is a summary of BankAtlantic Bancorp’s Class A common stock option activity:

		Weighted	Weighted
	Class A	Average	Average	Aggregate
	Outstanding	Exercise	Remaining	Intrinsic
	Options	Price	Contractual Term	Value ($000)
Outstanding at December 31, 2005	1,207,851	$45.40	5.7
Exercised	(291,948)	20.65
Forfeited	(51,955)	67.90
Expired	(6,420)	46.49
Granted	190,254	73.75

Outstanding at December 31, 2006	1,047,782	56.45	6.4
Exercised	(88,227)	27.75
Forfeited	(75,486)	67.95
Expired	(15,820)	59.25
Granted	196,249	46.79

Outstanding at December 31, 2007	1,064,498	56.17	6.2
Exercised	(6,630)	15.60
Forfeited	(126,678)	74.81
Expired	(111,526)	30.50
Granted	75,954	9.70

Outstanding at December 31, 2008	895,618	53.09	5.8	$—

Exercisable at December 31, 2008	441,589	$31.87	4.4	$—

Available for grant at December 31, 2008	704,726

     The weighted average grant date fair value of options granted during the years 2008, 2007 and 2006 was $3.95, $16.00, and $29.95, respectively. The total intrinsic value of options exercised during the years ended December 31, 2008, 2007, and 2006, was $25,000, $2.1 million and $14.0 million, respectively.
     Total unearned compensation cost related to BankAtlantic Bancorp’s nonvested Class A common stock options was $4.3 million at December 31, 2008. The cost is expected to be recognized over a weighted average period of 2.2 years.
     Included in the Company’s Statement of Operations in Financial Services compensation expense was $1.8 million, $4.5 million and $5.1 million of share-based compensation expense for the years ended December 31, 2008, 2007 and 2006, respectively. The recognized tax benefit associated with the compensation expense was $0, $1.8 million and $0.8 million for the years ended December 31, 2008, 2007 and 2006, respectively.
Woodbridge Restricted Stock and Stock Option Plan
     On May 11, 2004, Woodbridge’s shareholders approved the 2003 Levitt Corporation Stock Incentive Plan. In March 2006, subject to shareholder approval, the Board of Directors of Woodbridge approved the amendment and restatement of Woodbridge’s 2003 Stock Incentive Plan to increase the maximum number of shares of Woodbridge’s Class A common stock, $0.01 par value, that may be issued for restricted stock awards and upon the exercise of options under the plan from 1,500,000 to 3,000,000 shares. Woodbridge’s shareholders approved the Amended and Restated 2003 Stock Incentive Plan (“Incentive Plan”) on May 16, 2006.
     The maximum term of options granted under the Incentive Plan is 10 years. The vesting period for each grant is established by Woodbridge’s Compensation Committee of the Board of Directors. The vesting period for employees is generally five years utilizing cliff vesting. All options granted to directors vest immediately. Option awards issued to date become exercisable based solely on fulfilling a service condition. Since the inception of the Incentive Plan there have been no expired stock options.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Stock option activity under the Incentive Plan for the years ended December 31, 2007 and 2008 was as follows:

			Weighted
		Weighted	Average	Aggregate
		Average	Remaining	Intrinsic
	Number	Exercise	Contractual	Value
	of Options	Price	Term	(thousands)
Options outstanding at December 31, 2006	378,521	$103.65		$—
Granted	150,489	45.92		—
Exercised	—	—		—
Forfeited	156,478	88.56		—

Options outstanding at December 31, 2007	372,532	$86.66	8.00 years	—
Granted	36,398	6.70		—
Exercised	—	—		—
Forfeited	90,459	81.85		—

Options outstanding at December 31, 2008	318,471	$78.89	7.19 years	$—

Options exercisable at December 31, 2008	69,822	$40.20	8.36 years	$—

Stock options available for equity compensation grants at December 31, 2008	281,529

     The fair value for these options was estimated at the date of the grant using the following assumptions:

	Year ended	Year ended	Year ended
	December 31, 2008	December 31, 2007	December 31, 2006

Expected volatility	65.47%	40.05% - 52.59%	37.37% - 39.80%
Expected dividend yield	0.00%	0.00% - 0.83%	0.39% - 0.61%
Risk-free interest rate	4.16%	4.58% - 5.14%	4.57% - 5.06%
Expected life	5 years	5 — 7.5 years	5 — 7.5 years
Forfeiture rate — executives	5%	5%	5%
Forfeiture rate — non-executives	—	10%	10%
     Expected volatility is based on the historical volatility of Woodbridge’s stock. Due to the short period of time Woodbridge has been publicly traded, the historical volatilities of similar publicly traded entities are reviewed to validate Woodbridge’s expected volatility assumption. The expected dividend yield is based on an expected quarterly dividend. Historically, forfeiture rates were estimated based on historical employee turnover rates. In 2007, there were substantial forfeitures as a result of the reductions in force related to the bankruptcy of Levitt and Sons. See Note 6 for further explanation. As a result, Woodbridge adjusted their stock compensation to reflect actual forfeitures. In accordance with SFAS No. 123R, companies are required to adjust forfeiture estimates for all awards with performance and service conditions through the vesting date so that compensation cost is recognized only for awards that vest. During the year ended December 31, 2008, there were substantial pre-vesting forfeitures as a result of the reductions in force related to Woodbridge’s restructurings and the bankruptcy of Levitt and Sons. In accordance with SFAS No. 123R, pre-vesting forfeitures result in a reversal of compensation cost whereas a post-vesting cancellation would not.
     Non-cash stock compensation expense for the years ended December 31, 2008, 2007 and 2006 related to unvested stock options amounted to $840,000, $1.9 million and $3.1 million, respectively, with an expected or estimated income tax benefit of $548,000, $578,000 and $849,000 respectively. Non-cash stock compensation expense for the years ended December 31, 2008 and December 31, 2007 include $2.1 million and $3.5 million, respectively, of amortization of stock option compensation offset by $1.3 million and $1.6 million, respectively of a reversal of stock compensation previously expensed related to forfeited options. Additionally during 2007, Woodbridge recorded $231,000 of tax benefit related to employees exercising stock options to acquire shares of

BFC Financial Corporation
Notes to Consolidated Financial Statements
BankAtlantic Bancorp’s Class A common stock which was granted to Woodbridge’s employees before Woodbridge was spun off from Bancorp.
     At December 31, 2008, Woodbridge had approximately $2.4 million of unrecognized stock compensation expense related to outstanding stock option awards which is expected to be recognized over a weighted-average period of 2.3 years.
     A summary of Woodbridge’s non-vested stock option activity for the years ended December 31, 2007 and 2008 was as follows:

		Weighted Average	Weighted Average
		Grant Date	Remaining	Aggregate Intrinsic
	Number of Options	Fair Value	Contractual Term	Value (in thousands)

Non-vested at December 31, 2006	358,660	$103.97		$—
Grants	150,489	45.92		—
Vested	13,563	45.80		—
Forfeited	156,478	88.56		—

Non-vested at December 31, 2007	339,108	87.64	7.98 years	—
Grants	36,398	6.70		—
Vested	36,398	6.70		—
Forfeited	90,459	81.85		—

Non-vested at December 31, 2008	248,649	$89.75	6.86 years	$—

     Woodbridge also grants shares of restricted Class A Common Stock, valued based on the market price of such stock on the date of grant. Restricted stock is issued primarily to Woodbridge’s directors and typically vests in equal monthly installments over a one-year period. Compensation expense arising from restricted stock grants is recognized using the straight-line method over the vesting period. Unearned compensation for restricted stock is a component of additional paid-in capital in shareholders’ equity in the consolidated statements of financial condition. During the year ended December 31, 2007, Woodbridge granted 1,529 restricted shares of Class A common stock to non-employee directors under the Incentive Plan, having a market price on the date of grant of $45.80 per share. During the year ended December 31, 2008, Woodbridge granted 31,345 restricted shares of Class A common stock to non-employee directors under the Incentive Plan, having a market price on the date of grant of $6.70 per share. The restricted stock vests monthly over a 12 month period. Non-cash stock compensation expense for the years ended December 31, 2008, 2007 and 2006 related to restricted stock awards amounted to $152,000, $81,000 and $150,000, respectively.
24. Pension, Profit Sharing Plan, 401(k) Plans and Deferred Retirement Agreement
BFC
BFC Defined Contribution 401(k) Plan
     During 2006, the BFC 401(k) Plan was merged into the BankAtlantic Security Plus 401(k) Plan. The BankAtlantic 401(k) Plan is a defined contribution plan established pursuant to Section 401(k) of the Internal Revenue Code. Employees who have completed 90 days of service and have reached the age of 18 are eligible to participate. During 2008 and 2007, employer match was 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. During the years ended December 31, 2008 and 2007, the Company’s contributions amounted to $118,000 and $146,000, respectively.
BFC Deferred Retirement Agreement
     On September 13, 2005, the Company entered into an agreement with Glen R. Gilbert, the Company’s former Chief Financial Officer, pursuant to which the Company agreed to pay him a monthly retirement benefit of $5,672 beginning January 1, 2010, regardless of his actual retirement date. Mr. Gilbert retired as Chief Financial Officer on March 29, 2007. On September 13, 2005, as actuarially determined, BFC recorded the present value of

BFC Financial Corporation
Notes to Consolidated Financial Statements
the retirement benefit payment in the amount of $482,444 based upon the monthly retirement benefit of $5,672 payable as a life annuity with 120 payments at 6.5% interest. The interest on the retirement benefit is recognized monthly as compensation expense. At December 31, 2008 and 2007, the deferred retirement obligation balance was approximately $599,000 and $561,000, respectively, which represents the present value of accumulated benefit obligation and is included in Other Liabilities in the Company’s consolidated statements of financial condition. The compensation expense for the years ended December 31, 2008, 2007 and 2006 was approximately $38,000, $35,000 and $33,000, respectively, and is included in BFC Activities Employee Compensation and Benefits in the Company’s consolidated statements of operations.
BankAtlantic Bancorp
Defined Benefit Pension Plan:
     At December 31, 1998, BankAtlantic froze its defined benefit pension plan (the “Plan”). All participants in the Plan ceased accruing service benefits beyond that date and became vested. BankAtlantic Bancorp is subject to future pension expense or income based on future actual plan returns and actuarial values of the Plan obligations to employees.
     The following tables set forth BankAtlantic Plan’s change in benefit obligation and change in Plan assets at December 31, 2008 and 2007 (in thousands):

	As of December 31,
Change in benefit obligation	2008	2007
Benefit obligation at the beginning of the year	$28,918	29,620
Interest cost	1,720	1,656
Actuarial loss (gain)	1,549	(1,403)
Benefits paid	(1,037)	(955)

Projected benefit obligation at end of year	31,150	28,918

Change in plan assets
Fair value of Plan assets at the beginning of year	29,104	28,626
Actual return on Plan assets	(10,146)	1,433
Employer contribution	—	—
Benefits paid	(1,037)	(955)

Fair value of Plan assets as of actuarial date	17,921	29,104

Funded status at end of year	$(13,229)	186

     Included in the Company’s Statement of Financial Condition in other liabilities as of December 31, 2008 was $13.2 million representing the under-funded pension plan amount as of that date. Included in other assets as of December 31, 2007 was $0.2 million representing the over-funded pension plan amount as of that date.
     Amounts recognized in BankAtlantic Bancorp accumulated other comprehensive income without consideration to BFC’s noncontrolling interest consisted of (in thousands):

	As of December 31,
	2008	2007	2006
Net comprehensive loss	$19,690	3,915	4,493

     Other information about the Plan is as follows (in thousands):

	As of December 31,
	2008	2007
Projected benefit obligation	$31,150	28,918
Accumulated benefit obligation	31,150	28,918
Fair value of plan assets	17,921	29,104

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The table below provides the components of net periodic benefit cost and other amounts recognized in other comprehensive income excluding BFC’s noncontrolling interest (in thousands):

	For the Years Ended
	2008	2007	2006
Interest cost on projected benefit obligation	$1,719	1,656	1,624
Expected return on plan assets	(2,430)	(2,396)	(2,190)
Amortization of unrecognized net gains and losses	463	501	933

Net periodic pension (income) expense (1)	$(248)	(239)	367

Other changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income
Change in funding status	(13,415)	1,180	2,236
Change in deferred tax assets	(2,112)	(363)	(1,204)

Total recognized net periodic benefit cost and other comprehensive income	$(15,775)	578	1,399

(1)	The estimated net loss for the Plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $1.6 million.
     The actuarial assumptions used in accounting for the Plan were:

	For the Years Ended
	December 31,
	2008	2007	2006
Weighted average discount rate used to determine benefit obligation	6.00%	6.00%	5.75%
Weighted average discount rate used to to determine net periodic benefit cost	6.00%	5.75%	5.50%
Rate of increase in future compensation levels	N/A	N/A	N/A
Expected long-term rate of return	8.50%	8.50%	8.50%
     Actuarial estimates and assumptions are based on various market factors and are evaluated on an annual basis, and changes in such assumptions may impact future pension costs. The discount rate assumption is based on rates of high quality corporate bonds. The interest rates of high quality corporate bonds remained unchanged from December 31, 2007. The increase in the discount rate at December 31, 2007 reflects higher corporate bond rates at December 31, 2007 compared to corporate bond rates at December 31, 2006. The expected long-term rate of return was estimated using historical long-term returns based on the expected asset allocations. Current participant data was used for the actuarial assumptions for each of the three years ended December 31, 2008. BankAtlantic did not make any contributions to its Plan during the years ended December 31, 2008, 2007 and 2006. BankAtlantic will be required to contribute $1.6 million to its Plan for the year ended December 31, 2009.
     The Plan’s investment policies and strategies are to invest in mutual funds that are rated with at least a 3-star rating awarded by Morningstar at the initial purchase. If a fund’s Morningstar rating falls below a 3-star rating after an initial purchase, it is closely monitored to ensure that its under-performance can be attributed to market conditions rather than fund management deficiencies. Fund manager changes or changes in fund objectives could be cause for replacement of any mutual fund. The Plan also maintains an aggressive growth investment category which includes investments in equity securities and mutual funds. Both public and private securities are eligible for this category of investment, but no more than 5% of total Plan assets at the time of the initial investment may be invested in any one company. Beyond the initial cost limitation (5% at time of purchase), there will be no limitation as to the percentage that any one investment can represent if it is achieved through growth. As a means to reduce negative market volatility, and to invoke a sell discipline for concentrated positions, the Plan has a strategy of selling call options against certain stock positions within the portfolio when considered timely. At December 31, 2008, 3.3% of the Plan’s assets were invested in the aggressive growth category.
     The Plan’s targeted asset allocation was 72% equity securities, 25% debt securities and 3% cash during the year ended December 31, 2008. A rebalancing of the portfolio takes place on a quarterly basis when there has been a 5% or greater change from the prevailing benchmark allocation.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The fair values of the Plan’s assets by asset category are as follows (in thousands):

Quoted Prices
In Active Markets
for Identical
Assets
Asset Category	(Level 1)
Cash	$382
Mutual Funds:(1)
US Large Cap Growth	1,581
US Large Cap Value	758
US Large Cap Blend	1,680
US Mid-Cap Growth	450
US Mid-Cap Value	811
US Mid-Cap Blend	638
International Equity	2,784
Balanced	8,235
Common Stock (2)	602

Total pension assets	$17,921

(1)	The Plan maintains diversified mutual funds in order to diversify risks and reduce volatility while achieving the targeted asset mix.

(2)	This category invests in aggressive growth common stocks.
     The pension assets were measured using the market valuation technique with level 1 input. Quotes market prices are available for identical securities for the mutual funds and common stock and all the pension assets trade in active markets.
          The following benefit payments are expected to be paid (in thousands):

Pension
Expected Future Service	Benefits
2009	$1,269
2010	1,480
2011	1,515
2012	1,570
2013	1,659
Years 2014-2018	9,847
Defined Contribution 401(k) Plan:
     The table below outlines the terms of the Security Plus 401(k) Plan and the associated employer costs (dollars in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Employee salary contribution Limit (1)	$15.5	15	15
Percentage of salary limitation	75%	75%	75%
Total match contribution (2)	$2,551	2,930	2,461
Vesting of employer match	Immediate	Immediate	Immediate

(1)	For the year ended December 31, 2008, employees over the age of 50 were entitled to contribute $20,500. For each of the years in the two year period ended December 31, 2007, employees over the age of 50 were entitled to contribute $20,000.

(2)	The employer matched 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions.

BFC Financial Corporation
Notes to Consolidated Financial Statements
BankAtlantic Bancorp Profit Sharing Plan and 2008 Expense Reduction Initiative
     BankAtlantic Bancorp established the Profit Sharing Stretch Plan for all employees of BankAtlantic Bancorp and its subsidiaries. The profit sharing awards were paid in cash quarterly during the years ended December 31, 2007 and 2006 and these awards were subject to achieving specific performance goals. During the year ended December 31, 2008, BankAtlantic Bancorp replaced the profit sharing plan with the 2008 Expense Reduction Initiative for all non-executive employees of BankAtlantic Bancorp and its subsidiaries. The awards were subject to achieving certain expense reduction targets. Included in Financial Services — employee compensation and benefits in the consolidated statement of operations during the years ended December 31, 2008, 2007 and 2006 was $2.2 million, $2.0 million and $4.4 million, respectively, of expenses associated with these plans.
Woodbridge
     Woodbridge has a defined contribution plan established pursuant to Section 401(k) of the Internal Revenue Code. Employees who have completed three months of service and have reached the age of 18 are eligible to participate. During the years ended December 31, 2008, 2007, and 2006, Woodbridge’s contributions to the plan amounted to $302,000, $1.1 million, and $1.3 million, respectively. These amounts are included in Real Estate Development — selling, general and administrative expenses in the accompanying consolidated statements of operations.

BFC Financial Corporation
Notes to Consolidated Financial Statements
25. Income Taxes
The provision (benefit) for income taxes consisted of (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Continuing operations	$15,763	(69,012)	(530)
Discontinued operations	—	(3,472)	(8,957)
Extraordinary items	—	1,509	—

Total provision (benefit) for income taxes	$15,763	(70,975)	(9,487)

Continuing operations:
Current:
Federal	$(2,880)	(33,941)	13,511
State	(1)	2	946

	(2,881)	(33,939)	14,457

Deferred:
Federal	14,308	(28,281)	(13,977)
State	4,336	(6,792)	(1,010)

	18,644	(35,073)	(14,987)

Provision (benefit) for income taxes	$15,763	(69,012)	(530)

     The Company’s actual provision (benefit) for income taxes from continuing operations differ from the Federal expected income tax provision as follows (dollars in thousands):

	For the Years Ended December 31,
	2008 (1)		2007 (1)		2006 (1)

Income tax provision at expected federal income tax rate of 35%	$(115,309)	(35.00)%	$(112,377)	(35.00)%	$4,263	35.00%
Increase (decrease) resulting from:
Taxes related to subsidiaries not consolidated for income tax purposes	(43,000)	(13.05)	(16,263)	(5.07)	1,508	12.38
Provision (benefit) for state taxes, net of federal effect	(12,949)	(3.93)	(14,510)	(4.52)	(939)	(7.71)
Increase in valuation allowance	190,516	57.83	77,586	24.16	1,694	13.91
Expired NOLs	1,281	0.39	1,595	0.50	—
Loss from Levitt and Sons	(20,981)	(6.37)	—	—
Goodwill impairment adjustment	16,899	5.13	—	—	458	3.76
Tax-exempt interest income	(152)	(0.05)	(4,180)	(1.30)	(5,110)	(41.96)
Other — net	(542)	(0.15)	(863)	(0.27)	(2,404)	(19.74)

Provision for income taxes	$15,763	4.78%	$(69,012)	(21.49)%	$(530)	(4.35)%

(1)	Expected tax is computed based upon income (loss) from continuing operations before noncontrolling interest.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and tax liabilities were (in thousands):

	For the Years Ended December 31,
	2008	2007	2006

Deferred tax assets:
Allowance for loans, REO, tax certificate losses and other reserves, for financial statement purposes	$49,642	38,786	20,546
Federal and State net operating loss carryforward	141,113	51,645	30,191
Investment in Levitt and Sons	46,393	68,339	—
Compensation expensed for books and deferred for tax purposes	779	410	13,099
Real estate held for development and sale capitalized costs for tax purposes in excess of amounts capitalized for financial statement purposes	1,204	2,358	6,579
Real estate valuation	1,295	—	12,889
Accumulated other comprehensive income	2,906	—	896
Share based compensation	3,982	3,073	1,922
Income recognized for tax purposes and deferred for financial statement purposes	7,510	7,228	6,949
Investment in securities	5,965	—	—
Investment in Bluegreen	11,135	—	—
Other	10,337	8,715	5,000

Total gross deferred tax assets	282,261	180,554	98,071
Valuation allowance	(272,765)	(84,028)	(5,035)

Total deferred tax assets	9,496	96,526	93,036

Deferred tax liabilities:
Subsidiaries not consolidated for income tax purposes	—	39,592	55,404
Investment in Bluegreen	—	21,768	19,501
Deferred loan income	1,468	1,993	1,956
Purchase accounting adjustments	427	2,830	1,929
Accumulated other comprehensive income	—	3,618	853
Prepaid pension expense	2,625	2,530	2,438
Property and equipment	3,073	3,789	3,670
Other	1,903	4,077	1,518

Total gross deferred tax liabilities	9,496	80,198	87,269

Net deferred tax asset	—	16,329	5,768
Less net deferred tax asset at beginning of period	(16,329)	(5,768)	10,693
Net deferred tax liability acquired due to purchase accounting	(39)	1,866	—
Implementation of FIN 48	—	(1,798)	—
Increase (decrease) in deferred tax liability from subsidiaries other capital transactions	2,009	14	(177)
Reduction in deferred tax asset associated with Stifel Ryan Beck	—	16,593	—
(Decrease) increase in BFC’s accumulated other comprehensive income	(981)	95	580
Increase in Woodbridge’s accumulated other comprehensive income	—	894	600
(Decrease) increase in BankAtlantic Bancorp accumulated other comprehensive income	(3,304)	4,200	3,161

(Provision) benefit for deferred income taxes	(18,644)	32,424	20,625
Less: Provision (benefit) for deferred income taxes — discontinued operations	—	1,139	(5,638)
Less: Provision for deferred income taxes — extraordinary income	—	1,509	—

Provision (benefit) for deferred income taxes — continuing operations	$(18,644)	35,073	14,987

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Activity in the deferred tax asset valuation allowance was (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Balance, beginning of period	$84,028	5,035	3,341
Other comprehensive loss	(2,538)	—	—
Increase in deferred tax valuation allowance	190,516	77,586	1,694
Increase in deferred tax allowance — paid in capital	759	1,407	—

Balance, end of period	$272,765	84,028	5,035

     In accordance with SFAS No. 109, BFC and its subsidiaries, BankAtlantic Bancorp and Woodbridge, evaluated their deferred tax assets to determine if valuation allowances were required. In the evaluation, management considers taxable loss carry back availability, expectations of sufficient future taxable income, trends in earnings, existence of taxable income in recent years, the future reversal of temporary differences, and available tax planning strategies that could be implemented, if required. SFAS No. 109 requires that companies assess whether valuation allowances should be established based on the consideration of all available evidence using a more likely than not standard. Based on evaluations, deferred tax valuation allowances of $28.3 million, $90.3 million and $154.1 million were established against the BFC, BankAtlantic Bancorp and Woodbridge, respectively, net deferred tax assets as of December 31, 2008. The deferred tax asset valuation would be reversed when each of the companies and their respective subsidiaries generate sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets.
     At December 31, 2007 and 2006, Woodbridge established a valuation allowance of $78.6 million and $0, respectively. BankAtlantic Bancorp established a valuation allowance of $5.4 million and $4.6 million during the years ended December 31, 2007 and 2006, respectively, as it was BankAtlantic Bancorp management’s assessment that certain State net operating loss (“NOL”) carry-forwards included in deferred tax assets will not be realized. BankAtlantic Bancorp files separate State income tax returns in each State jurisdiction. Certain of BankAtlantic Bancorp’s subsidiaries have incurred significant taxable losses for sustained periods. As a consequence, management believed that it was more-likely-than-not that the State NOL carry forwards associated with these companies will not be realized. BankAtlantic Bancorp’s deferred tax assets of approximately $7.2 million for which it has not established a valuation allowance relate to amounts that can be realized through future reversals of existing taxable temporary differences or through carry-backs to the 2006 tax year. As of December 31, 2008, deferred tax assets includes $98.6 million of BankAtlantic Bancorp’s federal income tax net operating loss carry-forwards that expire in 2028 and $355.8 million of state net operating loss carry forwards that expire from 2016 through 2028.
     Prior to December 31, 1996, BankAtlantic was permitted to deduct from taxable income an allowance for bad debts which was in excess of the provision for such losses charged to income. Accordingly, at December 31, 2008, BankAtlantic had $21.5 million of excess allowance for bad debts for which no provision for income tax has been provided. If, in the future, this portion of retained earnings is distributed, or BankAtlantic no longer qualifies as a bank for tax purposes, federal income tax of approximately $7.5 million would be owed.
     BankAtlantic Bancorp and its subsidiaries file a consolidated federal income tax return but separate state income tax returns. BankAtlantic Bancorp’s income tax returns for all years subsequent to the 2003 tax year are subject to examination. Various state jurisdiction tax years remain open to examination. BankAtlantic Bancorp’s 2005 and 2007 federal income tax returns are currently under examination by the Internal Revenue Service. No other income tax filings are under examination by any other taxing authority.
     Woodbridge valuation allowances of $154.1 million and $78.6 million at December 31, 2008 and 2007, respectively, have been established due to Woodbridge’s significance losses, including losses generated by Levitt and Sons, and significant uncertainties regarding its ability to realize these assets. Woodbridge will be required to update its estimates of future taxable income based upon additional information management obtains and will continue to evaluate the realizability of the net deferred tax asset on a quarterly basis. As of December 31, 2008, Woodbridge had federal and Florida NOL carryforwards of approximately $191.6 million and $191.2 million, respectively which expire through the year 2028. Woodbridge has established a valuation allowance for its entire

BFC Financial Corporation
Notes to Consolidated Financial Statements
deferred tax assets, net of the deferred tax liabilities. Of the total net operating loss carryforwards, approximately $131.8 million were generated by Levitt and Sons after filing for Bankruptcy protection.
     In August of 2008, Woodbridge received $29.7 million from the Internal Revenue Service (IRS) in connection with the filing of a refund claim for the carry back to 2005 and 2006 of tax losses incurred in 2007.
     Woodbridge is subject to U.S. federal income tax as well as to income tax in multiple state jurisdictions. Woodbridge is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for tax years before 2005. The IRS commenced an examination of Woodbridge’s U.S. income tax return for 2004 in the fourth quarter of 2006 and completed its examination in the first quarter of 2008. The conclusion of the examination resulted in a small refund expected to be received in the second quarter of 2008 and will have an immaterial effect on Woodbridge’s results of operations or financial condition. On January 8, 2009, Woodbridge receive a letter from the IRS that Woodbridge and its subsidiaries has been selected for an examination of the tax periods ending December 31, 2005, 2006 and 2007 in connection with the 2007 tax refund claim. The IRS examination process is in the early planning stage.
     BankAtlantic Bancorp and Woodbridge are not included in the Company’s consolidated tax return. BankAtlantic Bancorp and Woodbridge each file their own consolidated tax return and accordingly BFC’s deferred tax assets and liabilities, including net operating loss (“NOLs”) carryforwards are specific to BFC and may not be utilized by BankAtlantic Bancorp and Woodbridge. At December 31, 2008, the Company (excluding BankAtlantic Bancorp and Woodbridge) had estimated state and federal net operating loss (NOL) carryforwards as follows for which a valuation allowance was established at December 31, 2008 (in thousands):

Expiration Year	State	Federal
2011	$1,662	1,831
2012	669	984
2021	806	1,422
2022	824	1,515
2023	2,008	3,792
2024	28,059	34,714
2025	4,964	5,797
2026	18,497	18,531
2027	6,835	6,843
2028	4,748	4,754

Totals	$69,072	80,183

     The Company’s NOL carryforwards include approximately $12.3 million that are attributed to the exercise of stock options since SFAS 123R was adopted. In accordance with SFAS 123R, excess tax benefits are recognized in the financial statements upon actual realization of the related tax benefit. At December 31, 2008, BFC’s excess tax benefit of approximately $4.7 million was not recognized and will not be recognized until such deductions are utilized to reduce taxes payable.
     BFC’s shift in business strategy, coupled with more recent economic developments caused the Company to reconsider its previously disclosed tax planning strategy wherein the Company had intended to sell BankAtlantic Bancorp Class A Common Stock in order to generate sufficient taxable income to utilize expiring NOLs. Because BFC believes that its best long term potential is more likely to occur through the growth of the companies it controls, BFC’s current business strategy is to hold its investment in BankAtlantic Bancorp indefinitely and no longer intends to pursue such a tax planning strategy. Accordingly, based on the Company’s change in intent as to the expected manner of recovery of its investment in BankAtlantic Bancorp, the Company reversed its deferred tax liability of $29.3 million during the quarter ended September 30, 2008. BFC has the ability and intent to increase its ownership in BankAtlantic Bancorp to a level sufficient to effectuate a tax-free transaction.
     The Company also concluded that a valuation allowance was required because based on available evidence it was determined that it is more likely than not that all or some portion of the deferred tax asset will not be realized, and BFC is not generating sufficient taxable income to utilize the benefit of the deferred tax asset. Therefore, the Company established a valuation allowance of approximately $28.3 million in 2008.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     On January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). The Company (without consideration of BankAtlantic Bancorp and Woodbridge) had no significant adjustment upon the adoption of this interpretation. The Company’s interest in cumulative adjustments associated with the implementation of FIN 48 by BankAtlantic Bancorp and Woodbridge increased the Company’s retained earnings opening balance and decreased liabilities in the aggregate amount of $121,000. These cumulative-effect adjustments represent the difference between the amount of tax benefits required to be recognized based on the application of FIN 48 and the amount of tax benefits recognized prior to the application of FIN 48.
     A reconciliation of the beginning and ending amount of unrecognized tax benefits primarily associated with BankAtlantic Bancorp and Woodbridge is as follows (in thousands):

	For the Years Ended
	December 31,
	2008	2007

Balance as of beginning of period	$2,559	2,185
Additions based on tax positions related to current year	542	1,322
Additions based on tax positions related to prior year	74	88
Lapse of Statute of Limitations	(575)	—
Reductions of tax positions for prior years	(29)	(1,036)

Balance as of end of period	$2,571	2,559

     The recognition of these unrecognized tax benefits of approximately $2.6 million and $2.6 million would result in a 0.14% and 0.14% decrease in the Company’s consolidated effective tax rates for the years ended December 31, 2008 and 2007, respectively. The Company recognizes interest and penalties accrued related to unrecognized tax benefits in tax expense
26. Commitments and Contingencies
     The Company is a lessee under various operating leases for real estate and equipment extending to the year 2072. At December 31, 2008, the approximate minimum future rentals under such leases, from continuing operations, for the periods shown are (in thousands):

Year Ending December 31,	Amount

2009	10,503
2010	8,972
2011	7,382
2012	6,404
2013	5,947
Thereafter	69,687

Total	$108,895

     The Company incurred rent expense from continuing operations, for the periods shown (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Rental expense for premises and equipment	$14,407	16,191	13,037

     In the normal course of its business, BankAtlantic is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and to issue standby and documentary letters of credit. Those instruments involve, to varying degrees, elements of credit risk. BankAtlantic’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and for standby letters of credit written is represented by the contractual amount of those instruments. BankAtlantic uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Commitments and financial instruments with off-balance sheet risk were (in thousands):

	December 31,	December 31,
	2008	2007
BFC Activities
Guaranty agreements	$38,000	59,112
Financial Services
Commitments to sell fixed rate residential loans	25,304	21,029
Commitments to sell variable rate residential loans	—	1,518
Commitments to purchase variable rate residential loans	—	39,921
Commitments to purchase fixed rate residential loans	—	21,189
Commitments to originate loans held for sale	21,843	18,344
Commitments to originate loans held to maturity	16,553	158,589
Commitments to extend credit, including the undisbursed portion of loans in process	597,739	992,838
Standby letters of credit	20,558	41,151
Commercial lines of credit	66,954	96,786
Real Estate Development
Continued Agreement of Indemnity- surety bonds	19,900	19,100
Royalty fee license agreement	923	1,100
BFC Activities
     On March 31, 2008, the membership interests of two of the Company’s indirect subsidiaries which owned two South Florida shopping centers were sold to an unaffiliated third party. In connection with the sale of the membership interests, BFC was relieved of its guarantee related to the loans collateralized by the shopping centers, and BFC believes that any possible remaining obligations are both remote and immaterial.
     A wholly-owned subsidiary of BFC/CCC, Inc. (“BFC/CCC”) has a 10% interest in a limited partnership as a non-managing general partner. The partnership owns an office building located in Boca Raton, Florida, and in connection with the purchase of such office building in March 2006, BFC/CCC guaranteed repayment of a portion of the non-recourse loan on the property on a joint and several basis with the managing general partner. BFC/CCC’s maximum exposure under this guarantee agreement is $8.0 million (which is shared on a joint and several basis with the managing general partner), representing approximately 35.4% of the current indebtedness of the property, with the guarantee to be partially reduced in the future based upon the performance of the property.
     A wholly-owned subsidiary of BFC/CCC has a 10% interest in a limited liability company that owns two commercial properties in Hillsborough County, Florida. In connection with the purchase of the commercial properties in November 2006, BFC and the unaffiliated member each guaranteed the payment of up to a maximum of $5.0 million each for certain environmental indemnities and specific obligations that are not related to the financial performance of the assets. BFC and the unaffiliated member also entered into a cross indemnification agreement which limits BFC’s obligations under the guarantee to acts of BFC and its affiliates. The BFC guarantee represents approximately 19.5% of the current indebtedness collateralized by the commercial properties.
     A wholly-owned subsidiary of BFC/CCC has a 50% limited partner interest in a limited partnership that has a 10% interest in a limited liability company that owns an office building in Tampa, Florida. In connection with the purchase of the office building by the limited liability company in June 2007, BFC guaranteed the payment of certain environmental indemnities and specific obligations that are not related to the financial performance of the asset up to a maximum of $15.0 million, or $25.0 million in the event of any petition or involuntary proceedings under the U.S. Bankruptcy Code or similar state insolvency laws or in the event of any transfers of interests not in accordance with the loan documents. BFC and the unaffiliated members also entered into a cross indemnification agreement which limits BFC’s obligations under the guarantee to acts of BFC and its affiliates. Other than these guarantees, the remaining instruments indicated in the table are direct commitments of BankAtlantic Bancorp or Woodbridge.

BFC Financial Corporation
Notes to Consolidated Financial Statements
Financial Services
     Commitments to extend credit are agreements to lend funds to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. BankAtlantic has $195.2 million of commitments to extend credit at a fixed interest rate and $440.9 million of commitments to extend credit at a variable rate. BankAtlantic evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral required by BankAtlantic in connection with an extension of credit is based on management’s credit evaluation of the counter-party.
     Standby letters of credit are conditional commitments issued by BankAtlantic to guarantee the performance of a customer to a third party. BankAtlantic standby letters of credit are generally issued to customers in the construction industry guaranteeing project performance. These types of standby letters of credit had a maximum exposure of $14.1 million at December 31, 2008. BankAtlantic also issues standby letters of credit to commercial lending customers guaranteeing the payment of goods and services. These types of standby letters of credit had a maximum exposure of $6.4 million at December 31, 2008. Those guarantees are primarily issued to support public and private borrowing arrangements and generally have maturities of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. BankAtlantic may hold certificates of deposit and residential and commercial liens as collateral for such commitments which are collateralized similar to other types of borrowings. Included in other liabilities at December 31, 2008 was $20,000 of unearned guarantee fees. There were no obligations recorded in the financial statements associated with these guarantees.
     BankAtlantic is required to maintain reserve balances with the Federal Reserve Bank. Such reserves consisted of cash and amounts due from banks of $68.1 million and $53.0 million at December 31, 2008 and 2007, respectively.
     As a member of the FHLB system, BankAtlantic is required to purchase and hold stock in the FHLB of Atlanta. As of December 31, 2008 BankAtlantic was in compliance with this requirement, with an investment of approximately $54.6 million in stock of the FHLB of Atlanta.
     Pursuant to the Ryan Beck sale agreement BankAtlantic Bancorp agreed to indemnify Stifel and its affiliates against any claims of any third party losses attributable to disclosed or undisclosed liabilities that arise out of the conduct or activities of Ryan Beck prior to the Stifel acquisition of Ryan Beck. The indemnification of the third party losses is limited to those losses which individually exceed $100,000, and in the aggregate exceed $3 million with a $20 million limitation on the indemnity. Stifel recently indicated that it believes the threshold for such obligation have been met and BankAtlantic Bancorp has requested information from Stifel in order to determine if any amounts might be owed. Based on the information provided by Stifel, management of BankAtlantic Bancorp believes that the obligation, if any, under the Stifel indemnity will not have a material impact on BankAtlantic Bancorp’s financial statements. The indemnified losses include federal taxes and litigation claims.
     BankAtlantic has terminated various operating leases originally executed for store expansion or back-office facilities. In certain lease terminations the landlord consents to the assignment of the lease to a third party; however, BankAtlantic remains secondarily liable for the lease obligation. As of December 31, 2008 BankAtlantic was secondarily liable for $11.5 million of lease payments. BankAtlantic uses the same credit policies in assigning these leases to third parties as it does in originating loans. BankAtlantic recognized a lease guarantee obligation upon the execution of the lease assignment and included in other liabilities at December 31, 2008 was $0.2 million of unamortized lease guarantee obligations.
     The FDIC is authorized to raise the assessment rates in certain circumstances, which would affect savings institutions in all risk categories. The FDIC has exercised this authority several times in the past and could raise rates in the future. The FDIC has proposed to adjust, and in certain instances increase, insurance assessment rates for quarters beginning on or after April 1, 2009 as well as impose a special assessment payable September 30, 2009. While the special assessment is under continued discussion, increases in deposit insurance premiums would have an adverse effect on our earnings.

BFC Financial Corporation
Notes to Consolidated Financial Statements
Real Estate Development
     Tradition Development Company, LLC, a wholly-owned subsidiary of Core Communities (“TDC”), has an existing advertising agreement with the operator of a Major League Baseball team pursuant to which, among other advertising rights, TDC obtained a royalty-free license to use, among others, the trademark “Tradition Field” at the sports complex located in Port St. Lucie and the naming rights to that complex. The initial term of the agreement terminates on December 31, 2013; provided, however, upon payment of a specified buy-out fee and compliance with other contractual procedures, TDC has the right to terminate the agreement at any time. Required cumulative payments under the agreement through December 31, 2013 are approximately $923,000.
     At December 31, 2008 and 2007, Woodbridge had outstanding surety bonds and letters of credit of approximately $8.2 million and $7.1 million, respectively, related primarily to its obligations to various governmental entities to construct improvements in its various communities. Woodbridge estimates that approximately $5.0 million of work remains to complete these improvements and does not believe that any outstanding bonds or letters of credit will likely be drawn upon.
     In January of 2009, Core was advised by one of its lenders that they had received an external appraisal on the land that serves as collateral for a development mortgage note payable with an outstanding balance of $86.9 million at December 31, 2008. The appraised value indicates the potential for a remargining payment to bring the note payable back in line with the minimum loan-to-value requirement. The lender is conducting its internal review procedures of the appraisal, including the determination of the appraised value. As of the date of this filing, the lender’s evaluation is continuing and until such time as there is final conclusion on the part of the lender, the amount of a possible re-margin, if any, is not determinable.
     Levitt and Sons had $33.3 million in surety bonds related to its ongoing projects at the time of the filing of the Chapter 11 Cases. In the event that these obligations are drawn and paid by the surety, Woodbridge could be responsible for up to $11.7 million plus costs and expenses in accordance with the surety indemnity agreements. As of December 31, 2008 and 2007, Woodbridge had $1.1 million and $1.8 million, respectively, in surety bonds accrual at Woodbridge related to certain bonds for which management considers it to be probable that Woodbridge will be required to reimburse the surety under applicable indemnity agreements. During the year ended December 31, 2008, Woodbridge reimbursed the surety $532,000 in accordance with the indemnity agreement for bond claims paid during the period while no reimbursements were made in 2007. It is unclear given the uncertainty involved in the Chapter 11 Cases whether and to what extent the remaining outstanding surety bonds of Levitt and Sons will be drawn and the extent to which Woodbridge may be responsible for additional amounts beyond this accrual. It is unlikely that Woodbridge would have the ability to receive any repayment, assets or other consideration as recovery of any amounts it is required to pay. The expense associated with this accrual is included in other expense in Woodbridge Other Operations segment for the year ended December 31, 2007, due to its non-recurring and unusual nature. In September 2008, a surety filed a lawsuit to require Woodbridge to post $5.4 million of collateral against a portion of the $11.7 million surety bonds exposure in connection with two bonds totaling $5.4 million with respect to which a municipality made claims against the surety. Woodbridge believes that the municipality does not have the right to demand payment under the bonds and initiated a lawsuit against the municipality and does not believe that a loss is probable. Accordingly, Woodbridge did not accrue any amount in connection with this claim as of December 31, 2008. As claims were made on the bonds, the surety requested Woodbridge post a $4.0 million letter of credit as security while the matter is litigated with the municipality, and Woodbridge has complied with that request.
     Woodbridge entered into an indemnity agreement in April 2004 with a joint venture partner at Altman Longleaf relating to, among other obligations, that partner’s guarantee of the joint venture’s indebtedness. The liability under the indemnity agreement was limited to the amount of any distributions from the joint venture which exceeded Woodbridge’s original capital and other contributions. Original capital contributions were approximately $585,000 and Woodbridge has received approximately $1.2 million in distributions since 2004. In December 2008, Woodbridge’s interest in the joint venture was sold and it received approximately $182,000 as a result of the sale and Woodbridge was released from any potential obligation of indemnity which may have arisen in connection with the joint venture.

BFC Financial Corporation
Notes to Consolidated Financial Statements
27. Regulatory Matters
     The Company is a unitary savings bank holding company that owns approximately 23% and 100%, respectively, of the outstanding BankAtlantic Bancorp Class A and Class B Common Stock, in the aggregate representing approximately 30% of all the outstanding BankAtlantic Bancorp Common Stock. BankAtlantic Bancorp is the holding company for BankAtlantic by virtue of its ownership of 100% of the outstanding BankAtlantic common stock. BFC is subject to regulatory oversight and examination by the OTS as discussed herein with respect to BankAtlantic Bancorp. BankAtlantic Bancorp is a unitary savings bank holding company subject to regulatory oversight and examination by the OTS, including normal supervision and reporting requirements. The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). BankAtlantic Bancorp is also subject to the reporting and other requirements of the Exchange Act.
     BankAtlantic’s deposits are insured by the FDIC for up to $250,000 for each insured account holder through December 31, 2009 and $100,000 thereafter, the maximum amount currently permitted by law. BankAtlantic has opted to insure its non-interest bearing and interest bearing deposits up to 50 basis point in an unlimited amount pursuant to the FDIC transaction account guarantee program. BankAtlantic is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can cause regulators to initiate certain mandatory and possibly additional discretionary actions that, if undertaken, could have a direct material effect on BankAtlantic’s financial statements. At December 31, 2008, BankAtlantic met all capital adequacy requirements to which it is subject and was considered a well capitalized institution.
     The ability of BankAtlantic to pay dividends or make other distributions to BankAtlantic Bancorp in subsequent periods is subject to regulations and OTS approval and is based upon BankAtlantic’s regulatory capital levels and net income. Because BankAtlantic has an accumulated deficit during the prior two years, BankAtlantic is required to file an application to receive approval of the OTS in order to pay dividends to BankAtlantic Bancorp. While the OTS has approved dividends to date the OTS would likely not approve any distribution that would cause BankAtlantic to fail to meet its capital requirements or if the OTS believes that a capital distribution by BankAtlantic constitutes an unsafe or unsound action or practice. There is no assurance that the OTS will approve future capital distributions from BankAtlantic. During the years ended December 31, 2008, 2007 and 2006 BankAtlantic paid $15 million, $20 million and $20 million, respectively, of dividends to BankAtlantic Bancorp. During the years ended December 31, 2008, 2007 and 2006, BFC recognized approximately $208,000, $1.7 million and $2.1 million, respectively, of dividends from BankAtlantic Bancorp. There are no restrictions on the payment of cash dividends by BFC. BFC has never paid cash dividends.
     BankAtlantic’s actual capital amounts and ratios are presented in the table (dollars in thousands):

			For Capital		To Be Considered
	Actual		Adequacy Purposes		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2008:
Total risk-based capital	$456,776	11.63%	$314,339	8.00%	$392,923	10.00%
Tier I risk-based capital	385,006	9.80	157,169	4.00	235,754	6.00
Tangible capital	385,006	6.80	84,929	1.50	84,929	1.50
Core capital	385,006	6.80	226,478	4.00	283,098	5.00
As of December 31, 2007:
Total risk-based capital	495,668	11.63	340,998	8.00	426,248	10.00
Tier I risk-based capital	420,063	9.85	170,499	4.00	255,749	6.00
Tangible capital	420,063	6.94	90,821	1.50	90,821	1.50
Core capital	420,063	6.94	242,190	4.00	302,738	5.00

BFC Financial Corporation
Notes to Consolidated Financial Statements
28. Parent Company Financial Information
     The accounting policies of the parent company are generally the same as those described in the summary of significant accounting policies in Note 1. The Company’s investments in venture partnerships, BankAtlantic Bancorp, Woodbridge and wholly-owned subsidiaries in the parent company’s financial statements are presented under the equity method of accounting. The Parent Company Condensed Statements of Financial Condition at December 31, 2008 and 2007 and Condensed Statements of Operations and Condensed Statements of Cash Flows for each of the years in the three-year period ended December 31, 2008 is shown below:
Parent Company Condensed Statements of Financial Condition
(In thousands)

	December 31,
	2008	2007
Assets
Cash and cash equivalents	$9,218	17,999
Investment securities	97	862
Investment in Benihana Convertible Preferred Stock	16,426	20,000
Investment in venture partnerships	361	864
Investment in BankAtlantic Bancorp, Inc.	66,326	108,173
Investment in Woodbridge Holdings Corporation	35,575	54,637
Investment in and advances to wholly owned subsidiaries	2,323	1,578
Loans receivable	—	3,782
Other assets	835	906

Total assets	$131,161	208,801

Liabilities and Shareholders’ Equity

Advances from and negative basis in wholly owned subsidiaries	$789	3,174
Other liabilities	6,476	7,722
Deferred income taxes	—	13,868

Total liabilities	7,265	24,764

Redeemable 5% Cumulative Preferred Stock	11,029	—

Shareholders’ equity	112,867	184,037

Total liabilities and shareholders’ equity	$131,161	208,801

Parent Company Condensed Statements of Operations
(In thousands)

	For the Years Ended December 31,
	2008	2007	2006
Revenues	$2,489	3,977	2,232
Expenses	11,405	9,565	8,413

(Loss) before earnings (loss) from subsidiaries	(8,916)	(5,588)	(6,181)
Equity from (loss) earnings in BankAtlantic Bancorp	(56,230)	(7,206)	5,807
Equity from loss in Woodbridge	(22,261)	(39,622)	(1,519)
Equity from earnings (loss) in other subsidiaries	15	(1,083)	(658)

Loss before income taxes	(87,392)	(53,499)	(2,551)
Benefit for income taxes	(14,887)	(19,599)	(1,854)

Loss from continuing operations attributable to BFC	(72,505)	(33,900)	(697)
Equity in subsidiaries’ discontinued operations, net of tax	4,461	1,038	(1,524)
Extraordinary gain, net of tax	9,145	2,403	—

Net loss attributable to BFC	(58,899)	(30,459)	(2,221)
5% Preferred Stock dividends	(750)	(750)	(750)

Net loss allocable to common stock	$(59,649)	(31,209)	(2,971)

BFC Financial Corporation
Notes to Consolidated Financial Statements
Parent Company Statements of Cash Flow
(In thousands)

	For the Years Ended December 31,
	2008	2007	2006
Operating Activities:
Net cash used in operating activities	$(5,508)	(4,505)	(3,041)

Investing Activities:
Proceeds from sale of investment in real estate limited partnership	—	1,000	—
Proceeds from the sale of securities	834	1,336	—
Distribution from partnership	633	—	—
Investment in real estate limited partnership	—	—	(1,000)
Additions to property and equipment	(11)	—	77
Acquisition of Woodbridge Class A shares	—	(33,205)	—
Acquisition of BankAtlantic Bancorp Class A shares	(3,925)	—	—

Net cash used in investing activities	(2,469)	(30,869)	(923)

Financing Activities:
Proceeds from issuance of Class A Common Stock net of issuance costs	—	36,121	—
Proceeds from issuance of Common Stock upon exercise of stock option	—	187	—
Purchase and retirement of the Company’s Class A common stock	(54)	—	—
Payment of the minimum withholding tax upon the exercise of stock options	—	—	(4,154)
5% Preferred Stock dividends paid	(750)	(750)	(750)

Net cash (used in) provided by financing activities	(804)	35,558	(4,904)

(Decrease) increase in cash and cash equivalents	(8,781)	184	(8,868)
Cash at beginning of period	17,999	17,815	26,683

Cash at end of period	$9,218	17,999	17,815

Supplementary disclosure of non-cash investing and financing activities
Net increase (decrease) in shareholders’ equity from the effect of subsidiaries capital transactions, net of income taxes	$2,398	(101)	(16)
(Decrease) increase in accumulated other comprehensive income, net of taxes	(3,894)	145	926
Decrease in additional paid in capital from the re-classification of the 5% Preferred Stock to Redeemable Preferred Stock	11,029	—	—
Issuance and retirement of Common Stock accepted as consideration for the exercise price of stock options	—	—	4,154
Cumulative effect adjustment upon adoption of FASB Interpretation No. 48	—	121	—
     During the year ended December 31, 2008, 2007 and 2006, BFC received dividends from BankAtlantic Bancorp and Woodbridge for a total of approximately $208,000, $1.8 million and $2.4 million, respectively. These dividends are included in operating activities in the Parent Company Condensed Statements of Cash Flow.
     In June 2008, BFC (the parent company) increased its investment in a wholly-owned subsidiary by converting a $3.7 million note receivable that was due from a wholly-owned subsidiary into equity in that subsidiary.
     In December 2008, the Company recorded an other-than-temporary impairment charge of $3.6 million on its investment in Benihana Convertible Preferred which is included in expenses in the Parent Company Condensed Statements of Operations. See Note 12 for further information.

BFC Financial Corporation
Notes to Consolidated Financial Statements
29. Noncontrolling Interest
     The following table summarizes the noncontrolling interests held by others in the Company’s subsidiaries at December 31, 2008 and 2007 (in thousands):

	December 31,
	2008	2007
BankAtlantic Bancorp	$170,888	351,148
Woodbridge	91,389	207,138
Other subsidiaries	277	664

	$262,554	558,950

     The following table summarizes the noncontrolling interests loss (earnings) recognized by others with respect to the Company’s subsidiaries for the years ended December 31, 2008, 2007 and 2006 (in thousands):

	For the Years Ended December 31,
	2008	2007	2006
Noncontrolling interest — Continuing Operations:
BankAtlantic Bancorp	$(161,416)	(22,806)	21,072
Woodbridge	(111,307)	(195,325)	(7,643)
Other subsidiaries	12	(34)	(23)

	(272,711)	(218,165)	13,406

Noncontrolling interest — Discontinued Operations:
BankAtlantic Bancorp	12,144	6,122	(9,011)
Woodbridge	—	—	—
Other subsidiaries	—	—	—

	12,144	6,122	(9,011)

Net (loss) income attributable to noncontrolling interest	$(260,567)	(212,043)	4,395

30. Litigation
Legal Contingencies
     In the ordinary course of business, the Company and its subsidiaries are parties to lawsuits as plaintiff or defendant involving its bank operations, lending, tax certificates activities and real estate development activities. Although the Company and its subsidiaries believe it has meritorious defenses in all current legal actions, the outcome of the various legal actions is uncertain. Management of BankAtlantic Bancorp, based on discussions with legal counsel, has recognized legal reserves of $1.5 million and believes its results of operations or financial condition will not be materially impacted by the resolution of these matters. However, there is no assurance that BankAtlantic Bancorp will not incur losses in excess of reserved amounts or in amounts that will be material to its results of operations or financial condition.
Bankruptcy of Levitt and Sons
     On November 9, 2007, the Debtors filed voluntary petitions for relief under the Chapter 11 Cases in the Bankruptcy Court. The Debtors commenced the Chapter 11 Cases in order to preserve the value of their assets and to facilitate an orderly wind-down of their businesses and disposition of their assets in a manner intended to maximize the recoveries of all constituents.
     On November 27, 2007, the Office of the United States Trustee (the “U.S. Trustee), appointed an official committee of unsecured creditors in the Chapter 11 Cases (the “Creditors’ Committee”). On January 22, 2008, the U.S. Trustee appointed a Joint Home Purchase Deposit Creditors Committee of Creditors Holding Unsecured Claims (the “Deposit Holders Committee”, and together with the Creditors Committee, the “Committees”). The Committees have a right to appear and be heard in the Chapter 11 Cases.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     On November 27, 2007, the Bankruptcy Court granted the Debtors’ Motion for Authority to Incur Chapter 11 Administrative Expense Claim (the “Chapter 11 Admin. Expense Motion”), thereby authorizing the Debtors to incur a post petition administrative expense claim in favor of Woodbridge for administrative costs relating to certain services and benefits provided by Woodbridge in favor of the Debtors (the “Post Petition Services”). While the Bankruptcy Court approved the incurrence of the amounts as unsecured post petition administrative expense claims, the payment of such claims is subject to additional court approval. In addition to the unsecured administrative expense claims, Woodbridge has pre-petition secured and unsecured claims against the Debtors. The Debtors have scheduled the amounts due to Woodbridge in the Chapter 11 Cases. The unsecured pre-petition claims of Woodbridge scheduled by the Debtors are approximately $67.3 million and the secured pre-petition claim scheduled by the Debtors is approximately $460,000. Since the Chapter 11 Cases were filed, Woodbridge has also incurred certain administrative costs related to the Post Petition Services. These costs amounted to $1.6 million and $748,000 in the years ended December 31, 2008 and 2007, respectively. Additionally, as disclosed in Note 26, in the year ended December 31, 2008, Woodbridge reimbursed a Levitt and Sons surety for $532,000 of bond claims paid by the surety. No payments were made in the year ended December 31, 2007. The payment by the Debtors of its outstanding advances and the Post Petition Services expenses are subject to the risks inherent to recovery by creditors in the Chapter 11 Cases. Woodbridge has also filed contingent claims with respect to any liability it may have arising out of disputed indemnification obligations under certain surety bonds. Woodbridge also implemented an employee severance fund in favor of certain employees of the Debtors. Employees who received funds as part of this program as of December 31, 2008, which totaled approximately $3.9 million as of that date, have assigned their unsecured claims against the Debtors to Woodbridge. It is highly unlikely that Woodbridge will recover these or any other amounts associated with its unsecured claims against the Debtors. In addition, the Debtors asserted certain further claims against Woodbridge, including an entitlement to a portion of the $29.7 million federal tax refund which Woodbridge received as a consequence of losses experienced at Levitt and Sons in prior periods; however, the parties have entered into the Settlement Agreement described below.
     On June 27, 2008, Woodbridge entered into a settlement agreement (the “Settlement Agreement”) with the Debtors and the Joint Committee of Unsecured Creditors (the “Joint Committee”) appointed in the Chapter 11 Cases. Pursuant to the Settlement Agreement, among other things, (i) Woodbridge agreed to pay to the Debtors’ bankruptcy estates the sum of $12.5 million plus accrued interest from May 22, 2008 through the date of payment, (ii) Woodbridge agreed to waive and release substantially all of the claims it had against the Debtors, including its administrative expense claims through July 2008, and (iii) the Debtors (joined by the Joint Committee) agreed to waive and release any claims they had against Woodbridge and its affiliates. After certain of Levitt and Sons’ creditors indicated that they objected to the terms of the Settlement Agreement and stated a desire to pursue claims against Woodbridge, Woodbridge, the Debtors and the Joint Committee agreed in principal to an amendment to the Settlement Agreement, pursuant to which Woodbridge would, in lieu of the $12.5 million payment previously agreed to, pay $8.0 million to the Debtors’ bankruptcy estates and place $4.5 million in a release fund to be disbursed to third party creditors in exchange for a third party release and injunction. The amendment also provided for an additional $300,000 payment by Woodbridge to a deposit holders fund. The Settlement Agreement, as amended, was subject to a number of conditions, including the approval of the Bankruptcy Court.
     Certain of the Debtor subsidiaries of Levitt and Sons have been provided with post-petition financing (“DIP Loans”) from a third-party lender (the “DIP Lender”) which had financed such Debtors’ projects. Under the agreements for the DIP Loans, the DIP Loans are to be used for (i) the reimbursement of the DIP Lender’s costs and fees, (ii) the costs of managing and safeguarding the projects, (iii) the costs of making the projects ready for sale, (iv) the costs to complete the projects, (v) the general working capital needs of the Debtors related to the projects and (vi) such other costs and expenses related to the DIP Loans or the projects as the DIP Lender may elect. The Bankruptcy Court’s order approving the DIP Loans also approved the sales of homes in the projects with the net proceeds from such sales being applied towards the DIP Loans. The order also appointed a Chief Administrator to manage and supervise all administrative functions of these Debtors related to the projects in accordance with the scope of authority set forth in the DIP Loan agreements. These projects represent 89.7% of the total assets, 66.3% of the total liabilities and 34.1% of the shareholders deficit of Levitt and Sons at December 31, 2008.
     During the year ended December 31, 2008, the DIP Loans financed construction and development activities and selling, general and administrative expenses related to the projects, as well as the costs, fees and other expenses of the DIP Lender, including interest expense. Additionally, during the year ended December 31, 2008, homes in the projects have been sold and closed, resulting in the receipt by the Debtors of sales proceeds. The Chief Administrator is maintaining the accounting records for these transactions in accordance with the DIP Loan agreements and, as a result, financial information is not available to Woodbridge which could be used to record

BFC Financial Corporation
Notes to Consolidated Financial Statements
these transactions in accordance with generally accepted accounting principles on a basis consistent with Woodbridge’s accounting for similar transactions. Accordingly, these transactions have not been reflected in the financial information for Levitt and Sons included in Note 37 to the consolidated financial statements. However, as described herein, due to the deconsolidation of Levitt and Sons from Woodbridge’s statements of financial condition and results of operations as of November 9, 2007, these transactions, and the omission of the results of these transactions, will not have an impact on Woodbridge’s financial condition or operating results.
Class Action Lawsuit
     On January 25, 2008, plaintiff Robert D. Dance filed a purported class action complaint as a putative purchaser of Woodbridge’s securities against Woodbridge and certain of its officers and directors, asserting claims under the federal securities law and seeking damages. This action was filed in the United States District Court for the Southern District of Florida and is captioned Dance v. Levitt Corp. et al., No. 08-CV-60111-DLG. The securities litigation purports to be brought on behalf of all purchasers of Woodbridge’s securities beginning on January 31, 2007 and ending on August 14, 2007. The complaint alleges that the defendants violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated there under by issuing a series of false and/or misleading statements concerning Woodbridge’s financial results, prospects and condition. Woodbridge intends to vigorously defend this action.
Surety Bond Claim
     In September 2008, a surety filed a lawsuit to require Woodbridge to post $5.4 million of collateral in connection with two bonds totaling $5.4 million with respect to which a municipality made claims against the surety. Woodbridge believes that the municipality does not have the right to demand payment under the bonds and Woodbridge initiated a lawsuit against the municipality and do not believe that a loss is probable. Accordingly, Woodbridge did not accrue any amount related to this claim as of December 31, 2008. As claims were made on the bonds, the surety requested Woodbridge post a $4.0 million letter of credit as security while the matter is litigated with the municipality and Woodbridge has complied with that request.
31. Fair Value Measurement
     SFAS No. 157 defines fair value as the price that would be received on the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Statement also defines valuation techniques and a fair value hierarchy to prioritize the inputs used in valuation techniques. There are three main valuation techniques to measuring fair value of assets and liabilities: the market approach, the income approach and the cost approach. The input fair value hierarchy has three broad levels and gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).
     The valuation techniques are summarized below:
     The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.
     The income approach uses financial models to convert future amounts to a single present amount. These valuation techniques include present value and option-pricing models.
     The cost approach is based on the amount that currently would be required to replace the service capacity of an asset. This technique is often referred to as current replacement costs.
     The input fair value hierarchy is summarized below:
     Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at each reporting date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. A quoted price in an active market provides the most reliable evidence of fair value and is used to measure fair value whenever available.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability. Level 2 inputs include: Quoted prices for similar assets or liabilities in active markets; Quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers (for example, some brokered markets), or in which little information is released publicly (for example, a principal-to-principal market); Inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates).
     Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are only used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.
     The following table presents major categories of the Company’s assets measured at fair value on a recurring basis (in thousands):

		Fair Value Measurements at December 31, 2008 Using:
		Quoted prices in
		Active Markets	Significant Other	Significant
		for Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
Description	2008	(Level 1)	(Level 2)	(Level 3)
Securities Available for Sale:
Mortgage-backed securities	$532,873	—	532,873	—
REMICS	166,351	—	166,351	—
Bonds	250	—	—	250
Benihana Convertible Preferred Stock	16,426	—	—	16,426
Other equity securities	6,798	5,210	—	1,588

Total securities available for sale at fair value	$722,698	5,210	699,224	18,264

     There were no recurring liabilities measured at fair value in the Company’s financial statements.
     The following table presents major categories of assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2008 (in thousands):

			Benihana
		Stifel	Convertible	Equity
	Bonds	Warrants	Preferred Stock	Securities	Total

Beginning Balance	$681	10,661	20,000	5,133	36,475
Total gains and losses (realized/unrealized) Included in earnings (or changes in net assets)	—	3,704	(3,574)	(3,412)	(3,282)
Included in other comprehensive Income	1	—	—	(133)	(132)
Purchases, issuances, and settlements	(432)	(14,365)	—	—	(14,797)
Transfers in and/or out of Level 3	—	—	—	—	—

Ending balance	$250	—	16,426	1,588	18,264

     The $3.7 million of gains for the year ended December 31, 2008 represents realized gains relating to the sale of Stifel warrants. The $3.4 million equity securities loss represents an other-than-temporary impairment associated with a decline in value related to an equity investment in an unrelated financial institution. The Company also recorded a $3.6 million other-than-temporary impairment of its investment in Benihana Convertible Preferred Stock. See Note 12.
     The valuation techniques and the inputs used in our financial statements to measure the fair value of our recurring financial instruments are described below.

BFC Financial Corporation
Notes to Consolidated Financial Statements
Mortgage-Backed Securities and REMIC’s
     The fair values of mortgage-backed and real estate mortgage conduit securities are estimated using independent pricing sources and matrix pricing. Matrix pricing uses a market approach valuation technique and Level 2 valuation inputs as quoted market prices are not available for the specific securities that BankAtlantic owns. The independent pricing sources value these securities using observable market inputs including: benchmark yields, reported trades, broker/dealer quotes, issuer spreads and other reference data in the secondary institutional market which is the principal market for these types of assets. To validate fair values obtained from the pricing sources, BankAtlantic reviews fair value estimates obtained from brokers, investment advisors and others to determine the reasonableness of the fair values obtained from independent pricing sources. BankAtlantic reviews any price that it determines may not be reasonable and requires the pricing sources to explain the differences in fair value or reevaluate its fair value.
Bonds and Other Equity Securities
     Bonds and equity securities are generally fair valued using the market approach and quoted market prices (Level 1) or matrix pricing (Level 2 or Level 3) with inputs obtained from independent pricing sources to value bonds and equity securities, if available. Also non-binding broker quotes are obtained to validate fair values obtained from matrix pricing. However, for certain equity and debt securities in which observable market inputs cannot be obtained, these securities are valued either using the income approach and pricing models that we developed or based on observable market data that we have adjusted based on our judgment of the factors a market participant would use to value the securities (Level 3).
Benihana Convertible Preferred Stock
     The fair value was assessed using Level 3 inputs as defined by FAS 157, whereby BFC’s valuation technique was to measure the fair value based upon the income approach by discounting the cash flows at a market discount rate.
     The following table presents major categories of assets measured at fair value on a non-recurring basis as of December 31, 2008 (in thousands):

	Fair Value Measurements at December 31, 2008
		Quoted prices in
		Active Markets	Significant	Significant
		for Identical	Other Observable	Unobservable
	December 31,	Assets	Inputs	Inputs	Total
Description	2008	(Level 1)	(Level 2)	(Level 3)	Impairments

Loans measured for impairment using the fair value of the collateral	$209,012	—	—	209,012	103,193
Investment in Bluegreen	29,789	29,789			94,433
Woodbridge’s investment in unconsolidated trusts	406			406	2,159
Private equity investments	536			536	1,148

Total	$239,743	29,789	—	209,954	200,933

     There were no liabilities measured at fair value on a non-recurring basis in the Company’s financial statements.
Loans Measured for Impairment
     Impaired loans are generally valued based on the fair value of the underlying collateral. BankAtlantic primarily uses third party appraisals to assist in measuring impaired loans. These appraisals generally use the market or income approach valuation technique and use market observable data to formulate an opinion of the fair value of the loan’s collateral. However, the appraiser uses professional judgment in determining the fair value of the

BFC Financial Corporation
Notes to Consolidated Financial Statements
collateral or properties and BankAtlantic may also adjust these values for changes in market conditions subsequent to the appraisal date. When current appraisals are not available for certain loans, BankAtlantic uses judgment on market conditions to adjust the most current appraisal. The sales prices may reflect prices of sales contracts not closed and the amount of time required to sell out the real estate project may be derived from current appraisals of similar projects. As a consequence, the fair value of the collateral is considered a Level 3 valuation.
Private Equity Investments
     Private investment securities represent investments in limited partnerships that invest in equity securities based on proprietary investment strategies. The underlying equity investments in these limited partnerships are generally publicly traded equity securities and the fair values of these securities are obtained from the general partner. As the fair values of the underlying securities in the limited partnership were obtained from the general partner and the inputs used are proprietary to the limited partnership and not known to the Company, the fair value assigned to these investments is considered Level 3.
Investment in Bluegreen
     The fair value of Woodbridge’s investment in Bluegreen was assessed using Level 1 inputs by using the closing price of Bluegreen’s common stock on the New York Stock Exchange.
Investment in Unconsolidated Trusts
     The fair value was assessed using Level 3 inputs as defined by FAS 157, whereby Woodbridge’s valuation technique was to measure the fair value based upon the current rates and spreads that were used to value the underlying subordinated trust debt securities which is primarily based upon similarly rated corporate bonds.
Financial Disclosures about Fair Value of Financial Instruments
     The following table presents information for the Company’s financial instruments at December 31, 2008 and 2007 (in thousands):

	December 31, 2008		December 31, 2007
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$278,937	278,937	332,155	332,154
Restricted cash	21,288	21,288	2,207	2,207
Securities available for sale	722,698	722,698	926,307	926,307
Financial instruments	—	—	10,661	10,661
Investment securities	12,008	12,475	60,173	64,666
Tax Certificates	213,534	244,806	188,401	188,401
Federal home loan bank stock	54,607	54,607	74,003	74,003
Loans receivable including loans held for sale, net	4,317,645	3,950,557	4,528,538	4,614,705

Financial liabilities:
Deposits	$3,926,368	3,926,382	3,953,405	3,967,256
Short term borrowings (1)	279,726	279,777	159,905	159,905
Advances from FHLB	967,491	983,582	1,397,044	1,406,728
Subordinated debentures, mortgage and notes Payable	287,772	266,651	26,683	26,746
Junior subordinated debentures	376,104	152,470	674,644	625,943

(1)	Short term borrowings includes federal funds purchased and other short term borrowings and securities sold under agreements to repurchase.
     The following discusses the estimated fair value of the Company’s financial instruments presented in accordance with the requirements of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”.
     Management has made estimates of fair value that it believes to be reasonable. However, because there is no active market for many of these financial instruments and management has derived the fair value of the majority

BFC Financial Corporation
Notes to Consolidated Financial Statements
of these financial instruments using the income approach technique with Level 3 unobservable inputs, there is no assurance that the Company would receive the estimated value upon sale or disposition of the asset. Management estimates used in its net present value financial models rely on assumptions and judgments regarding issues where the outcome is unknown and actual results or values may differ significantly from these estimates. The Company’s fair value estimates do not consider the tax effect that would be associated with the disposition of the assets or liabilities at their fair value estimates.
     Fair values are estimated for loan portfolios with similar financial characteristics. Loans are segregated by category, and each loan category is further segmented into fixed and adjustable rate interest terms and by performing and non-performing categories.
     The fair value of performing loans, except residential mortgage and adjustable rate loans is calculated by using an income approach with level 3 inputs. The fair value of performing loans is estimated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the interest rate risk inherent in the loan. The estimate of average maturity is based on BankAtlantic’s historical experience with prepayments for each loan classification, modified as required, by an estimate of the effect of current economic and lending conditions. Management assigned a credit risk premium to these loans based on risk grades and delinquency status for the year ended December 31, 2008.
     The fair value of tax certificates was calculated using the income approach. The fair value is based on discounted expected cash flows using discount rates that take into account the risk of the cash flows of tax certificates relative to alternative investments.
     The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is considered the same as book value. The fair value of certificates of deposit is based on an income approach with Level 3 inputs. The fair value is calculated by the discounted value of contractual cash flows with the discount rate estimated using current rates offered by BankAtlantic for similar remaining maturities.
     The fair value of Federal Home Loan Bank stock is its carrying amount.
     The fair value of securities sold under agreements to repurchase and federal funds purchased is calculated using the income approach with Level 2 inputs. Contractual cash flows are discounted based on current interest rates. The carrying value of these borrowings approximates fair value as maturities are generally less than thirty days.
     The fair value of FHLB advances was calculated using the income approach. The fair value was based on discounted cash flows using rates offered for debt with comparable terms to maturity and issuer credit standing.
     The fair value of Stifel warrants as of December 31, 2007 was based on an option pricing model.
     The fair values of subordinated debentures and mortgage and notes payable were based on discounted values of contractual cash flows at a market discount rate adjusted for non-performance risk for the year ended December 31, 2008.
     The fair value of BankAtlantic’s mortgage-backed bond for the year ended December 31, 2008 was based on a December 2008 trade with an unrelated financial institution. The fair value of BankAtlantic’s mortgage-backed bond for the year ended December 31, 2007 was based on discounted values of contractual cash flows at a market discount rate.
     The fair value on a $57.1 million of junior subordinated debentures was obtained from NASDAQ price quotes as of December 31, 2008 and 2007. The fair value of the remaining junior subordinated debentures was obtained using the income approach by discounting estimated cash flows at a market discount rate. For the year ended December 31, 2008, the discount rate was adjusted for non-performance risk (Level 3).
     There were no liabilities measured at fair value on a recurring basis in the Company’s financial statements.
     The carrying amount and fair values of BankAtlantic’s commitments to extend credit, standby letters of

BFC Financial Corporation
Notes to Consolidated Financial Statements
credit, financial guarantees and forward commitments are not significant. (See Note 26 for the contractual amounts of BankAtlantic’s financial instrument commitments).
Derivatives
     Commitments to originate residential loans held for sale and to sell residential loans are derivatives. The fair value of these derivatives was not included in the Company’s financial statements as the amount was not considered significant. These derivatives relate to a loan origination program with an independent mortgage company where the mortgage company purchases the originated loans from BankAtlantic 14 days after the funding date at a price negotiated quarterly for all loans sold during the quarter.
     Included in the proceeds received from the February 2007 sale of Ryan Beck to Stifel were warrants to acquire 722,586 shares of Stifel common stock at $24.00 per share. During the year ended December 31, 2008, all of the Stifel warrants were sold for a gain of $3.7 million. BankAtlantic Bancorp received gross proceeds of $14.4 million from the sale of the warrants.
     Based on market conditions, BankAtlantic writes call options on recently purchased agency securities (“covered calls”). Included in the Statement of Operations in Financial Services securities activities — net during the years ended December 31, 2008, 2007 and 2006 was covered call transaction gains of $0.4 million, $0 and $0.2 million, respectively. BankAtlantic Bancorp had no call options outstanding as of December 31, 2008.
Concentration of Credit Risk
     BankAtlantic purchases residential loans located throughout the country. Included in these purchased residential loans are interest-only loans. These loans result in possible future increases in a borrower’s loan payments when the contractually required repayments increase due to interest rate movement and the required amortization of the principal amount. These payment increases could affect a borrower’s ability to repay the loan and lead to increased defaults and losses. At December 31, 2008 and 2007, BankAtlantic’s residential loan portfolio included $979 million and $1.1 billion of interest-only loans with 25% of the principal amount of these loans secured by collateral located in California. BankAtlantic manages this credit risk by purchasing interest-only loans originated to borrowers that it believes to be credit worthy, with loan-to-value and total debt to income ratios within agency guidelines. Thus, these purchased residential loans are not sub-prime loans.
     BankAtlantic has a high concentration of consumer home equity and commercial loans in the State of Florida. Real estate values and general economic conditions have significantly deteriorated during 2008. If the market conditions in Florida do not improve during 2009 or deteriorate further BankAtlantic may be exposed to significant credit losses.
32. Certain Relationships and Related Party Transactions
     BFC is the controlling shareholder of BankAtlantic Bancorp and Woodbridge. BFC also has a direct non-controlling interest in Benihana and, through Woodbridge, an indirect ownership interest in Bluegreen. The majority of BFC’s voting capital stock is owned or controlled by the Company’s Chairman, Chief Executive Officer and President and by the Company’s Vice Chairman, both of whom are also executive officers and directors of BankAtlantic Bancorp and Woodbridge and directors of Bluegreen. The Company’s Vice Chairman is also a director of Benihana.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     The following table presents BFC, BankAtlantic Bancorp, Woodbridge and Bluegreen related party transactions incurred at December 31, 2008, 2007 and 2006 and for each of the years ended December 31, 2008, 2007 and 2006. Amounts related to BankAtlantic Bancorp and Woodbridge were eliminated in the Company’s consolidated financial statements.

				At December 31, 2008 and
				For the Year Ended December 31, 2008
					BankAtlantic
(in thousands)				BFC	Bancorp	Woodbridge	Bluegreen
Shared service receivable (payable)	(a	)	$	398	(175)	(115)	(108)
Shared service income (expense)	(a	)	$	3,157	(1,593)	(1,135)	(429)
Facilities cost	(a	)	$	(245)	271	(101)	75
Interest income (expense) from cash balance/securities sold under agreements to repurchase	(b	)	$	8	(80)	72	—
Cash and cash equivalents and (securities sold under agreements to repurchase)	(b	)	$	263	(4,696)	4,433	—

				At December 31, 2007 and
				For the Year Ended December 31, 2007
					BankAtlantic
(in thousands)				BFC	Bancorp	Woodbridge	Bluegreen
Shared service receivable (payable)	(a	)	$	312	(89)	(119)	(104)
Shared service income (expense)	(a	)	$	2,855	(1,406)	(1,006)	(443)
Facilities cost	(a	)	$	(272)	220	—	52
Interest income (expense) from cash balance/securities sold under agreements to repurchase	(b	)	$	38	(185)	147	—
Cash and cash equivalents and (securities sold under agreements to repurchase)	(b	)	$	1,217	(7,335)	6,118	—

				At December 31, 2006 and
				For the Year Ended December 31, 2006
					BankAtlantic
(in thousands)				BFC	Bancorp	Woodbridge	Bluegreen
Shared service receivable (payable)	(a	)	$	312	(142)	(107)	(63)
Shared service income (expense)	(a	)	$	2,495	(1,053)	(1,134)	(308)
Office facilities cost	(a	)	$	(460)	406	—	54
Interest income (expense) from cash balance/securities sold under agreements to repurchase	(b	)	$	43	(479)	436	—
Cash and cash equivalents and (securities sold under agreements to repurchase)	(b	)	$	996	(5,547)	4,551	—

(a)	Pursuant to the terms of shared service agreements between BFC, BankAtlantic Bancorp and Woodbridge, subsidiaries of BFC provide shared service operations in the areas of human resources, risk management, investor relations, executive office administration and other services to BankAtlantic Bancorp and Woodbridge. Additionally, BFC provides certain risk management and administrative services to Bluegreen. The costs of shared services are allocated based upon the usage of the respective services. Also, as part of the shared service arrangement, the Company pays BankAtlantic Bancorp and Bluegreen for office facilities costs relating to the Company and its shared service operations.

In May 2008, BFC and BFC Shared Service Corporation (“BFC Shared Service”), a wholly-owned subsidiary of BFC, entered into office lease agreements with BankAtlantic under which BFC and BFC Shared Service pay BankAtlantic an annual rent of approximately $294,000 for office space in BankAtlantic’s corporate headquarters. In May 2008, BFC also entered into an office sub-lease agreement with Woodbridge for office space in BankAtlantic’s corporate headquarters pursuant to which Woodbridge will pay BFC an annual rent of approximately $152,000.

(b)	BFC and Woodbridge entered into securities sold under agreements to repurchase transactions with BankAtlantic in the aggregate of approximately $4.7 million, $7.3 million and $5.5 million at December 31, 2008, 2007 and 2006, respectively. Interest was recognized in connection with the above was approximately $80,000, $185,000 and $479,000 for the years ended December 31, 2008, 2007 and 2006, respectively. These transactions have similar terms as BankAtlantic agreements with unaffiliated parties. Additionally, at December 31, 2008, BankAtlantic facilitated the placement of $49.9 million of FDIC insured certificates of deposits with other insured depository institutions on Woodbridge’s behalf through the Certificate of Deposit Account Registry Service (“CDARS”) program. The CDARS program facilitates the placement of funds into certificates of deposits issued by other financial institutions in increments of less than the standard FDIC insurance maximum to insure that both principal and interest are eligible for full FDIC insurance coverage
     During 2006, BankAtlantic reimbursed Woodbridge $438,000 for the out-of-pocket costs incurred by it in connection with Woodbridge’s efforts to develop certain property owned by BankAtlantic, including rezoning of property and obtaining permits necessary to develop the property for residential and commercial use. No fees were paid to Woodbridge by BankAtlantic in 2008.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     In March 2008, BankAtlantic entered into an agreement with Woodbridge to provide information technology support at a cost of $10,000 per month and a one-time set-up charge of $17,000. During the year ended December 31, 2008, Woodbridge paid BankAtlantic hosting fees of approximately $73,000.
     BankAtlantic Bancorp in prior periods issued options to acquire shares of BankAtlantic Bancorp’s Class A common stock to employees of Woodbridge prior to the spin-off. Additionally, employees of BankAtlantic Bancorp have transferred to affiliate companies and BankAtlantic Bancorp has elected, in accordance with the terms of BankAtlantic Bancorp’s stock option plans, not to cancel the stock options held by those former employees. BankAtlantic Bancorp accounts for these options to former employees as employee stock options because these individuals were employees of BankAtlantic Bancorp on the grant date. During the years ended December 31, 2007 and 2006, former employees exercised 2,613 and 10,293 of options, respectively, to acquire BankAtlantic Bancorp Class A common stock at a weighted average exercise price of $42.80 and $16.40, respectively. There were no options exercised by former employees during the year ended December 31, 2008.
     BankAtlantic Bancorp options outstanding to former employees consisted of the following as of December 31, 2008:

	Class A	Weighted
	Common	Average
	Stock	Price
Options outstanding	53,789	$48.46
Options non-vested	13,610	$92.85
     During the years ended December 31, 2007 and 2006, BankAtlantic Bancorp issued to BFC employees that perform services for BankAtlantic Bancorp options to acquire 9,800 and 10,060 shares of BankAtlantic Bancorp’s Class A common stock at an exercise price of $46.90 and $73.45, respectively. These options vest in five years and expire ten years from the grant date. BankAtlantic Bancorp recognizes service provider expense on these financial instruments over the vesting period measured based on the option fair value at each reporting period. BankAtlantic Bancorp recorded $26,000, $13,000 and $26,000 of service provider expense for the years ended December 31, 2008, 2007 and 2006, respectively.
     The Company and its subsidiaries utilized certain services of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden, McClosky”). Bruno DiGiulian, a director of BankAtlantic Bancorp, was of counsel at Ruden McClosky prior to his retirement in 2006. Fees aggregating $75,000, $274,000 and $526,000 were paid by BankAtlantic Bancorp to Ruden, McClosky during the years ended December 31, 2008, 2007 and 2006, respectively.
     Levitt and Sons utilized the services of Conrad & Scherer, P.A., a law firm in which William R. Scherer, a member of Woodbridge’s Board of Directors, is a member. Levitt and Sons related party information for the year ended December 31, 2008 was not included in Woodbridge’s consolidated statements of operations due to the deconsolidation of Levitt and Sons as of November 9, 2007. Levitt and Sons paid fees aggregating $22,000 and $470,000 to this firm during the years ended December 31, 2007 and 2006, respectively.
     On November 19, 2007, BFC’s shareholders approved the merger of I.R.E Realty Advisory Group, Inc. (“I.R.E. RAG”), a 45.5% subsidiary of BFC, with and into BFC. The sole assets of I.R.E. RAG were 4,764,285 shares of BFC Class A Common Stock and 500,000 shares of BFC Class B Common Stock. In connection with the merger, the shareholders of I.R.E. RAG, other than BFC, received an aggregate of approximately 2,601,300 shares of BFC Class A Common Stock and 273,000 shares of BFC Class B Common Stock, representing their respective pro rata beneficial ownership interests in I.R.E. RAG’s BFC shares, and the 4,764,285 shares of BFC Class A Common Stock and 500,000 shares of BFC Class B Common Stock that were held by I.R.E. RAG were canceled. The shareholders of I.R.E. RAG, other than BFC, were Levan Enterprises, Ltd. and I.R.E. Properties, Inc., each of which is an affiliate of Alan B. Levan, Chief Executive Officer, President and Chairman of the Board of Directors of BFC. The transaction was consummated on November 30, 2007.
     Florida Partners Corporation owns 133,314 shares of the Company’s Class B Common Stock and 1,270,302 shares of the Company’s Class A Common Stock. Alan B. Levan may be deemed to beneficially be the principal shareholder of Florida Partners Corporation and is the President and sole director of Florida Partners Corporation.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     Certain of the Company’s affiliates, including its executive officers, have independently made investments with their own funds in a limited partnership that the Company sponsored in 2001.
33. Earnings (Loss) per Share
     The Company has two classes of common stock outstanding. The two-class method is not presented because the Company’s capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes. The number of options considered outstanding shares for diluted earnings per share is based upon application of the treasury stock method to the options outstanding as of the end of the period.
     During November 2007, I.R.E. RAG, an approximately 45.5% subsidiary of the Company, was merged with and into the Company. I.R.E. RAG owned 4,764,285 shares of our Class A Common Stock and 500,000 shares of our Class B Common Stock. Prior to the merger, these shares were considered outstanding, but because the Company owned 45.5% of the outstanding common stock of I.R.E. RAG, 2,165,367 shares of Class A Common Stock and 227,250 shares of Class B Common Stock were eliminated from the number of shares outstanding for purposes of computing earnings per share. As a result, the merger neither increased the number of shares of BFC Class A Common Stock or Class B Common Stock outstanding nor changed the outstanding shares for calculating earnings (loss) per share.
     The following reconciles the numerators and denominators of the basic and diluted earnings (loss) per share computation for the years ended December 31, 2008, 2007 and 2006:

	For the Years Ended December 31,
(In thousands, except per share data)	2008	2007	2006
Basic (loss) earnings per common share
Numerator:
Income (loss) from continuing operations	$(345,216)	(252,065)	12,709
Noncontrolling interests — continuing operations	272,711	218,165	(13,406)

Loss attributable to BFC	(72,505)	(33,900)	(697)
Preferred stock dividends	(750)	(750)	(750)

Loss allocable to common stock	(73,255)	(34,650)	(1,447)

Discontinued operations, net of taxes	16,605	7,160	(10,535)
Noncontrolling interests — discontinued operations	(12,144)	(6,122)	9,011

Discontinued operations, net of taxes attributable to BFC	4,461	1,038	(1,524)

Extraordinary gain, net of taxes	9,145	2,403	—
Noncontrolling interests — extraordinary gain	—	—	—

Extraordinary gain, net of taxes attributable to BFC	9,145	2,403	—

Net loss allocable to common shareholders	$(59,649)	(31,209)	(2,971)

Denominator:

Basic weighted average number of common shares outstanding	45,097	38,778	33,249

Basic (loss) earnings per common share:
Loss per share from continuing operations	$(1.62)	(0.90)	(0.04)
Earnings (loss) per share from discontinued operations	0.10	0.03	(0.05)
Earnings per share from extraordinary gain	0.20	0.06	—

Basic loss per share	$(1.32)	(0.81)	(0.09)

BFC Financial Corporation
Notes to Consolidated Financial Statements

	For the Years Ended December 31,
(In thousands, except per share data)	2008	2007	2006
Diluted (loss) earnings per common share:
Numerator:
Loss allocable to common stock	$(73,255)	(34,650)	(1,447)
Effect of securities issuable by subsidiaries	—	—	(93)

Income (loss) allocable to common stock after assumed dilution	(73,255)	(34,650)	(1,540)

Discontinued operations, net of taxes attributable to BFC	4,461	1,038	(1,524)
Effect of securities issuable by a subsidiary	—	—	—

Discontinued operations allocable to common stock after assumed dilution	4,461	1,038	(1,524)

Extraordinary gain, net of taxes	9,145	2,403	—
Effect of securities issuable by a subsidiary	—	—	—

Extraordinary gain allocable to common stock after assumed dilution	9,145	2,403	—

Net loss allocable to common stock after assumed dilution	$(59,649)	(31,209)	(3,064)

Denominator
Basic weighted average number of common shares outstanding	45,097	38,778	33,249
Effect of dilutive stock options and unvested restricted stock	—	—	—

Diluted weighted average number of common shares outstanding	45,097	38,778	33,249

Diluted (loss) earnings per share
Loss per share from continuing operations	$(1.62)	(0.90)	(0.05)
Earnings (loss) per share from discontinued operations	0.10	0.03	(0.05)
Earnings per share from extraordinary gain	0.20	0.06	—

Diluted loss per share	$(1.32)	(0.81)	(0.10)

     Options to acquire 1,797,960, 1,286,499 and 769,177 shares of common stock were anti-dilutive for the years ended December 31, 2008, 2007 and 2006, respectively.

BFC Financial Corporation
Notes to Consolidated Financial Statements
34. Redeemable 5% Cumulative Preferred Stock
     On June 7, 2004, the Board of Directors of the Company designated 15,000 shares of the preferred stock as 5% Cumulative Convertible Preferred Stock (“5% Preferred Stock”) and, on June 21, 2004, sold the shares of the Preferred Stock to an investor group in a private offering. On December 17, 2008, certain of the designated relative rights, preference and limitations of the Company’s 5% Preferred Stock were amended as indicated below.
     On December 17, 2008, the Company amended Article IV of the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) with the Florida Department of State to amend certain of the previously designated relative rights, preferences and limitations of the Company’s 5% Preferred Stock. The Amendment eliminates the right of the holders of the 5% Preferred Stock to convert their shares of 5% Preferred Stock into shares of the Company’s Class A Common Stock. The Amendment also requires the Company to redeem shares of the 5% Preferred Stock with the net proceeds it receives in the event (i) the Company sells any of its shares of Series B Convertible Preferred Stock (the “Benihana Preferred Stock”) of Benihana, Inc. (“Benihana”), (ii) the Company sells any shares of Benihana’s common stock received upon conversion of the Benihana Preferred Stock or (iii) Benihana redeems any shares of the Benihana Preferred Stock owned by the Company. Additionally, in the event the Company defaults on its obligation to make dividend payments on the 5% Preferred Stock, the Amendment entitles the holders of the 5% Preferred Stock, in place of the Company, to receive directly from Benihana certain payments on the shares of Benihana Preferred Stock owned by the Company or on the shares of Benihana’s common stock received by the Company upon conversion of the Benihana Preferred Stock. The investment in Benihana Preferred Stock is subject to mandatory redemption on July 2, 2014. The date may be extended by the holders of a majority of the then outstanding shares of Benihana Preferred Stock to a date no later than July 2, 2024.
     Effective with the Amendment in December 2008 and in accordance with Accounting Series Release No. 268 (“ASR 268”), the Company determined that the 5% Preferred Stock met the requirements to be re-classified outside of permanent equity at its fair value at the Amendment date of approximately $11.0 million into the mezzanine category as Redeemable 5% Cumulative Preferred Stock at December 31, 2008 in the Company’s Consolidated Statements of Financial Condition. The fair value of the 5% Preferred Stock was obtained by using an income approach by discounting estimated cash flows at a market discount rate. Prior to the Amendment in December 2008 for all periods presented, the 5% Preferred Stock is presented in permanent equity at its stated value of approximately $15.0 million. At December 31, 2008, $11.0 million was re-classified as Redeemable 5% Cumulative Preferred Stock and the remaining amount of approximately $4.0 million remains classified in Additional Paid in Capital.
     The 5% Preferred Stock has a stated value of $1,000 per share. The shares of 5% Preferred Stock may be redeemed at the option of the Company, from time to time, at redemption prices (the “Redemption Price”) ranging from $1,030 per share for the year 2009 to $1,000 per share for the year 2015 and thereafter. The 5% Preferred Stock liquidation preference is equal to its stated value of $1,000 per share plus any accumulated and unpaid dividends or an amount equal to the Redemption Price in a voluntary liquidation or winding up of the Company. Holders of the 5% Preferred Stock are entitled to receive, when and as declared by the Board of Directors, cumulative quarterly cash dividends on each such share at a rate per annum of 5% of the stated value from the date of issuance, payable quarterly. Since June 2004, the Company has paid dividends on the 5% Preferred Stock of $187,500 on a quarterly basis. The 5% Preferred Stock has no voting rights except as required by Florida law.
35. Common Stock, Preferred Stock and Dividends
Common Stock
     In July 2007, the Company sold 11,500,000 shares of its Class A Common Stock at $3.40 per share pursuant to a registered underwritten public offering. Net proceeds from the sale of the 11,500,000 shares by the Company totaled approximately $36.1 million, after deducting underwriting discounts, commissions and offering expenses. The Company primarily used the proceeds of this offering to purchase in Woodbridge’s Rights Offering approximately 16.6 million shares of Woodbridge’s Class A common stock for an aggregate purchase price of $33.2 million, and for general corporate purposes, including working capital.

BFC Financial Corporation
Notes to Consolidated Financial Statements
     On February 7, 2005, the Company amended its Articles of Incorporation to increase the authorized number of shares of the Company’s Class A Common Stock, par value $.01 per share, from 20 million shares to 70 million shares. The amendment was approved by the written consent of the holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the amendment.
     The Company’s Articles of Incorporation authorize the Company to issue both Class A Common Stock, par value $.01 per share, and a Class B Common Stock, par value $.01 per share. On May 22, 2002, the Company’s Articles of Incorporation were amended to, among other things, grant holders of the Company’s Class A Common Stock one vote for each share held, with all holders of Class A Common Stock possessing in the aggregate 22% of the total voting power. Prior to the amendment, the Class A Common Stock had no voting rights except under limited circumstances provided by Florida law. The amendment provided for the holders of Class B Common Stock to have the remaining 78% of the total voting power. When the number of shares of Class B Common Stock outstanding decreases to 1,800,000 shares, the Class A Common Stock aggregate voting power will increase to 40% and the Class B Common Stock will have the remaining 60%. When the number of shares of Class B Common Stock outstanding decreases to 1,400,000 shares, the Class A Common Stock aggregate voting power will increase to 53% and the Class B Common Stock will have the remaining 47%. These relative voting percentages will remain fixed unless the number of shares of Class B Common Stock outstanding decreases to 500,000 shares or less, at which time the fixed voting percentages will be eliminated. Also, each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock.
Preferred Stock
     The Company’s authorized capital stock includes 10 million shares of preferred stock at a par value of $.01 per share. See Note 34 for further information.
Amended Articles and By-Laws
     On December 17, 2008, the Company amended its Amended and Restated Articles of Incorporation (the “Amendment”) with the Florida Department of State to amend certain of the previously designated relative rights, preferences and limitations of the Company’s 5% Cumulative Convertible Preferred Stock. See Note 34 for further information.
     On February 11, 2008, the Board of Directors of BFC amended the Company’s By-laws, as amended (the “By-laws”), to include advance notice procedures requiring, among other things, that a shareholder wishing to properly bring business before an annual meeting of the Company’s shareholders or nominate a candidate to serve on the Board of Directors of the Company must deliver written notice of such business or nomination to the Company’s Secretary (i) not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the Company’s shareholders or (ii) in the event that the annual meeting of the Company’s shareholders is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of the Company’s shareholders, not later than the close of business on the tenth day after the earlier of notice of the date of the annual meeting of shareholders is mailed or public disclosure of the date of the annual meeting of shareholders is made.
     On December 3, 2007, the Board of Directors of BFC amended the Company’s Bylaws to allow for the issuance of uncertificated shares of the Company’s capital stock. The Board of Directors adopted this amendment, which became effective on December 3, 2007, in response to new Securities and Exchange Commission rules and NYSE Arca, Inc. listing standards which required securities listed on the NYSE Arca, including BFC’s Class A Common Stock, to be eligible for a direct registration system by January 2008.
Dividends
     While there are no restrictions on the payment of cash dividends by BFC, BFC has never paid cash dividends on its common stock.

BFC Financial Corporation
Notes to Consolidated Financial Statements
36. Selected Quarterly Results (Unaudited)
     The following tables summarize the quarterly results of operations for the years ended December 31, 2008 and 2007 (in thousands except for per share data):

	First	Second	Third	Fourth
2008	Quarter	Quarter	Quarter	Quarter	Total

Revenues	$119,415	129,881	134,713	103,461	487,470
Costs and expenses	173,269	173,392	158,536	214,663	719,860

	(53,854)	(43,511)	(23,823)	(111,202)	(232,390)
Equity in earnings from unconsolidated affiliates	1,803	1,443	7,178	4,640	15,064
Impairment of unconsolidated affiliates	—	—	(53,583)	(42,996)	(96,579)
Impairment of investments	—	—	—	(15,548)	(15,548)

Loss from continuing operations before income taxes	(52,051)	(42,068)	(70,228)	(165,106)	(329,453)
Provision (benefit) for income taxes	(18,953)	(15,326)	(12,401)	62,443	15,763

Loss from continuing operations	(33,098)	(26,742)	(57,827)	(227,549)	(345,216)
Discontinued operations, less income taxes	1,019	—	5,021	10,565	16,605
Extraordinary gain, less income taxes	—	—	9,145	—	9,145

Net loss	(32,079)	(26,742)	(43,661)	(216,984)	(319,466)
Net loss attributable to noncontrolling interest	(26,208)	(21,826)	(48,870)	(163,663)	(260,567)

Net (loss) income attributable to BFC	(5,871)	(4,916)	5,209	(53,321)	(58,899)
Preferred stock dividends	(188)	(187)	(187)	(188)	(750)

Net (loss) income allocable to common shareholders	$(6,059)	(5,103)	5,022	(53,509)	(59,649)

Basic loss per share from continuing operations	$(0.13)	(0.11)	(0.12)	(1.25)	(1.62)
Basic earnings per share from discontinued operations	—	—	0.03	0.06	0.10
Basic earnings per share from extraordinary gain	—	—	0.20	—	0.20

Basic earnings (loss) per share	$(0.13)	(0.11)	0.11	(1.19)	(1.32)

Diluted loss per share from continuing operations	$(0.13)	(0.11)	(0.12)	(1.25)	(1.62)
Diluted earnings per share from discontinued operations	—	—	0.03	0.06	0.10
Diluted earnings per share from extraordinary gain	—	—	0.20	—	0.20

Diluted earnings (loss) per share	$(0.13)	(0.11)	0.11	(1.19)	(1.32)

Basic weighted average number of common shares outstanding	45,103	45,112	45,102	45,069	45,097

Diluted weighted average number of common shares outstanding	45,103	45,112	45,102	45,069	45,097

     During the fourth quarter, a goodwill impairment of approximately $46.6 million (net of purchase accounting) was recognized and an $81.3 million deferred tax valuation allowance was established. Real estate values and the general economy continued to deteriorate resulting in a $38.5 million provision for loan losses. Additionally, during the fourth quarter, Woodbridge established an additional impairment on its investment in Bluegreen and its investment in unconsolidated trusts of approximately $40.8 million and $2.1 million, respectively, as well as an impairment charge on its investment in Office Depot of approximately $12.0 million. Also, in December 2008, BFC recorded an other-than-temporary impairment charge of $3.6 million on its investment in Benihana Convertible Preferred Stock (see Note 12).

BFC Financial Corporation
Notes to Consolidated Financial Statements

	First	Second	Third	Fourth
2007	Quarter	Quarter	Quarter	Quarter	Total

Revenues	$276,525	272,543	261,012	148,487	958,567
Costs and expenses	282,231	334,549	493,490	182,098	1,292,368

	(5,706)	(62,006)	(232,478)	(33,611)	(333,801)
Equity in earnings from unconsolidated affiliates	2,893	2,026	4,763	3,042	12,724

Loss from continuing operations before income taxes	(2,813)	(59,980)	(227,715)	(30,569)	(321,077)
Provision (benefit) for income taxes	(272)	(17,774)	(38,757)	(12,209)	(69,012)

Loss from continuing operations	(2,541)	(42,206)	(188,958)	(18,360)	(252,065)
Discontinued operations, less income taxes	7,259	(99)	—	—	7,160
Extraordinary gain, less income taxes	—	—	—	2,403	2,403

Net (loss) income	4,718	(42,305)	(188,958)	(15,957)	(242,502)
Net (loss) income attributable to noncontrolling interest	5,291	(39,391)	(163,711)	(14,232)	(212,043)

Net loss attributable to BFC	(573)	(2,914)	(25,247)	(1,725)	(30,459)
Preferred stock dividends	(188)	(187)	(187)	(188)	(750)

Net loss allocable to common shareholders	$(761)	(3,101)	(25,434)	(1,913)	(31,209)

Basic loss per share from continuing operations	$(0.05)	(0.09)	(0.59)	(0.10)	(0.90)
Basic earnings per share from discontinued operations	0.03	—	—	—	0.03
Basic earnings per share from extraordinary gain	—	—	—	0.05	0.06

Basic earnings (loss) per share	$(0.02)	(0.09)	(0.59)	(0.04)	(0.81)

Diluted loss per share from continuing operations	$(0.05)	(0.09)	(0.60)	(0.10)	(0.90)
Diluted earnings per share from discontinued operations	0.03	—	—	—	0.03
Diluted earnings per share from extraordinary gain	—	—	—	0.05	0.06

Diluted earnings (loss) per share	$(0.02)	(0.09)	(0.60)	(0.05)	(0.81)

Basic weighted average number of common shares outstanding	33,444	33,451	42,942	45,096	38,778

Diluted weighted average number of common shares outstanding	33,444	33,451	42,942	45,096	38,778

     There were material decreases in the results of operations in the fourth quarter of 2007 primarily related to the deconsolidation of Levitt and Sons as of November 9, 2007.
     The fourth quarter expenses included $5.7 million in restructuring costs and exit activities related to the decision to slow BankAtlantic’s store expansion as well as higher provisions for loan losses associated with home equity and commercial residential real estate loans. BankAtlantic Bancorp operations were unfavorably impacted by a $3.3 million other-than-temporary impairment of a private investment and a $2.7 million unrealized loss associated with Stifel Warrants.
     In the fourth quarter of 2007 Woodbridge recorded $2.5 million in certain restructuring related expenses consisting of independent contractor agreements, and facilities expense. See Note 6 for further details.
37. Financial Information of Levitt and Sons
     As described in (Note 1) above, on November 9, 2007, the Debtors filed the Chapter 11 Cases. The Debtors commenced the Chapter 11 Cases in order to preserve the value of their assets and to facilitate an orderly wind-down of their businesses and disposition of their assets in a manner intended to maximize the recoveries of all constituents. In connection with the filing of the Chapter 11 Cases, Woodbridge deconsolidated Levitt and Sons as of November 9, 2007. As a result of the deconsolidation, Woodbridge had a negative basis in its investment in Levitt and Sons because Levitt and Sons generated significant losses and intercompany liabilities in excess of its asset balances. This negative investment, “Loss in excess of investment in Woodbridge’s subsidiary”, is reflected as a single amount on Woodbridge’s consolidated statements of financial condition as a $55.2 million liability as of

BFC Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2008 and 2007. This balance was comprised of a negative investment in Levitt and Sons of $123.0 million, and outstanding advances due to Woodbridge from Levitt and Sons of $67.8 million. Included in the negative investment was approximately $15.8 million associated with deferred revenue related to intra-segment sales between Levitt and Sons and Core Communities. During the fourth quarter of 2008, Woodbridge identified approximately $2.3 million of deferred revenue on intercompany sales between Core and Carolina Oak that had been misclassified against the negative investment in Levitt and Sons. As a result, Woodbridge recorded a $2.3 million reclassification between inventory of real estate and the loss in excess of investment in subsidiary in the consolidated statements of financial condition. As a result, as of December 31, 2008, the net negative investment was $52.9 million. Woodbridge’s previously reported consolidated statements of financial condition, consolidated statements of operations and consolidated statements of cash flows prior to November 9, 2007 continue to include Levitt and Sons’ financial condition, results of operations and cash flows. See (Note 30) for further information regarding the Chapter 11 Cases and Note 38 for the status of the Settlement Agreement.
     Since Levitt and Sons’ results are no longer consolidated with Woodbridge’s results, and Woodbridge believes it is not probable that it will be obligated to fund further losses related to its investment in Levitt and Sons, any material uncertainties related to Levitt and Sons’ ongoing operations are not expected to impact Woodbridge’s future financial results other than in connection with Woodbridge’s contractual obligations to third parties and payment of the settlement amount.
     The following table summarizes the assets, liabilities and net equity of Levitt and Sons as of the deconsolidation date at November 9, 2007, as well as the calculation of the loss in excess of investment in subsidiary which was recorded on Woodbridge’s consolidated statement of financial condition at December 31, 2007:

November 9,
2007

Cash	$6,387
Inventory	356,294
Property and equipment	1,681
Other assets	8,974

Assets deconsolidated	373,336

Accounts payable and other accrued liabilities	50,709
Customer deposits	18,007
Notes and mortgage payable	344,052
Due to Woodbridge	67,831

Liabilities deconsolidated	$480,599

Net equity/negative investment	$(107,263)

The loss in excess of investment in subsidiary is comprised of:

Net equity/negative investment	(107,263)
Due to Woodbridge	67,831
Deferred revenue (a)	(15,780)

$(55,212)

(a)	During the fourth quarter of 2008, deferred revenue was adjusted by $2.3 million due to a reclassification on intercompany land sales between Core and Carolina Oak that had been inadvertently recorded against the negative investment. As a result of this reclassification the net negative investment was reduced from $55.2 million to $52.9 million as of December 31, 2008.
     Included in the loss in excess of investment in Woodbridge’s subsidiary was approximately $15.8 million associated with deferred revenue related to intra-segment sales between Levitt and Sons and Core Communities.
     The following condensed consolidated financial statements of Levitt and Sons were prepared in conformity with Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”

BFC Financial Corporation
Notes to Consolidated Financial Statements
(“SOP 90-7”), which requires that the liabilities subject to compromise by the Bankruptcy Court are reported separately from the liabilities not subject to compromise, and that all transactions directly associated with the bankruptcy plan be reported separately as well. Liabilities subject to compromise include pre-petition unsecured claims that may be settled at amounts that differ from those recorded in Levitt and Sons’ condensed consolidated statements of financial condition.
Levitt and Sons
Condensed Consolidated Statements of Financial Condition
As of December 31, 2008 and 2007
(In thousands)

	2008	2007
Assets
Cash	$4,712	5,365
Restricted cash	885	—
Inventory	166,358	208,686
Property and equipment	—	55
Other assets	19,657	23,810

Total assets	$191,612	237,916

Liabilities and Shareholders’ Equity
Accounts payable and other accrued liabilities	$719	469
Due to Woodbridge	2,870	748
Liabilities subject to compromise (A)	327,707	354,748
Shareholders’ deficit	$(139,684)	(118,049)

Total liabilities and shareholders’ equity	$191,612	237,916

(A) Liabilities Subject to Compromise
     Liabilities subject to compromise in Levitt and Sons’ condensed consolidated statements of financial condition as of December 31, 2008 refer to both secured and unsecured obligations that will be accounted for under the bankruptcy plan, including claims incurred prior to the Petition Date. They represent the debtors’ current estimate of the amount of known or potential pre-petition claims that are subject to restructuring in the Chapter 11 Cases. Such claims remain subject to future adjustments.
     Liabilities subject to compromise at December 31, 2008 were as follows, in thousands:

Accounts payable and other accrued liabilities	$54,954
Customer deposits	15,754
Due to Woodbridge	87,182
Deficiency claim associated with secured debt	45,458
Notes and mortgage payable	124,359

Total liabilities subject to compromise	$327,707

BFC Financial Corporation
Notes to Consolidated Financial Statements
Levitt and Sons
Condensed Consolidated Statements of Operations
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	2008	2007	2006
Revenues
Sales of real estate	$32,505	397,561	500,719
Other revenues	2	2,245	4,070

Total revenues	32,507	399,806	504,789

Costs and expenses
Cost of sales of real estate	42,864	562,763	440,059
Selling, general and administrative expenses	4,340	70,848	77,858

Total costs and expenses	47,204	633,611	517,917

Bankruptcy related items, net	(7,049)	(3,525)	—
Other income, net of interest and other expense	111	(1,928)	(560)

Loss before income taxes	(21,635)	(239,258)	(13,688)
(Provision) benefit for income taxes	—	(303)	4,749

Net loss	$(21,635)	(239,561)	(8,939)

38. Subsequent Events
Bankruptcy of Levitt and Sons
     On February 20, 2009, the Bankruptcy Court presiding over Levitt and Sons’ Chapter 11 bankruptcy case entered an order confirming a plan of liquidation jointly proposed by Levitt and Sons and the Official Committee of Unsecured Creditors. That order also approved the settlement pursuant to the Settlement Agreement, as amended. No appeal or rehearing of the court’s order was timely filed by any party, and the settlement was consummated on March 3, 2009, at which time, payment was made in accordance with the terms and conditions of the Settlement Agreement as amended. The cost of the settlement and reversal of the related $52.9 million liability will be recognized into income in the first quarter of 2009.
Executive Compensation Program
     On September 29, 2008, Woodbridge’s Board of Directors approved the terms of incentive programs for certain of its employees including certain of Woodbridge’s named executive officers, pursuant to which a portion of their compensation will be based on the cash returns realized by Woodbridge on its investments. The programs relate to the performance of existing investments and new investments designated by the Board (together, the “Investments”). All of Woodbridge’s investments have been or will be held by individual limited partnerships or other legal entities established for such purpose. Participating executives and employees will have interests in the entities which will be the basis of their incentives under the programs. Woodbridge’s named executive officers may have interests tied both to the performance of a particular investment as well as interests relating to the performance of the portfolio of investments as a whole.
     Woodbridge, in its capacity as investor in the investment program, will be entitled to receive a return of Woodbridge’s invested capital and a specified rate of return on its invested capital prior to its executive officers or employees being entitled to receive any portion of the realized profits (the share to which they may be entitled is referred to as the “Carried Interest”). For existing investments, the amount of invested capital was determined as of September 1, 2008, by Woodbridge’s board of directors. Once Woodbridge receives its priority return of its invested capital and the stated return (which accrues from September 1, 2008), Woodbridge will also generally be entitled to additional amounts that provide it with (i) at least approximately 87% of the aggregate proceeds related to Woodbridge’s status as an investor in excess of Woodbridge’s invested capital in that investment, plus (ii) at least

BFC Financial Corporation
Notes to Consolidated Financial Statements
35% of all other amounts earned from third parties with respect to that investment (i.e., income not related to Woodbridge’s status as an investor, such as management fees charged to third parties). The remaining proceeds will be available under the incentive programs for distribution among those employees directly responsible for the relevant Investments and Woodbridge’s executive officers. The compensation committee of Woodbridge’s board of directors will determine the allocations to its named executive officers. These allocations are identified in advance for each of the executive officers. Although the compensation committee can alter these allocations on a prospective basis, the total amount payable to employees and officers cannot be changed. Management of Woodbridge will determine the amounts to be allocated among the other employee participants. The incentive programs relating to both individual investments and the program established for the executive officers with respect to the overall performance of the portfolio of investments contain clawback obligations that are intended to reduce the risk that the participants will be distributed amounts under the programs prior to Woodbridge’s receipt of at least a return of its invested capital and the stated return. The programs contemplate that the clawback obligations will be funded solely from holdback accounts established with respect to each participant. Amounts equal to a portion of Carried Interest distribution to such participant (initially 25% and which can be increased, when appropriate, to as high as 75%) will be deposited into holdback accounts or otherwise made available for the benefit of Woodbridge. There are also general vesting and forfeiture provisions applicable to each participant’s right to receive any Carried Interest, the terms of which may vary by individual. Woodbridge’s board of directors believes that the above-described incentive plans Plan appropriately aligns payments to participants with the performance of its Investments.
     The “Executive Incentive Plan” which set forth the terms of the Carried Interests of certain executive officers in the performance of the overall investments of Woodbridge and the “Investment Programs” entered into to date which set forth the Carried Interests of employees and certain executive officers in the performance of particular individual investments were executed on March 13, 2009.
39. Revised Financial Information
     On January 1, 2009, the Company implemented SFAS No. 160 which established new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Accordingly, the Company’s consolidated financial statements for the years ended December 31, 2008, 2007 and 2006, have applied retrospectively the presentation and disclosure requirements of SFAS No. 160 from the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 to reflect the Company’s implementation of SFAS No. 160. In accordance with SFAS No. 160, the Company’s consolidated statements of financial condition presented herein include “Noncontrolling interest” as a separate item in the equity section, and the Company’s consolidated statements of operations, consolidated statements of comprehensive income (loss) and consolidated statements of shareholders’ equity, presented herein, separately present the amount attributable to noncontrolling interests and the amount attributable to the Company. In addition, segment information has been recast to be consistent with the financial presentation. The Company’s implementation of SFAS No. 160 had no impact on the Company’s total assets or liabilities, nor did it impact the Company’s revenues, earnings (losses) or cash position.